Exhibit 2.1

Execution Copy

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”

dated as of February 28, 2021

by and between
NRG ENERGY, INC.,
a Delaware Corporation, as Seller,
and

GENERATION BRIDGE ACQUISITION, LLC
a Delaware Limited Liability Company, as Purchaser

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EXHIBITS
Exhibit A    Assignment and Assumption of Membership Interests
Exhibit B    Purchaser Parent Limited Guaranty
Exhibit C-1    Aggregate Net Working Capital Calculation
Exhibit C-2    Aggregate Target Net Working Capital Amount
Exhibit D    Form of Officer’s Certificate of Seller
Exhibit E    Form of Secretary’s Certificate of Seller
Exhibit F    Form of Certificate of Non-Foreign Status of Seller
Exhibit G    Form of Officer’s Certificate of Purchaser
Exhibit H    Form of Secretary’s Certificate of Purchaser
Exhibit I    Form of Transition Services Agreement
Exhibit J    Form of Tolling Agreement
Exhibit K    [Reserved]
Exhibit L    Purchaser Pension Plan Offset Calculation Principles
Exhibit M-1    Oil Inventory Value Methodology
Exhibit M-2    Aggregate Oil Inventory Value (Reference Date)

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PURCHASE AND SALE AGREEMENT
This PURCHASE AND SALE AGREEMENT (this “Agreement”), dated as of February 28, 2021 (the “Effective Date”) is made and entered into by and between NRG Energy, Inc., a Delaware corporation (“Seller”), and Generation Bridge Acquisition, LLC a Delaware limited liability company (“Purchaser”). Seller and Purchaser are referred to, collectively, as the “Parties” and each, individually, as a “Party.” Capitalized terms used herein shall have the meanings set forth in Section 1.01.
RECITALS
WHEREAS, (i) Seller owns one hundred percent (100%) of the outstanding membership interests of NRG West Coast LLC, a Delaware limited liability company (“NRG West Coast”), (ii) NRG West Coast owns one hundred percent (100%) of the outstanding membership interests of WCP (Generation) Holdings LLC, a Delaware limited liability company (“WCP Generation”), (iii) WCP Generation owns one hundred percent (100%) of the outstanding membership interests of West Coast Power LLC, a Delaware limited liability company (“West Coast Power”), and (iv) West Coast Power owns one hundred percent (100%) of the outstanding membership interests of Long Beach Generation LLC, a Delaware limited liability company (“Long Beach”);
WHEREAS, (i) Seller owns one hundred percent (100%) of the outstanding membership interests of NRG Acquisition Holdings Inc., a Delaware corporation (“NRG Acquisition”), (ii) NRG Acquisition owns one hundred percent (100%) of the outstanding equity interests of NRG Energy Gas & Wind Holdings Inc., a Delaware corporation (“NRG Gas & Wind”), (iii) NRG Gas & Wind owns one hundred percent (100%) of the outstanding membership interests of Mission Del Cielo, LLC, a Delaware limited liability company (“Mission Del Cielo”), (iv) Mission Del Cielo owns one hundred percent (100%) of the outstanding membership interests (the “Mission del Sol Interests”) of Mission del Sol, LLC, a Delaware limited liability company (“Mission del Sol”, collectively with Mission Del Cielo, the “Holdcos”), and (v) Mission del Sol owns one hundred percent (100%) of the outstanding membership interests (the “Sunrise Interests”) of Sunrise Power Company, LLC, a Delaware limited liability company (“Sunrise” and collectively with Long Beach, the “California Project Companies”);
WHEREAS, Seller owns one hundred percent (100%) of the outstanding membership interests of (i) Arthur Kill Power LLC, a Delaware limited liability company (“Arthur Kill”), (ii) Connecticut Jet Power LLC, a Delaware limited liability company (“Connecticut Jet Power”), (iii) Devon Power LLC, a Delaware limited liability company (“Devon”), (iv) Middletown Power LLC, a Delaware limited liability company (“Middletown”), (v) Montville Power LLC, a Delaware limited liability company (“Montville”), and (vi) Oswego Harbor Power LLC, a Delaware limited liability company (“Oswego”, together with Arthur Kill, Connecticut Jet Power, Devon, Middletown, and Montville, the “East Coast Project Companies”, and the East Coast Project Companies together with the California Project Companies, the “Project Companies”);
WHEREAS, the Project Companies own the generating facilities (each a “Facility”, and collectively, the “Facilities”) set forth on Schedule 1 hereto; and

WHEREAS, (i) Seller desires to cause (a) NRG West Coast to cause WCP Generation to cause West Coast Power to sell one hundred percent of the outstanding membership interests in Long Beach (the “Long Beach Generation Acquired Interests”), and (b) NRG Acquisition to cause NRG Gas & Wind to sell one hundred percent of the outstanding membership interests in Mission Del Cielo (the “Mission Acquired Interests”), (ii) Seller desires to sell one hundred percent of the outstanding membership interests in the East Coast Project Companies (the “East Coast Acquired Interests”, and collectively with the Long Beach Generation Acquired Interests and the Mission Acquired Interests, the “Acquired Interests”), and (iii) Purchaser desires to purchase the Acquired Interests, in each case, on the terms and subject to the conditions set forth in this Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
Article 1.
DEFINITIONS; INTERPRETATION
a.Definitions. As used in this Agreement, the following defined terms have the meanings indicated below:
“AB32 Regulations” has the meaning set forth in Section 6.16.
“Acceptable LOC Bank” means, in connection with Purchaser's obligations under Section 7.04, to provide letters of credit to a counterparty, a bank meeting the applicable credit and other criteria set forth in the applicable Contract with such counterparty.
“Acquired Interests” has the meaning set forth in the Recitals.
“Action or Proceeding” means any action, suit, proceeding, demand, claim, dispute, litigation, mediation, inquiry, prosecution, charge, arbitration or investigation by or before any Governmental Authority or any tribunal (including arbitral tribunals) or other dispute resolution body.
“Active CBAs” has the meaning set forth in Section 4.15(a).
“Affiliate” of a specified Person means any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with the Person specified; provided, that for purposes of this Agreement Affiliates of the Purchaser shall be limited to the Subsidiaries of Purchaser Parent and/or Purchaser (including the Project Companies and the Holdcos following the Closing).
“Affiliate Contract” means any Contract (excluding Company Employee Plans) between Seller or any of its Affiliates (other than any Holdco or any Project Company) on the one hand, and any Holdco or any Project Company, on the other hand.

“Aggregate Indebtedness Amount” means (without duplication) the sum of the Indebtedness of the Holdcos and the Project Companies as of 12:01 A.M. (Eastern time) on the Closing Date; provided that the Aggregate Indebtedness Amount shall in no event include (i) amounts reflected in the Aggregate Net Working Capital or (ii) Permitted Indebtedness.
“Aggregate Net Working Capital Amount” means (without duplication) the sum of the net working capital of the Holdcos and the Project Companies as determined in accordance with the methodology set forth on Exhibit C-1, and otherwise in accordance with GAAP, in each case as of 12:01 A.M. (Eastern time) on the Reference Date or Closing Date, as applicable; provided that, notwithstanding Exhibit C-1, Aggregate Net Working Capital on the Closing Date shall include as a current liability an amount equal to the RM Benefit Amount. In the event the Closing does not occur on the last day of a month, then each item included as a proration item on Exhibit C-1 and included in the calculation of Aggregate Net Working Capital Amount shall be prorated to the extent applicable as of the Closing Date by multiplying the amount of each such item for the full calendar month by a fraction, the numerator of which is the number of days elapsed from and including the first day of the month in which the Closing Date occurs to but excluding the Closing Date, and the denominator of which is the total number of days in such month, provided that to the extent items may be determined on a daily basis, such amounts will be allocated on a daily basis.
“Aggregate Oil Inventory Value (Closing Date)” means the sum of each Oil Inventory Value (Closing Date) with respect to all Oil Facility Units as of 12:01 A.M. Eastern Standard Time on the Closing Date, as applicable determined in accordance with the methodology set forth on Exhibit M-1.
“Aggregate Oil Inventory Value (Reference Date)” means the sum of each Oil Inventory Value (Reference Date) with respect to all Oil Facility Units as of 12:01 AM Eastern Standard Time on the Reference Date as determined in accordance with the methodology set forth on Exhibit M-2, and which the Parties agree is [************************************************] Dollars ($[***********]).
“Aggregate Target Net Working Capital Amount” means the Aggregate Net Working Capital Amount as of 12:01 AM Eastern Standard Time on the Reference Date as determined in accordance with the methodology set forth on Exhibit C-2, and otherwise in accordance with GAAP. The Parties acknowledge that the Aggregate Target Net Working Capital Amount is [**********************************************************************] Dollars ($[**********]) as reflected in the spreadsheet attached hereto as Exhibit C-2.
“Agreed Gas Supply Arrangement” has the meaning set forth in Section 6.23.
“Agreement” means this Purchase and Sale Agreement and the Exhibits, the Appendices and the Disclosure Schedules, as any of the same shall be amended or supplemented from time to time.
“AIP Incentive Bonus” has the meaning set forth in Section 7.07(c).

“Ancillary Agreements” means the Assignment and Assumption of Membership Interests, the Purchaser Parent Limited Guaranty and all other documents (including certificates) delivered or required to be delivered by any Party at the Closing pursuant to this Agreement.
“Apportioned Obligations” has the meaning set forth in Section 10.01(a).
“Assigned CL&P Interconnection Agreement” has the meaning set forth in Section 6.21.
“Arthur Kill” has the meaning set forth in the Recitals.
“Arthur Kill CBA Renewal Date” means the date on which the Active CBA with Local Union No. 3, International Brotherhood of Electrical Workers, including the period of time for which such Active CBA is renewed or extended during the Interim Period, expires.
“Arthur Kill Facility” has the meaning set forth on Schedule 1.
“Assigned Contracts” means, collectively, each Contract listed on Schedule 1.1-AC.
“Assigned Contracts Assignments” means, subject to Sections 6.12 and 7.11, the assignment, novation or transfer of the Assigned Contracts, evidencing the assignment, novation or transfer to Purchaser, a Holdco or a Project Company of such Assigned Contracts and, where applicable, acceptance of such assignment, novation or transfer by the third party counterparties to such Assigned Contracts.
“Assigned Mortgages” has the meaning set forth in Section 6.19.
“Assignment and Assumption of Membership Interests” means the Assignment and Assumption of Membership Interests in substantially the form of Exhibit A attached hereto.
“Back-to-Back Contract” has the meaning set forth in Section 6.12(a).
“Balance Sheet Date” has the meaning set forth in Section 4.11.
“Base Purchase Price” has the meaning set forth in Section 2.02.
“Books and Records” means all files, documents, instruments, papers, books, reports, operating logs, maintenance logs, records, drawings, tapes, microfilms, photographs, studies, letters, budgets, ledgers, journals, title policies, supplier lists, regulatory filings, operating data and plans, technical documentation (design specifications, functional requirements, operating instructions, logic manuals, flow charts, etc.), user documentation (installation guides, user manuals, training materials, release notes, working papers, etc.), internal and external correspondence, accounting records and other documents relating to any Project Company or Holdco or its operation, business, assets and properties, or any Facility (including correspondence with contractors, customers, suppliers, vendors and the like), and other similar materials in whatever form (including electronic), but excluding (i) materials relating to this transaction, market and similar forecast information and employment records and files except with respect to Transferred Non-Union Employees and Transferred Union Employees (which records and files shall only be transferred at Closing), and (ii) all Intellectual Property of Seller.
“Business” means, collectively, (a) as to any Project Company, the ownership, lease or operation, as applicable, of the respective Facility, including the generation, sale and transmission of electricity, electric capacity, ancillary services and other electric products by or on behalf of such Project Company at or from such Facility, the receipt and transportation by or to such Project Company of natural gas and other fuel and the conduct of other activities by such Project Company related or incidental to the foregoing, including as accomplished through any Contract with an Affiliate of such Project Company, (b) as to Mission Del Cielo, solely the ownership of Equity Interests in Mission del Sol and (c) as to Mission del Sol, solely the ownership of Equity Interests in Sunrise.
“Business Day” means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.
“Business Employee” means each employee of Seller or an Affiliate of Seller who is providing services primarily to the Business as of the date hereof set forth on Schedule 1.01(a), which schedule may be updated by the mutual agreement of the Parties prior to the Closing Date; which, for these purposes, shall exclude expressly any regional or corporate support personnel of Seller or an Affiliate of Seller who support any of the Holdcos or the Project Companies on a non-exclusive basis. Employees (i) who are otherwise Business Employees but who on the Closing Date are not actively at work due to a leave of absence covered by the Family and Medical Leave Act, or due to any other authorized leave of absence, or (ii) who have notified Seller of their impending retirement but who are not scheduled to retire until at least three (3) months after the Closing Date, shall be considered and treated as Business Employees.
“Business Employee Information” has the meaning set forth in Section 4.15(a).
“CAISO” means the California Independent System Operator Corporation and any successor.
“California RA Contracts” means, collectively, each Assigned Contract noted as “California RA Contracts” listed on Schedule 1.1-AC.
“California Project Companies” has the meaning set forth in the Recitals.
“Capital Expenditure Budget” means the capital expenditure and major maintenance budget indicating related activities with respect to the Facilities, in each case as set forth on Schedule 1.01(c).
“Capex Adjustment” means, for the activities set forth in the Capital Expenditure Budget that were to have been completed and paid for prior to Closing in accordance with the timing therefor as set forth in the Capital Expenditure Budget, the sum of the amounts set forth in such Capital Expenditure Budget for each such activity minus costs incurred and paid by Seller in connection with such projects, without duplication of amounts included in the Aggregate Net Working Capital Amount.
“Capex Adjustment Estimate” has the meaning set forth in Section 2.04(a).
“CITSS” has the meaning set forth in Section 6.16.
“CJP Facilities” has the meaning set forth on Schedule 1.
“Clean Air Market Allowances” means the emission allowances under the cap-and-trade programs for the Acid Rain Program and the Cross-State Air Pollution Rule administered by the Clean Air Markets Division of the U.S. Environmental Protection Agency in accordance with the Clean Air Act and relevant regulations promulgated thereunder.
“Closing” has the meaning set forth in Section 2.03(a).
“Closing Date” is the date on which the Closing occurs.
“Closing Date Aggregate Net Working Capital Adjustment Amount” means the amount, whether positive or negative, of the Estimated Aggregate Net Working Capital Amount minus the Aggregate Target Net Working Capital Amount.
“Closing Date Aggregate Oil Inventory Adjustment Amount” means the amount, whether positive or negative, of the Estimated Aggregate Oil Inventory Value (Closing Date) minus the Aggregate Oil Inventory Value (Reference Date).
“Closing Date Purchase Price” has the meaning set forth in Section 2.02.
“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.
“Collective Bargaining Agreement” means a collective bargaining agreement or other Contract with a labor union or other labor organization.
“Company Employee Plan” means each Employee Plan sponsored, maintained contributed to, or required to be contributed to, by Seller or an Affiliate of Seller in which any Business Employee (or spouse, dependent, beneficiary or assignee thereof) participates or which is otherwise designed to provide compensation or benefits to any Business Employee (or spouse, dependent, beneficiary or assignee thereof).
“Condemnation Value” has the meaning set forth in Section 6.06(a).
“Confidentiality Agreement” means that certain Confidentiality Agreement, dated as of November 5, 2020, between Seller and ArcLight Capital Partners, LLC.
“Confidential Material Contracts” means those Material Contracts noted as “Confidential” on Schedule 4.04(a).

“Connecticut Jet Power” has the meaning set forth in the Recitals.
“Connecticut Jet Units” means Unit 10, Unit 11, Unit 12, Unit 13, and Unit 14 at the CJP Facilities.
“Consents” means consents, approvals, exemptions, waivers, authorizations, filings, registrations and notifications.
“Consequential Damages” has the meaning set forth in Section 14.15.
“Constitutive Documents” means the certificates of formation and the limited liability company agreements and bylaws, as amended (if applicable) of the Holdcos and the Project Companies.
“Continuation Period” has the meaning set forth in Section 7.07(f).
“Continuing Employees” has the meaning set forth in Section 7.07(a).
“Continuing Support Obligation” has the meaning set forth in Section 7.04(b).
“Contract” means any legally binding agreement, contract, subcontract, lease, sublease, master service agreement, commitment, note, bond, deed of trust, license, undertaking, arrangement, evidence of Indebtedness, mortgage, indenture, security agreement or other instrument, entered into by a Person or by which a Person or any of its assets are bound.
“Control” of a Person means the ownership, directly or indirectly or through one or more intermediaries, of more than fifty percent (50%) of the outstanding voting securities of or other ownership interests in the Person, or the power to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities, as a general partner or trustee, by contract or otherwise.
“Controlled Group Liability” means any liability (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Sections 412 and 4971 of the Code, and (iv) resulting from the failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code.
“Covered Persons” has the meaning set forth in Section 7.08(a).
“COVID-19 Laws” means the Coronavirus Aid, Relief, and Economic Security Act of 2020, the Families First Coronavirus Response Act of 2020 or any other Laws or regulations intended to address the consequences of COVID-19.
“CL&P” means The Connecticut Light and Power Company.
“CL&P Interconnection Agreement” means that certain Interconnection Agreement dated July 1, 1999 by and between CL&P and Seller as amended by that certain Amendment No. 1 to Interconnection Agreement dated March 17, 2011.

“CTDEEP” means the Connecticut Department of Energy and Environmental Protection and any successor agencies thereof.
“CT Project Companies” means Connecticut Jet Power, Devon, Middletown and Montville.
“CT Project Facilities” means the CJP Facilities, the Devon Facility, the Montville Facility and the Middletown Facility.
“CT Transfer Act” means the Connecticut Transfer Act, Conn. Gen. Stat. Sections 22a-134 et seq., as amended, modified, supplemented or replaced from time to time or any successor program.
“CT Transfer Act Liabilities” has the meaning set forth in Section 6.15.
“CT Transfer Act Matters” means (a) the pending CT Transfer Act investigation and, if necessary, remediation at the CJP Facilities, Devon Facility, the Montville Facility and the Middletown Facility and (b) any action required pursuant to the CT Transfer Act in connection with the transactions contemplated hereby.
“Datasite” means the “Project Dino” data room (ID 10167985) hosted by Intralinks Inc. at: https://services.intralinks.com/web/index.html?#workspace/10167985/documents.
“Derate Adjustment Condition” means the Long Beach permit modification application for the Title V air permit to increase the hourly fuel input limit from 871 MMBtu/hr to 1100 MMBtuh/hr has been granted.
“Devon” has the meaning set forth in the Recitals.
“Devon Facility” has the meaning set forth on Schedule 1.
“Devon Gas Transportation Contract” has the meaning set forth in Section 6.22.
“Devon Pipeline Spur” shall mean that pipeline spur which extends from Iroquois mainline gas pipeline (originating in Waddington, NY and extending to South Commack, NY) to the Devon Facility.
“Disclosure Schedules” means the schedules attached to this Agreement, and, subject to Section 6.03(c), dated as of the date hereof.
“East Coast Acquired Interests” has the meaning set forth in the Recitals.
“East Coast Facility Sale” has the meaning set forth in Section 7.12(c).
“East Coast Project Companies” has the meaning set forth in the Recitals.
“Effective Date” has the meaning set forth in the Preamble.

“Employment Offer” has the meaning set forth in Section 7.07(a).
“Employee Plan” means (i) any “employee benefit plan,” as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA and (ii) any plans, contracts, agreements, programs, funds or arrangements of any kind (whether written or oral, qualified or nonqualified, funded or unfunded, foreign or domestic) providing for supplemental unemployment benefits, severance, salary continuation, retention, retirement, pension, superannuation or supplemental pension benefits, life, health, disability or accident benefits or for deferred compensation, bonuses, stock options, stock appreciation rights, phantom stock, stock purchases or other forms of incentive compensation, profit sharing or post-retirement insurance, compensation or benefits.
“Entitled Real Property” has the meaning set forth in Section 4.05.
“Environmental Laws” means any applicable Law relating to pollution, the protection of the environment, or to handling, storage, transportation, emissions, discharges, releases or threatened emissions, discharges or releases of Hazardous Substances into the environment, including ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment or disposal of, or human exposure to, any Hazardous Substances, including, but not limited to, the Clean Air Act, the Federal Water Pollution Control Act (including, but not limited to the Clean Water Act and the Oil Pollution Act), the Safe Drinking Water Act, the Federal Solid Waste Disposal Act (including, but not limited to, the Resource Conservation and Recovery Act of 1976), the Comprehensive Environmental Response, Compensation, and Liability Act, the Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Emergency Planning and Community Right-to-Know Act, and the Occupational Safety and Health Act (to the extent relating to human exposure to Hazardous Substances), the RGGI Regulations, the CT Transfer Act, the AB32 Regulations, South Coast Air Quality Management District (SCAQMD) Regulation XX and any other federal, state or local laws, ordinances, rules or regulations now or hereafter existing relating to any of the foregoing.
“Environmental Liabilities” means any and all Liabilities, claims or damages incurred or imposed (a) pursuant to any Order, notice of responsibility, directive, injunction, judgment or similar act (including settlements) by any Governmental Authority to the extent arising out of a violation of Environmental Law or (b) pursuant to any claim or cause of action by a Governmental Authority or other third Person for personal injury, toxic tort, property damage, damage to natural resources or remediation or response costs to the extent arising out of or attributable to any Environmental Law.
“Environmental Losses” means any and all Losses, and any claims, damages, losses, Liabilities, costs, fines, penalties and expenses (including settlement costs and any reasonable legal, accounting or other expenses for investigating or defending any actions or threatened actions), to the extent arising out of or attributable to any violation of, or any remedial obligation under, any Environmental Law.
“Equity Financing” has the meaning set forth in Section 5.13(b).

“Equity Interests” means, with respect to an entity, capital stock, partnership or membership interests or units (whether general or limited), and any other similar interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, such entity.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.
“ERISA Affiliate” means, with respect to any entity, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes such first entity, or that is a member of the same “controlled group” as such first entity pursuant to Section 4001(a)(14) of ERISA.
“Estimated Aggregate Indebtedness Amount” has the meaning set forth in Section 2.04(a).
“Estimated Aggregate Net Working Capital Amount” has the meaning set forth in Section 2.04(a).
“Estimated Aggregate Oil Inventory Value (Closing Date)” has the meaning set forth in Section 2.04(a).
“Event of Loss” has the meaning set forth in Section 6.06.
“Excess Subsurface Facility Improvements” has the meaning set forth in Section 7.12(a).
“Excluded Assets” has the meaning set forth in Section 6.01(h).
“Exempt Wholesale Generator” means an “exempt wholesale generator” under section 1262(6) of PUHCA.
“Existing Mortgages” has the meaning set forth in Section 6.18.
“Facility” and “Facilities” has the meaning set forth in the Recitals.
“Facility Site Agreements” has the meaning set forth in Section 4.05.
“FCC” means the Federal Communications Commission.
“FERC” means the Federal Energy Regulatory Commission, or its successor.
“Final Aggregate Indebtedness Amount” has the meaning set forth in Section 2.04(b).
“Final Aggregate Net Working Capital Adjustment Amount” has the meaning set forth in Section 2.04(f).
“Final Aggregate Net Working Capital Amount” has the meaning set forth in Section 2.04(b).

“Final Aggregate Oil Inventory Adjustment Amount” has the meaning set forth in Section 2.04(j).
“Final Aggregate Oil Inventory Value (Closing Date)” has the meaning set forth in Section 2.04(b).
“Final Allocation Schedule” has the meaning set forth in Section 10.02.
“Final Capex Adjustment” has the meaning set forth in Section 2.04(b).
“Final Purchase Price” has the meaning set forth in Section 2.02.
“Financial Statements” has the meaning set forth in Section 4.11.
“FPA” means the Federal Power Act, as amended, and FERC’s implementing regulations promulgated thereunder.
“FSA Plan” has the meaning set forth in Section 7.07(i).
“Full Pension Benefit” has the meaning set forth in Section 7.07(b).
“GAAP” has the meaning set forth in Section 1.02(c).
“GenConn Devon” means GenConn Devon LLC.
“GenConn Middletown” means GenConn Middletown LLC
“Good Industry Practices” means, with respect to a Facility, any of the practices, methods and acts generally engaged in or approved by a significant portion of the independent electric power generation industry during the relevant time period that, in the exercise of reasonable judgment and the facts known at the time the decision was made, would reasonably have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition. Good Industry Practices are intended to consist of practices, methods or acts generally accepted in the region where the Facility is located, and are not intended to be limited to optimum practices, methods or acts to the exclusion of all others.
“Governmental Approval” means any consent or approval required by any Governmental Authority.
“Governmental Authority” means any federal, state, local or municipal governmental body; any governmental, quasi-governmental, regulatory or administrative agency, commission, body or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power, including CTDEEP, NERC, FERC, NYISO, CAISO, ISO-NE and each Regional Entity, or any court or governmental tribunal.
“Hazardous Substances” means any substance, [*********], [********], material, waste, element, compound or mixture, whether solid, liquid or gaseous: (a) which is defined as

“hazardous waste”, “extremely hazardous waste”, or “hazardous substance” under any Environmental Law; (b) which is  otherwise hazardous or toxic and is subject to regulation as such by any Governmental Authority; (c) petroleum hydrocarbons (other than naturally occurring petroleum hydrocarbons); (d) polychlorinated biphenyls (PCBs); (e) asbestos and asbestos-containing materials (other than naturally occurring asbestos); (f) per- or polyfluoroalkyl substances; or (g) radioactive materials (other than naturally occurring radioactive materials).
“Holdcos” has the meaning set forth in the Recitals.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
“Indebtedness” of any Person means, as of the applicable date of determination and without duplication, all obligations of such Person (a) for borrowed money, (b) evidenced by notes, bonds, debentures or similar instruments, (c) for the deferred purchase price of goods or services other than trade payables or accruals incurred in the ordinary course of business and not past due, (d) under capital leases or similar arrangements required to be recorded as such under GAAP or historically recorded as indebtedness, (e) secured in whole or in part by a mortgage or other security interest on any asset or property of such Person, whether or not such obligation has been assumed by such Person, (f) with respect to reimbursement obligations for letters of credit, banker’s acceptances, surety bonds, performance bonds or other similar instruments (whether or not drawn), (g) for purchase money obligations, including under conditional sale or other title retention agreements, (h) to purchase, redeem, retire or defease any Equity Interests or securities convertible into Equity Interests, (i) in the nature of guarantees of the obligations described in clauses (a) through (h) above of any other Person or as to which such Person has an obligation substantially the economic equivalent of a guaranty, (j) in respect of any other amount properly characterized as indebtedness in accordance with GAAP, or (k) obligations in the nature of accrued fees, interest, premiums, penalties, late charges and collection fees in respect of any of the foregoing. For the avoidance of doubt, Permitted Exceptions shall not constitute Indebtedness.
“Indemnified Party” means any Person claiming indemnification under any provision of Article 12.
“Indemnifying Party” means any Person against whom a claim for indemnification is being asserted under any provision of Article 12.
“Indemnity Reduction Amounts” has the meaning set forth in Section 12.10.
“Intellectual Property” shall mean all intellectual property rights, including patents, processes, algorithms and technology; copyrights and copyrightable works (including copyrights in software, applications, databases, website content, documentation and related items); trademarks, service marks, trade names, corporate names, domain names, logos, trade dress and other source indicators, and the goodwill of the business symbolized thereby (“Trademarks”); trade secrets and know-how; and all registrations and applications for the foregoing.

“Insurance Policy” has the meaning set forth in Section 4.10.
“Interim Period” means the period between, and including, the Effective Date and the Closing Date.
“IRS” means the United States Internal Revenue Service.
“Iroquois” has the meaning set forth in Section 6.22.
“ISO-NE” means ISO New England Inc., and any successor.
“Knowledge of Purchaser” means the actual knowledge (after reasonable due inquiry of their direct reports) of Josef Alves and Andrew Brannan.
“Knowledge of Seller” means the actual knowledge (after reasonable due inquiry of their direct reports) of [********************************************], and [**********].
“Laws” means all laws (including common law), statutes, treaties, requirements, rules, Orders, codes, ordinances, standards, regulations, restrictions, official guidelines, policies, directives, interpretations, or other pronouncements having the effect of law of any Governmental Authority.
“Least Stringent Remedial Methods” has the meaning set forth in Section 7.12.
“Leased Real Property” has the meaning set forth in Section 4.05.
“Liabilities” means any liability, Indebtedness, obligation, commitment or expense, in each case, requiring either (i) the payment of a monetary amount, or (ii) any type or fulfillment of any type of obligation, and in each case whether accrued, unaccrued, absolute, contingent, asserted, unasserted, matured, unmatured, secured or unsecured, liquidated or unliquidated.
“Lien” means any security interest, pledge, mortgage, lien (including any springing lien), charge, encumbrance, earn-out or similar right (whether or not vested), title retention agreement, conditional sale contract, restriction on transfer, claim, easement, right of first refusal, option to purchase, or any lien or restriction of any kind or nature, including any restriction on use, voting, or transfer.
“Long Beach” has the meaning set forth in the Recitals.
“Long Beach Facility” has the meaning set forth on Schedule 1.
“Long Beach Generation Acquired Interests” has the meaning set forth in the Recitals.
“Losses” means any and all claims, damages, injuries, awards, settlements, Taxes, losses, Liabilities (including Environmental Liabilities), costs, fines, penalties assessed by any Governmental Authority and expenses (including settlement costs and any reasonable legal, accounting or other expenses for investigating or defending any actions or threatened actions).

“Lost Revenues” shall mean lost revenues less non-continuing expenses of an applicable Project Company applicable to the period after the Closing including [**********************************************].
“Made Available” means the posting to the Datasite prior to 11:59 PM (EST) on February 27, 2021.
“Major Loss” has the meaning set forth in Section 6.06(b).
“Make Whole Period” shall mean that period commencing on the Closing Date until the earlier to occur of (a) a change in (i) ownership of Devon such that Purchaser Parent does not control, directly or indirectly, Devon or (ii) ownership of the Devon Facility; provided that no foreclosure by a financing source shall constitute such a change in ownership, (b) the retirement of the Devon Facility, or (c) the date that is five (5) years following the Closing Date.
“Material Adverse Effect” means any fact, event, circumstance, condition, change or effect that, in the aggregate, has, or would reasonably be expected to have, a materially adverse effect on (x) the assets, properties, liabilities, condition (financial or otherwise), prospects or results of operations of the Holdcos and the Project Companies, taken as a whole, or (y)  Seller’s ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby; provided, however, that, solely for the purposes of clause (x) of this definition, none of the following shall be, or will at the Closing be, deemed to constitute, and shall not be taken into account in determining the occurrence of, a Material Adverse Effect: any fact, event, circumstance, condition, change or effect resulting from (a) any economic change generally affecting the national or regional (i) electric generating industry or (ii) wholesale markets for electric power; (b) any economic change in markets for commodities or supplies, including electric power, as applicable, used in connection with any Holdco or any Project Company; (c) any change in general regulatory, political or societal conditions in the United States, including (i) geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of this Agreement, (ii) any hurricane, tornado, flood, earthquake or other natural disaster or weather-related event, (iii) changes imposed by a Governmental Authority associated with additional security, or (iv) any epidemic, pandemic, disease outbreak (including the COVID-19 virus), outbreak of disease or illness, or, in each case, any changes, restrictions or additional health or security measures imposed by a Governmental Authority in connection therewith; (d) any change in (i) any Laws (including Environmental Laws and Tax Laws), (ii) industry standards or trade policies generally affecting the industry or markets in which any of the Holdcos or the Project Companies operate, or (iii) GAAP or other applicable accounting or auditing standards, in each case that is initially proposed or effective after the Effective Date; (e) any change in the financial, banking, or securities markets (including any suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange or Nasdaq Stock Market) or any change in the general national or regional economic or financial conditions; (f) any change in the financial condition of any Holdco or any Project Company caused by the pending sale of the Acquired Interests to Purchaser, including changes due to the credit rating of Purchaser or otherwise; (g) any actions expressly required to be taken pursuant to and in accordance with this Agreement; (h) any failure, in and of itself, by any Holdco or any Project Company to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the facts or occurrences underlying, relating to, giving rise to or contributing to such failure may, if not otherwise excluded, be taken into account (along with the effects and consequences thereof) in determining whether there has been or will be, a Material Adverse Effect) or (i) the announcement of the transactions contemplated hereby in accordance with the terms hereof, including any labor union activities or disputes; provided, however, that any fact, event, circumstance, condition, change or effect resulting from clauses (a) through (e) shall nonetheless be taken into consideration in determining whether a Material Adverse Effect has occurred to the extent such changes, events, effects or occurrences have, or would reasonably be expected to have, a materially disproportionate impact on the Holdcos and the Project Companies, taken as whole, as compared to similarly situated Persons in the same industry and in the same geographical area in which the applicable Holdcos and Project Companies operate.
“Material Contracts” means (i) the Assigned Contracts, and (ii) the following types of Contracts to which any Holdco or any Project Company is a party or by which its assets or properties are bound and which are in effect on the Effective Date: (a) each interconnection Contract including those for natural gas, electric power, water, waste water and other utilities; (b) each Contract for the purchase, commercialization, exchange, transmission, distribution, sale or delivery of electricity in any form, including [****************************************************************************]; (c) each Contract for the transmission of electricity; (d) each swap, exchange, commodity option, hedging or other Contract that is intended to benefit from or reduce or eliminate the risk of fluctuations in interest rates of the price of commodities, including electric power (in any form, including energy, capacity, ancillary services and other forms) or natural gas or other fuel that are, in each case, material to the Business of a Holdco or Project Company; (e) each operation, maintenance and management Contract that is material to the operation of any Facility; (f) each Contract which provides for aggregate payments on or after the date hereof to or from any Holdco or any Project Company in excess of $[*******] in any calendar year, or $[*******] in the aggregate, other than those that can be terminated without material penalty or surviving obligations (other than confidentiality obligations) by any Holdco or any Project Company upon ninety (90) or fewer days’ notice; (g) each Contract under which any Holdco or any Project Company is obligated to sell or lease real or personal property (other than sales of electric energy in the ordinary course of business) having a value in excess of $[*******]; (h) each Contract under which any Holdco or any Project Company has (A) created, incurred, assumed or guaranteed any material outstanding Indebtedness or granted a Lien (other than a Permitted Lien) on any of the assets or properties of any Holdco or any Project Company, or (B) extended credit to any Person (other than, in the case of clause (B), trade credit extended in the ordinary course of Business); (i) each Affiliate Contract; (j) each Contract establishing any partnership, joint venture, voting agreement, strategic alliance, co-tenancy or shared facilities relationship; (k) each Contract providing for leveraged lease arrangements or [***] or [******************] indemnification arrangements outside the ordinary course of business or the assumption of any Tax liability; (l) each Contract providing for material product warranty or repair obligations, including those with respect to any equipment or components; (m) each Contract (A) between any Holdco or any Project Company and any Governmental Authority or (B) that relates to the settlement or final disposition of any Action or Proceeding within the last three years; (n) each Contract that contains any covenant that restricts any Holdco or Project Company from competing or engaging in any activity or business that is material to such Holdco or Project Company or which contains non-solicitation, rights of first refusal or most favored nation obligations or restrictions binding on such Holdco or Project Company, other than those that are terminable on less than 90 days’ notice without material penalty or surviving obligations (other than confidentiality obligations); (o) each Contract for the purchase or sale of any Equity Interests; (p) any Collective Bargaining Agreement and (q) each Contract or agreement to enter into a Contract described in any of the foregoing clauses (a) through (p).
“Middletown” has the meaning set forth in the Recitals.
“Middletown Facility” has the meaning set forth on Schedule 1.
“Mission Del Cielo” has the meaning set forth in the Recitals.
“Mission del Sol” has the meaning set forth in the Recitals.
“Mission del Sol Interests” has the meaning set forth in the Recitals.
“Mission Acquired Interests” has the meaning set forth in the Recitals.
“Montville” has the meaning set forth in the Recitals.
“Montville Facility” has the meaning set forth on Schedule 1.
“NERC” means the North American Electric Reliability Corporation, and any successor.
“Neutral Auditor” means Deloitte LLP or, if Deloitte LLP is unable to serve, an impartial nationally recognized firm of independent certified public accountants other than Seller’s accountants or Purchaser’s accountants, mutually agreed to by Purchaser and Seller.
“New CT Interconnection Agreements” has the meaning set forth in Section 6.21.
“NRG Acquisition” has the meaning set forth in the Recitals.
“NRG Gas & Wind” has the meaning set forth in the Recitals.
“NRG West Coast” has the meaning set forth in the Recitals.
“NRG Power Marketing” means NRG Power Marketing LLC.
“NYISO” means the New York Independent System Operator, Inc. and any successor.
“NYPSC” means the New York Public Service Commission.

“NYPSC Approval” means the action taken by the NYPSC necessary to authorize Purchaser’s acquisition of the Equity Interests of Arthur Kill and Oswego.
“OFAC Blocked List” means the list of Specially Designated Nationals and Blocked Persons maintained by the Office of Foreign Assets Control, or any replacement list intended to be a successor to such list.
“Oil Facility” and “Oil Facilities” means the CJP Facilities, the Devon Facility, the Middletown Facility, the Montville Facility and the Oswego Facility.
“Oil Facility Unit” means each “Oil Facility Unit” at the Oil Facilities as set forth on Exhibit M-1.
“Oil Inventory” means the usable oil inventory (whether ULSK, ULSD or Number 6 Fuel Oil as set forth on Exhibit M-1) in storage at the Oil Facilities from time to time.
“Oil Inventory Agreed Price (Closing Date)” means, with respect to each Oil Facility Unit:
(a) if the applicable Oil Inventory Market Price (Closing Date) is (i) less than or equal to the applicable Oil Inventory Market Price (Reference Date) plus $[******] and (ii) greater than or equal to the applicable Oil Market Price (Reference Date) minus $[*******], the applicable Oil Inventory Market Price (Closing Date);
(b) if the applicable Oil Inventory Market Price (Closing Date) is greater than the applicable Oil Inventory Market Price (Reference Date) plus $[*******], the applicable Oil Inventory Market Price (Reference Date) plus $[*******]; or
(c) if (i) the applicable Oil Inventory Market Price (Closing Date) is less than (ii) the applicable Oil Inventory Market Price (Reference Date) minus $[******], the applicable Oil Inventory Market Price (Reference Date) minus $[*******].
“Oil Inventory Market Price (Closing Date)” means, with respect to each Oil Facility Unit, the applicable price, in dollars per gallon, as determined by reference to the applicable “Platt’s Index to be Used for Market Price” set forth on Exhibit M-1 as of 12:01 A.M. (Eastern time) on the Closing Date.
“Oil Inventory Market Price (Reference Date)” means, with respect to each Oil Facility Unit, the applicable price, in dollars per gallon, as determined by reference to the applicable “Platt’s Index to be Used for Market Price” set forth on Exhibit M-2 as of 12:01 A.M. (Eastern time) on the Reference Date.
“Oil Inventory Value (Closing Date)” means, with respect to each Oil Facility Unit as of 12:01 A.M. (Eastern time) on the Closing Date, the applicable Oil Inventory Volume (Closing Date) multiplied by the applicable Oil Inventory Agreed Price (Closing Date).

“Oil Inventory Value (Reference Date)” means, with respect to each Oil Facility Unit as of 12:01 A.M. (Eastern time) on the Reference Date, the applicable Oil Inventory Volume (Reference Date) multiplied by the applicable Oil Inventory Market Price (Reference Date).
“Oil Inventory Volume (Closing Date)” means, with respect to each Oil Facility Unit as of 12:01 A.M. (Eastern time) on the Closing Date, the aggregate volume of Oil Inventory.
“Oil Inventory Volume (Reference Date)” means, with respect to each Oil Facility Unit as of 12:01 A.M. (Eastern time) on the Reference Date , the aggregate volume of Oil Inventory.
“Option” with respect to any Person, means any security, right, subscription, warrant, option, “phantom” stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock or other security or equity interest of such Person or any security or right of any kind convertible into or exchangeable or exercisable for any shares of capital stock or other security or equity interest of such Person, or (ii) receive or exercise any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock (or any other equity interest or security) of such Person, including any rights to participate in the equity or income of such Person or to participate in or direct the election of any directors or officers (or similar positions) of such Person or the manner in which any shares of capital stock (or any other security or equity interest) of such Person are voted.
“Optional Employees” has the meaning set forth in Section 7.07(a).
“Order” means any writ, judgment, injunction, ruling, decision, order, settlement, stipulation, decree, determination or similar direction of any Governmental Authority, whether preliminary, temporary or final.
“Oswego” has the meaning set forth in the Recitals.
“Oswego Facility” has the meaning set forth on Schedule 1.
“Outside Date” has the meaning set forth in Section 13.01(b).
“Owned Real Property” has the meaning set forth in Section 4.05.
“Party” or “Parties” has the meaning set forth in the preamble of this Agreement.
“Permit” means all licenses, permits, consents, authorizations, approvals, ratifications, certifications, registrations, exemptions, variances, exceptions and similar consents granted or issued by any Governmental Authority relating to the operation of the Business.
“Permitted Exceptions” means, with respect to the Real Property, the following:
(i)all Liens for Taxes, which are not due and payable as of the Closing Date or, if due, are (i) not delinquent or (ii) being contested in good faith through appropriate proceedings and set forth on Schedule 1.01(b) and as to which adequate reserves in accordance with GAAP have been taken on the books of the applicable Holdco or Project Company;

(ii)all building codes and zoning ordinances and other similar Laws of any Governmental Authority heretofore, now or hereafter enacted, made or issued by any such Governmental Authority affecting the Real Property;
(iii)all easements, rights-of-way, covenants, conditions, restrictions, reservations, licenses, agreements, and other similar matters which would not reasonably be expected to, individually or in the aggregate, materially and adversely affect the use, occupancy, or enjoyment of the Real Property;
(iv)all encroachments, overlaps, boundary line disputes, shortages in area, drainage and other easements, cemeteries and burial grounds and other similar matters which do not and would not, individually or in the aggregate, materially and adversely affect the use, occupancy or enjoyment of the Real Property;
(v)all electric, telephone, gas, sanitary sewer, storm sewer, water and other utility lines, pipelines, service lines and facilities of any nature now located on, over or under the Real Property, and all licenses, easements, rights-of-way and other similar agreements relating thereto which do not and would not, individually or in the aggregate, materially and adversely affect the use, occupancy, or enjoyment of the Real Property;
(vi)all existing public and private roads and streets (whether dedicated or undedicated), and all railroad lines and rights-of-way affecting the Real Property which do not and would not, individually or in the aggregate, materially and adversely affect the use, occupancy or enjoyment of the Real Property;
(vii)all rights with respect to the ownership, mining, extraction and removal of minerals of whatever kind and character (including, without limitation, all coal, iron ore, oil, gas, sulfur, methane gas in coal seams, limestone and other minerals, metals and ores, but excluding such rights in connection with surface use of the Real Property ) that have been granted, leased, excepted or reserved, except in favor of Seller or any of its post-Closing Affiliates, prior to the date hereof which do not and would not, individually or in the aggregate, materially and adversely affect the use, occupancy or enjoyment of the Real Property; and
(viii)inchoate mechanic’s and materialmen’s liens for construction in progress and workmen’s, repairmen’s, warehousemen’s and carrier’s liens arising in the ordinary course of business of any Holdco or any Project Company (i) as to which there is no existing default on the part of the applicable Holdco or Project Company or (ii) that are being contested in good faith through appropriate proceedings and as set forth on Schedule 1.01(b) and as to which adequate reserves in accordance with GAAP have been taken on the books of the applicable Holdco or Project Company.
“Permitted Indebtedness” means (a) the Indebtedness under any interest rate, currency, commodity or other hedging agreement or similar instrument that is a Material Contract, (b) items under clauses (b), (c), (d) and (e) (but, in the case of clause (e), not any Indebtedness secured prior to Closing) in the definition of Permitted Liens and (c) Support Obligations posted by or in the name of any Project Company or Holdco other than Seller Support Obligations.

“Permitted Liens” means any (a) Permitted Exceptions; (b) Liens for Taxes, assessments and other governmental charges not yet due and payable or, if due, (i) not delinquent or (ii) being contested in good faith through appropriate proceedings and set forth on Schedule 1.01(b) and as to which adequate reserves in accordance with GAAP have been taken on the books of any Holdco or any Project Company; (c) good faith deposits in the ordinary course of business in connection with bids, tenders, leases, contracts or other agreements, including rent security deposits; (d) pledges or deposits in the ordinary course of business to secure public or statutory obligations or appeal bonds; (e) the Assigned Mortgages, if any; (f) in the case of personal property owned or held by any Holdco or any Project Company, covenants and other restrictions in the Material Contracts; and (g) any other Liens set forth on Schedule 1.01(b).
“Person” means any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business, entity, organization, trust, union, association or Governmental Authority.
“Post-Closing Aggregate Indebtedness Adjustment Amount” has the meaning set forth in Section 2.04(i).
“Post-Closing Aggregate Net Working Capital Adjustment Amount” has the meaning set forth in Section 2.04(f).
“Post-Closing Aggregate Oil Inventory Adjustment Amount” has the meaning set forth in Section 2.04(j).
“Post-Closing Capex Adjustment Amount” has the meaning set forth in Section 2.04(g).
“Post-Closing Seller Transaction Expenses” has the meaning set forth in Section 2.04(h).
“Pre-Existing Environmental Conditions” means all Environmental Losses related to the Hazardous Substances existing on, in, at or under, or emanating from, any Facility on or prior to the Closing Date.
“Project Companies” has the meaning set forth in the Recitals.
“Proposed Aggregate Indebtedness Amount” has the meaning set forth in Section 2.04(b).
“Proposed Aggregate Net Working Capital Amount” has the meaning set forth in Section 2.04(b).
“Proposed Aggregate Oil Inventory Value (Closing Date)” has the meaning set forth in Section 2.04(b).
“Proposed Capex Adjustment” has the meaning set forth in Section 2.04(b).
“PUHCA” means the Public Utility Holding Company Act of 2005 and FERC’s implementing regulations thereunder.

“Purchaser” has the meaning set forth in the preamble of this Agreement.
“Purchaser AIP” has the meaning set forth in Section 7.07(c).
“Purchaser Approvals” has the meaning set forth in Section 5.09.
“Purchaser Consents” has the meaning set forth in Section 5.03.
“Purchaser Employee Plans” has the meaning set forth in Section 7.07(f).
“Purchaser Fundamental Representations” means the representations and warranties made in Section 5.01 (Existence), Section 5.02 (Authority), Section 5.04(a) (No Conflicts), and Section 5.08 (Brokers).
“Purchaser Indemnified Parties” means Purchaser, its successors and assigns, Purchaser Parent and each of their respective Representatives.
“Purchaser Parent” means ArcLight Energy Partners Fund VII, L.P.
“Purchaser Parent Limited Guaranty” means that limited guaranty of Purchaser Parent dated as of the Effective Date and attached hereto as Exhibit B.
“Purchaser Pension Plans” has the meaning set forth in Section 7.07(b).
“Purchaser Termination Fee” has the meaning set forth in Section 13.02(c).
“QF” means a “qualifying small power production facility” as defined in section 3(17)(C) of the FPA or a “qualifying cogeneration facility” as defined in section 3(18)(B) of the FPA and the FERC’s implementing regulations promulgated under the Public Utility Regulatory Policies Act of 1978, as amended.
“Quarterly Financial Statements” has the meaning set forth in Section 6.10.
“R&W Insurance Policy” has the meaning set forth in Section 7.08.
“Real Property” has the meaning set forth in Section 4.05.
“Recognized Unions” has the meaning set forth in Section 4.15(a).
“Reference Date” means January 1, 2021.
“Regional Entity” means, as applicable with respect to the Facilities, (a) the Western Electricity Coordinating Council or its successor or (b) the Northeast Power Coordinating Council or its successor.
“Regulatory Conditions Precedent” means the conditions precedent to Closing set forth in Section 8.08, Section 8.09, Section 8.11, Section 9.06, Section 9.07, and Section 9.08 hereof.

“Related Party” or “Related Parties” has the meaning set forth in Section 13.02(c).
“Release” means any discharge, emission, emptying, escaping, discarding, spilling, leaking, pumping, pouring, injecting, dumping, burying, leaching, migrating, abandoning or disposing into or through the environment of any Hazardous Substance including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Substance.
“Remedial Action” means all investigations, studies, surveys, sampling, testing, abatement, cleanup, removal, remediation or other remedial, corrective or response actions as necessary to investigate, monitor, treat, delineate, remove, remediate, clean up or abate any Hazardous Substances on, under or about any Facility or Real Property or which originated from any Facility or Real Property.
“Remediation Costs” has the meaning set forth in Section 6.15.
“Representatives” means, as to any Person, its officers, directors, employees, partners, equityholders, members, stockholders, counsel, agents, accountants, advisers, engineers, and consultants; provided, that with respect to the Purchaser, “Representatives” shall also include Arclight Capital Partners, LLC and any of its members, advisors, directors, officers, employees and/or consultants.
“Restoration Costs” has the meaning set forth in Section 6.06(a).
“RGGI Allowances” means Regional Greenhouse Gas Initiative (RGGI) CO2 allowances.
“RGGI Facility” or “RGGI Facilities” means each of the Arthur Kill Facility, the CJP Facilities, the Devon Facility, the Middletown Facility, the Montville Facility and the Oswego Facility.
“RGGI Regulations” means (a) with respect to RGGI Facilities in Connecticut, (i) R.C.S.A. 22a-174-31: Control of Carbon Dioxides Emissions/CO2 Budget Trading Program, (ii) R.C.S.A. 22a-174-31a: Greenhouse Gas Emission Offset Projects and (iii) Conn. Gen. Stat. Section 22a-200c: Implementation of Regional Greenhouse Gas Initiative. Auctioning of Allowances and (b) with respect to RGGI Facilities in New York, (i) DEC Adopted Part 242: CO2 Budget Trading Regulations: Revised Express Terms Part 242 and (ii) NYSERDA NYCRR Revised Part 507 CO2 Allowance Auction Program Regulations.
“RM Benefit Amount” means $[*******].
“Sanctioned Person” means, at any time, (a) any Person listed on any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a country or territory which is itself the subject or target of any Sanctions or (c) any Person owned or controlled by any such Person or Persons.

“Sanctions” means, collectively, (a) all U.S. and applicable international Laws, regulations, executive orders, embargoes and restrictive measures relating to the economic sanctions programs administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations and other foreign regulators and respective institutions and agencies, where applicable, (b) all applicable Laws concerning exportation, including rules and regulations administered by the U.S. Department of Commerce, the U.S. Department of State or the Bureau of Customs and Border Protection of the U.S. Department of Homeland Security; and (c) any anti-boycott Laws, including any executive orders, rules and regulations.
“Securities Act” means the Securities Act of 1933, as amended.
“Seller” has the meaning set forth in the preamble of this Agreement, and includes its respective successors and assigns.
“Seller Approvals” has the meaning set forth in Section 3.05.
“Seller Consents” has the meaning set forth in Section 3.03.
“Seller Employment Liabilities” has the meaning set forth in Section 7.07(e).
“Seller Environmental Liability Cap” means the sum of (a) the Tier 1 Threshold Amount, plus (b) the Tier 2 Threshold Amount multiplied by [****], plus (c) the Tier 3 Threshold Amount multiplied by [****].
“Seller Fundamental Representations” means the representations and warranties made in Section 3.01 (Existence), Section 3.02 (Authority), Section 3.04(a) (No Conflicts), Section 3.07 (Brokers) and Section 4.01(a) – (e) (The Holdcos and the Project Companies).
“Seller Indemnified Parties” means Seller, its successors and assigns, its Affiliates and its Representatives.
“Seller Marks” has the meaning set forth in Section 7.09.
“Seller Pension Plans” has the meaning set forth in Section 7.07(b).
“Seller Support Obligations” means those credit support obligations for which Seller shall retain liability following the Closing as indicated on Schedule 4.14,
“Seller Transaction Expenses” means, without duplication of amounts included in the Aggregate Net Working Capital Amount or Aggregate Indebtedness Amount, all (a) fees, costs and expenses incurred, owed or otherwise payable by Seller, the Project Companies, the Holdcos or any of their respective Affiliates in connection with the negotiation and execution of, and performance of its obligations under, this Agreement and the consummation of the transactions contemplated hereby and (b) severance, change in control, bonus, retention, incentive or similar items payable by Seller, the Project Companies, the Holdcos or any of their respective Affiliates to any current or former director, officer, employee, consultant, advisor or agent of the Seller, the

Project Companies, the Holdcos or any of their respective Affiliates, including all deferred compensation amounts, whether or not previously vested, that become payable with respect to services provided prior to and as a direct result of the Closing, and the employer portion of any payroll Taxes attributable to any of the foregoing.
“Seller’s Environmentally Indemnified Parties” means any Person to which Seller or its Affiliates (including, but not limited to, the Project Companies or the Holdcos) have assumed, indemnified or provided similar contractual obligations for any Environmental Liabilities related to the Project Companies or the Facilities solely to the extent specified under the following agreements (each as amended): (i) that certain Purchase and Sale Agreement by and between Seller and The Connecticut Light and Power Company (“CLPC”) dated July 1, 1999; (ii) that certain Purchase and Sale Agreement by and between Consolidated Edison Company of New York, Inc. (“Con Ed”) and Seller dated January 27, 1999; (iii) that certain Asset Sale Agreement by and among Southern California Edison Company (“SCE”) and Destec Energy, Inc., jointly and severally with Seller, dated February 1, 1998; and (iv) that certain Asset Sale Agreement by and among Niagara Mohawk Power Corporation (“NiMo”), Rochester Gas and Electric Corporation (“RG&E”), Oswego Harbor Power LLC and Seller, dated April 1, 1999.
“Severance Plans” has the meaning set forth in Section 7.07(f).
“Specific Environmental Liabilities” has the meaning set forth in Section 6.15.
“Subsidiary” means, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which such Person or any Subsidiaries of such Person owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interest, or controls more than fifty percent (50%) of the voting power entitled (x) to vote on the election of members to the board of directors or similar governing body or (y) to manage the business of such Person.
“Subsurface Facility Improvement” has the meaning set forth in Section 7.12(a).
“Sunrise” has the meaning set forth in the Recitals.
“Sunrise Facility” has the meaning set forth on Schedule 1.
“Sunrise Interests” has the meaning set forth in the Recitals.
“Superior Remedial Methods” has the meaning set forth in Section 7.12(a).
“Support Obligations” has the meaning set forth in Section 7.04.
“Tail Costs” has the meaning set forth in Section 6.15(b).
“Tail Policy” has the meaning set forth in Section 6.05.
“Taking” has the meaning set forth in Section 6.06.

“Tax” or “Taxes” means federal, state, local or foreign taxes including any income, profits, gross or net receipts, property, sales, use, capital gain, transfer, excise, license, production, franchise, employment, social security, occupation, payroll, registration, capital, governmental pension or insurance, withholding, royalty, severance, stamp or documentary, value added, goods and services, business or occupation or other tax, assessment, duty, levy, or other governmental charge in the nature of a tax (including any interest, additions to tax, or civil or criminal penalties thereon) imposed by any Governmental Authority, together with any obligation for the Taxes of any other Person whether as successor, a member of a group, indemnitor, or otherwise, but excluding amounts paid or payable in respect of Permits.
“Tax Returns” means any return, report, form, claim for refund, or other statement (including schedules or any related or supporting information and including any amendments thereof) supplied to, filed with or required to be supplied to or filed with a Governmental Authority by a Person with respect to Taxes.
“Term” has the meaning set forth in Section 6.15(b).
“Tier 1 Environmental Exclusion Percentages” has the meaning set forth on Schedule 1.01EEP.
“Tier 1 Threshold Amount” means $[*********]; provided, that if any Excluded Facilities are excluded from the transactions contemplated by this Agreement the Tier 1 Threshold Amount shall mean an amount equal to (a) $[*********] multiplied by (b) (i) one hundred percent (100%) minus (ii) the sum of the Tier 1 Environmental Exclusion Percentages set forth next to the Excluded Facilities on Schedule 1.01EEP.
“Tier 2 Environmental Exclusion Percentages” has the meaning set forth on Schedule 1.01EEP.
“Tier 2 Threshold Amount” means $[*********]; provided, that if any Excluded Facilities are excluded from the transactions contemplated by this Agreement the Tier 2 Threshold Amount shall mean an amount equal to (a) $[**********] multiplied by (b) (i) one hundred percent (100%) minus (ii) the sum of the Tier 2 Environmental Exclusion Percentages set forth next to the Excluded Facilities on Schedule 1.01EEP.
“Tier 3 Environmental Exclusion Percentages” has the meaning set forth on Schedule 1.01EEP.
“Tier 3 Hurdle Amount” means an amount equal to the sum of (a) the Tier 1 Threshold Amount plus (b) the Tier 2 Threshold Amount.
“Tier 3 Threshold Amount” means $[**********]; provided, that if any Excluded Facilities are excluded from the transactions contemplated by this Agreement the Tier 3 Threshold Amount shall mean an amount equal to (a) $[**********] multiplied by (b) (i) one hundred percent (100%) minus (ii) the sum of the Tier 3 Environmental Exclusion Percentages set forth next to the Excluded Facilities on Schedule 1.01EEP.

“Title Policies” has the meaning set forth in Section 4.06.
“Timing Adjustment” means an amount equal to the sum of (a) the sum of the amounts specified next to each fully elapsed month, as of Closing, on Schedule 1.01(d) plus (b) an amount equal to the product of (i) the amount specified next to the month in which Closing occurs on Schedule 1.01(d) multiplied by (ii) a fraction (x) the numerator of which is the number of days in the month in which Closing occurs through and including the day prior to the Closing Date and (y) the denominator of which is the total number of days in the month in which Closing occurs.
“Tolling Agreement” means a tolling agreement in substantially the form attached hereto as Exhibit J, executed and delivered by Seller and Arthur Kill on or about the date hereof.
“Transfer Taxes” has the meaning set forth in Section 10.01(d).
“Transferred Non-Union Employees” has the meaning set forth in Section 7.07(f).
“Transferred Union Employees” has the meaning set forth in Section 7.07(b).
“Transition Services Agreement” means that transition services agreement in substantially the form attached hereto as Exhibit I to be executed and delivered by Seller and Purchaser at the Closing.
“WARN Act” has the meaning set forth in Section 4.15(e).
“WCP Generation” has the meaning set forth in the Recitals.
“West Coast Power” has the meaning set forth in the Recitals.
b.Interpretation.
(i)Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement, (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement, (v) the words “include,” “includes” and “including” are not words of limitation and shall be deemed to be followed by the words “without limitation,” (vi) the use of the word “or” to connect two or more phrases shall be construed as inclusive of all such phrases (e.g., “A or B” means “A or B, or both”), (vii) the use of the conjunction “and/or” shall be construed as “any or all of,” (viii) references to Persons include their respective successors and permitted assigns and, in the case of Governmental Authorities, Persons succeeding to their respective functions and capacities, and (ix) the words “ordinary course of business” and “ordinary course of the Business” will be deemed to be followed by “consistent with past practice”, except for such actions reasonably taken in response to the COVID-19 virus or any other pandemic or epidemic (including as may be required by applicable Law, or any order or binding guidance of any Governmental Authority or as may be reasonably necessary to protect health and safety).

(ii)Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.
(iii)All accounting terms used herein and not expressly defined herein shall have the meanings given to them under United States generally accepted accounting principles (“GAAP”).
(iv)Unless the context otherwise requires, a reference to any Law includes any amendment, modification or successor thereto.
(v)Any representation or warranty contained herein as to the enforceability of a Contract shall be subject to the effect of any bankruptcy, insolvency, reorganization, moratorium or other similar Law affecting the enforcement of creditors’ rights generally and to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(vi)In the event of a conflict between this Agreement and any exhibit, schedule or appendix hereto, this Agreement shall control.
(vii)The Article and Section headings have been used solely for convenience, and are not intended to describe, interpret, define or limit the scope of this Agreement.
(viii)Conflicts or discrepancies, errors, or omissions in this Agreement or the various documents delivered in connection with this Agreement will not be strictly construed against the drafter of the contract language, rather, they shall be resolved by applying the most reasonable interpretation under the circumstances, giving full consideration to the intentions of the Parties at the time of contracting.
(ix)A reference to any agreement or document is to that agreement or document as amended, novated, supplemented or replaced from time to time.
Article 2.
SALE OF MEMBERSHIP INTERESTS AND CLOSING
a.Purchase and Sale. Seller agrees to sell to Purchaser (or cause to be sold to Purchaser, as applicable), and Purchaser agrees to purchase from Seller, all of the right, title and interest in and to the Acquired Interests, free and clear of all Liens (other than transfer restrictions under the terms and conditions of the Constitutive Documents and applicable securities Laws), at the Closing on the terms and subject to the conditions set forth in this Agreement.
b.Payment of Purchase Price. Upon the terms and subject to the conditions hereinafter set forth, in consideration of the delivery by Seller of the Acquired Interests, Purchaser shall by wire transfer of immediately available United States funds to the account provided by Seller on Schedule 2.02 (or such other accounts that have been designated by Seller to Purchaser in writing at least three (3) Business Days prior to the Closing), pay to Seller at the

Closing an amount equal to (i) Seven Hundred Sixty Million Dollars ($760,000,000) (which amount includes the Aggregate Target Net Working Capital Amount and the Oil Inventory Value (Reference Date)) (as the same may be adjusted pursuant to Section 6.01(h), Section 7.01(j) or Section 6.06, the “Base Purchase Price”), plus (ii) the Closing Date Aggregate Net Working Capital Adjustment Amount (whether a positive or a negative amount) in accordance with Section 2.04, minus (iii) the Capex Adjustment Estimate (whether a positive or a negative amount), minus (iv) the Timing Adjustment, plus (v)  the Closing Date Aggregate Oil Inventory Adjustment Amount (whether a positive or a negative amount) in accordance with Section 2.04 minus (vi) if the Derate Adjustment Condition is not met, $5,000,000 minus (vii) the Estimated Aggregate Indebtedness Amount (the “Closing Date Purchase Price”). The Base Purchase Price, as the same may be adjusted in accordance with this Section 2.02, Section 2.04, Section 6.06 and Sections 6.01(h) and 7.01(j) (such adjusted amount, the “Final Purchase Price”).
c.Closing.
(i)The closing of the transactions described in Section 2.01 (the “Closing”) will take place electronically via the exchange of documents and signatures, at 10 A.M. Eastern time on the first day of the calendar month following the fulfillment or waiver of the conditions set forth in Articles 9 and 10 or at such other time as the Parties mutually agree; provided, that the Closing shall be deemed to occur as of 12:01 A.M. (Eastern time) on such day.
(ii)At the Closing, the following shall occur:
(1)Purchaser shall pay an amount equal to the Closing Date Purchase Price, by wire transfer of immediately available funds to Seller’s account as provided on Schedule 2.02; and
(2)The Parties shall deliver, or cause to be delivered, to the other Party the certificates and other deliverables pursuant to Article 8 and Article 9.
d.Aggregate Net Working Capital Adjustment Amount; Capex Adjustment; Aggregate Oil Inventory Value (Closing Date); Aggregate Indebtedness Amount.
(i)At least three (3) Business Days prior to the scheduled Closing Date, Seller will prepare and deliver to Purchaser a worksheet setting forth Seller’s good faith estimate of (i) the Aggregate Net Working Capital Amount as of 12:01 A.M. (Eastern time) on the Closing Date (the “Estimated Aggregate Net Working Capital Amount”) (which computation shall be prepared, in the case of the Estimated Aggregate Net Working Capital Amount in the same format and using the same methodologies as set forth on Exhibit C-1), (ii) the Capex Adjustment (the “Capex Adjustment Estimate”), together with reasonably detailed explanation of, and documentation reasonably sufficient to confirm the accuracy of, the computation thereof, (iii) a calculation of the Timing Adjustment, (iv) the Aggregate Oil Inventory Value (Closing Date) (the “Estimated Aggregate Oil Inventory Value (Closing Date)”), together with reasonably detailed explanation of, and documentation reasonably sufficient to confirm the accuracy of, the computation thereof (which computation shall be prepared in the same format and using the same methodologies as set forth on Exhibit M-1), and (v) the Aggregate Indebtedness Amount

(the “Estimated Aggregate Indebtedness Amount”), together with reasonably detailed explanation of, and documentation reasonably sufficient to confirm the accuracy of, the computation thereof.
(ii)Within ninety (90) days after the Closing Date, Purchaser will prepare (at Purchaser’s expense) and deliver to Seller a worksheet setting forth Purchaser’s good faith computation of (i) the actual Aggregate Net Working Capital Amount as of the Closing Date (the “Proposed Aggregate Net Working Capital Amount”), which computation shall be prepared in the same format and using the same methodologies as set forth on Exhibit C-1 as used to prepare the Estimated Aggregate Net Working Capital Amount, (iii) the Capex Adjustment (the “Proposed Capex Adjustment”), (iv) the actual Aggregate Indebtedness Amount (the “Proposed Aggregate Indebtedness Amount”) and (v) the actual Aggregate Oil Inventory Value (Closing Date) (the “Proposed Aggregate Oil Inventory Value (Closing Date)”), which computation shall be prepared in the same format and using the same methodologies as set forth on Exhibit M-1 (and reflect Purchaser’s calculation of the Oil Inventory Volume as of the Closing Date), in each case, together with a reasonably detailed explanation of, and documentation reasonably sufficient to confirm the accuracy of the computation of, such Proposed Aggregate Net Working Capital Amount, Proposed Capex Adjustment, Proposed Aggregate Indebtedness Amount and Proposed Aggregate Oil Inventory Value (Closing Date). If within thirty (30) days following delivery of such worksheet and supporting documentation, Seller does not object in writing thereto to Purchaser, then the Proposed Aggregate Net Working Capital Amount shall constitute the actual Aggregate Net Working Capital Amount as of the Closing Date (the “Final Aggregate Net Working Capital Amount”), the Proposed Capex Adjustment shall constitute the actual Capex Adjustment as of the Closing Date (the “Final Capex Adjustment”), the Proposed Aggregate Indebtedness Amount shall constitute the actual Aggregate Indebtedness Amount (the “Final Aggregate Indebtedness Amount”) and the Proposed Aggregate Oil Inventory Value (Closing Date) shall constitute the actual Aggregate Oil Inventory Value (the “Final Aggregate Oil Inventory Value (Closing Date)”), in each case for purposes of this Agreement. If, within thirty (30) days following delivery of such worksheet and supporting documentation, Seller objects in writing thereto to Purchaser (describing in reasonable detail the specific line items and values that are in dispute and the reasons for such dispute, and proposing alternative values with respect to such specific line items) such Proposed Aggregate Net Working Capital Amount, the Proposed Capex Adjustment, Proposed Aggregate Indebtedness Amount and/or Proposed Aggregate Oil Inventory Value (Closing Date), as applicable, shall be subject to the objection and resolution provisions set forth in Section 2.04(e) below.
(iii)If the Proposed Aggregate Net Working Capital Amount, the Proposed Capex Adjustment, the Proposed Aggregate Indebtedness Amount and/or the Proposed Aggregate Oil Inventory Value (Closing Date) is not prepared and delivered by Purchaser within the ninety (90) day period set forth in Section 2.04(b) above, Seller shall be entitled (but not obligated) during the ninety (90) day period commencing on the ninety-first (91st) day after the Closing Date to prepare (at Seller’s expense) and deliver to Purchaser a worksheet setting forth Seller’s good faith computation of the Proposed Aggregate Net Working Capital Amount, the Proposed Capex Adjustment, the Proposed Aggregate Indebtedness Amount and/or the Proposed Aggregate Oil Inventory Value (Closing Date) (as applicable), which computation, in the case of the Proposed

Aggregate Net Working Capital Amount shall be prepared in the same format and using the same methodologies as set forth on Exhibit C-1 as used to prepare the Estimated Aggregate Net Working Capital Amount, in the case of the Proposed Aggregate Oil Inventory Amount (Closing Date), shall be prepared in the same format and using the same methodologies as set forth on Exhibit M-1, and shall be based upon information available to Seller, and accompanied by reasonable documentation that supports Seller’s determinations and calculations. If within fifteen (15) days following delivery of such worksheet and supporting documentation, Purchaser does not object in writing thereto to Seller, then the Proposed Aggregate Net Working Capital Amount, the Proposed Capex Adjustment, the Proposed Aggregate Indebtedness Amount and/or the Proposed Aggregate Oil Inventory Value (Closing Date) (as applicable) submitted by Seller pursuant to this Section 2.04(c) shall constitute the Final Aggregate Net Working Capital Amount, the Final Capex Adjustment, the Final Aggregate Indebtedness Amount and/or the Final Aggregate Oil Inventory Value (Closing Date) (as applicable). If, within fifteen (15) days following delivery of such worksheet and supporting documentation, Purchaser objects in writing thereto to Seller (describing in reasonable detail the specific line items and values that are in dispute and the reasons for such dispute, and proposing alternative values with respect to such specific line items), such Proposed Aggregate Net Working Capital Amount, Proposed Capex Adjustment, Proposed Aggregate Indebtedness Amount and/or Proposed Aggregate Oil Inventory Value (Closing Date) (as applicable) shall be subject to the objection and resolution provisions set forth in Section 2.04(e) below.
(iv)If neither Purchaser nor Seller prepare and timely deliver a Proposed Aggregate Net Working Capital Amount, a Proposed Capex Adjustment, a Proposed Aggregate Indebtedness Amount or a Proposed Aggregate Oil Inventory Value (Closing Date) in accordance with Section 2.04(b) or (c), above, the Estimated Aggregate Net Working Capital Amount, the Capex Adjustment Estimate, the Estimated Aggregate Indebtedness Amount and the Estimated Aggregate Oil Inventory Value (Closing Date) delivered at Closing shall become the Final Aggregate Net Working Capital Amount, the Final Capex Adjustment, the Final Aggregate Indebtedness Amount and/or the Final Aggregate Oil Inventory Value (Closing Date) (as applicable) for all purposes hereunder.
(v)If Seller timely objects to Purchaser’s Proposed Aggregate Net Working Capital Amount, Proposed Capex Adjustment, Proposed Aggregate Indebtedness Amount or Proposed Aggregate Oil Inventory Value (Closing Date) pursuant to Section 2.04(b) or if Purchaser timely objects to Seller’s Proposed Aggregate Net Working Capital Amount, Proposed Capex Adjustment, Proposed Aggregate Indebtedness Amount or Proposed Aggregate Oil Inventory Value (Closing Date) pursuant to Section 2.04(c), then Purchaser and Seller shall negotiate in good faith and attempt to resolve the particular items and values that are identified in the applicable written notice of objection over a twenty (20) day period commencing on delivery of written notice of objection pursuant to Section 2.04(b) or Section 2.04(c), as the case may be. Should such negotiations not result in an agreement as to the Final Aggregate Net Working Capital Amount, Final Capex Adjustment, Final Aggregate Indebtedness Amount or Final Aggregate Oil Inventory Value (Closing Date) within such twenty (20) day period (or such longer period as Purchaser and Seller may mutually agree), then either Party may submit such disputed items and values to the Neutral Auditor. Each Party agrees to promptly execute a reasonable engagement letter, if requested to do so by the Neutral Auditor. Purchaser and Seller, and their respective Representatives, shall cooperate fully with the Neutral Auditor. The Neutral Auditor, acting as an expert and not an arbitrator, shall resolve such disputed items and determine the values to be ascribed thereto, and using those values (together with other items not in dispute) determine the Final Aggregate Net Working Capital Amount, Final Capex Adjustment, Final Aggregate Indebtedness Amount and/or Final Aggregate Oil Inventory Value (Closing Date) (as applicable) (in the case of the Final Aggregate Net Working Capital Amount, using similar methodologies as set forth on Exhibit C-1 as used to prepare the Estimated Aggregate Net Working Capital Amount and, in the case of the Final Aggregate Oil Inventory Value (Closing Date) using the same methodologies as set forth on Exhibit M-1 as used to prepare the Estimated Aggregate Oil Inventory Value (Closing Date)). The Parties hereby agree that the Neutral Auditor shall only decide the specific disputed items, the values ascribed thereto and using those values (together with the other items included in the applicable Proposed Aggregate Net Working Capital Amount, Proposed Capex Adjustment, Proposed Aggregate Indebtedness Amount or Proposed Aggregate Oil Inventory Value (Closing Date), as applicable) determine the Final Aggregate Net Working Capital Amount, Final Capex Adjustment, Final Aggregate Indebtedness Amount and/or Final Aggregate Oil Inventory Value (Closing Date) (as applicable), and the Neutral Auditor’s decision with respect to such disputed items and values must be within the range of values assigned to each such item in the applicable Proposed Aggregate Net Working Capital Amount (in the case of the Final Aggregate Net Working Capital Amount), the Proposed Capex Adjustment (in the case of the Final Capex Adjustment), the Proposed Aggregate Indebtedness Amount (in the case of the Final Aggregate Indebtedness Amount) and the Proposed Aggregate Oil Inventory Value (Closing Date) (in the case of the Final Aggregate Oil Inventory Value (Closing Date)) and the applicable notices of objection, respectively. All fees and expenses relating to the work, if any, to be performed by the Neutral Auditor will be borne equally by Purchaser and Seller. The Neutral Auditor shall be directed to resolve the disputed items and amounts and deliver to Purchaser and Seller a written determination of the Final Aggregate Net Working Capital Amount, the Final Capex Adjustment, the Final Aggregate Indebtedness Amount and/or the Final Aggregate Oil Inventory Value (Closing Date), as applicable (such determination to be made consistent with this Section 2.04(e), including a worksheet setting forth all material calculations used in arriving at such determination and to be based solely on information provided to the Neutral Auditor by Purchaser and Seller) within forty-five (45) days after being retained (or such longer period as the Neutral Auditor may reasonably require), which determination will be final, binding and conclusive on the Parties and their respective Affiliates and representatives, successors and assigns. Notwithstanding anything herein to the contrary, the dispute resolution mechanism contained in this Section 2.04(e) shall be the exclusive mechanism for resolving disputes, if any, regarding the Aggregate Net Working Capital Amount, the Capex Adjustment, the Aggregate Indebtedness Amount and the Aggregate Oil Inventory Value (Closing Date) and neither Seller nor Purchaser shall be entitled to indemnification pursuant to Article 12 for Losses resulting or arising from the amount of the Aggregate Net Working Capital Amount, the Capex Adjustment, the Aggregate Indebtedness Amount or the Aggregate Oil Inventory Value (Closing Date), or the determination thereof.

(vi)The “Final Aggregate Net Working Capital Adjustment Amount” shall mean the amount, whether positive or negative, of the Final Aggregate Net Working Capital Amount minus the Aggregate Target Net Working Capital Amount. The “Post-Closing Aggregate Net Working Capital Adjustment Amount” shall be the amount equal to (i) the Final Aggregate Net Working Capital Adjustment Amount minus (ii) the Closing Date Aggregate Net Working Capital Adjustment Amount. If the Post-Closing Aggregate Net Working Capital Adjustment Amount is a positive amount, then Purchaser shall pay in cash to Seller the amount of the Post-Closing Aggregate Net Working Capital Adjustment Amount. If the Post-Closing Aggregate Net Working Capital Adjustment Amount is a negative amount, then Seller shall pay in cash to Purchaser the amount equal to the absolute value of the Post-Closing Aggregate Net Working Capital Adjustment Amount. Any such net excess or deficit payment in respect of the Final Aggregate Net Working Capital Amount will be due and payable within fifteen (15) days after the Final Aggregate Net Working Capital Amount is finally determined as provided in this Section 2.04 and will be payable by wire transfer of immediately available funds to such account or accounts as shall be specified by Purchaser or Seller, as applicable. Any payments made pursuant to this Section 2.04(f) shall be treated as an adjustment to the Purchase Price by the parties for Tax purposes, unless otherwise required by applicable Law.
(vii)The “Post-Closing Capex Adjustment Amount” shall be the amount equal to (A) the Final Capex Adjustment minus (B) the Capex Adjustment Estimate. If the Post-Closing Capex Adjustment Amount is a positive amount, then Seller shall pay in cash to Purchaser the amount of the Post-Closing Capex Adjustment Amount. If the Post-Closing Capex Adjustment Amount is a negative amount, then Purchaser shall pay in cash to Seller the amount equal to the absolute value of the Post-Closing Capex Adjustment Amount. Any such net excess or deficit payment in respect of the Final Capex Adjustment will be due and payable within fifteen (15) days after the Final Capex Adjustment is finally determined as provided in this Section 2.04 and will be payable by wire transfer of immediately available funds to such account or accounts as shall be specified by Purchaser or Seller, as applicable. Any payments made pursuant to this Section 2.04(g) shall be treated as an adjustment to the Purchase Price by the parties for Tax purposes, unless otherwise required by applicable Law.
(viii)[Reserved].
(ix)The “Post-Closing Aggregate Indebtedness Adjustment Amount” shall be the amount equal to (A) the Final Aggregate Indebtedness Amount minus (B) the Estimated Aggregate Indebtedness Amount. If the Post-Closing Aggregate Indebtedness Adjustment Amount is a positive amount, then Seller shall pay in cash to Purchaser the amount of the Post-Closing Aggregate Indebtedness Adjustment Amount. If the Post-Closing Aggregate Indebtedness Adjustment Amount is a negative amount, then Purchaser shall pay in cash to Seller the amount equal to the absolute value of the Post-Closing Aggregate Indebtedness Adjustment Amount. Any such net excess or deficit payment in respect of the Final Aggregate Indebtedness Amount will be due and payable within fifteen (15) days after the Final Aggregate Indebtedness Amount is finally determined as provided in this Section 2.04 and will be payable by wire transfer of immediately available funds to such account or accounts as shall be specified by Purchaser or Seller, as applicable. Any payments made pursuant to this Section 2.04(i) shall be treated as an adjustment to the Purchase Price by the parties for Tax purposes, unless otherwise required by applicable Law.
(x)The “Final Aggregate Oil Inventory Adjustment Amount” shall mean the amount, whether positive or negative, of the Final Aggregate Oil Inventory Value (Closing Date) minus the Aggregate Oil Inventory Value (Reference Date). The “Post-Closing Aggregate Oil Inventory Adjustment Amount” shall be the amount equal to (i) the Final Aggregate Oil Inventory Adjustment Amount minus (ii) the Closing Date Aggregate Oil Inventory Adjustment Amount. If the Post-Closing Aggregate Oil Inventory Adjustment Amount is a positive amount, then Purchaser shall pay in cash to Seller the amount of the Post-Closing Aggregate Oil Inventory Adjustment Amount. If the Post-Closing Aggregate Oil Inventory Adjustment Amount is a negative amount, then Seller shall pay in cash to Purchaser the amount equal to the absolute value of the Post-Closing Aggregate Oil Inventory Adjustment Amount. Any such net excess or deficit payment in respect of the Final Aggregate Oil Inventory Value (Closing Date) will be due and payable within fifteen (15) days after the Final Aggregate Oil Inventory Value (Closing Date) is finally determined as provided in this Section 2.04 and will be payable by wire transfer of immediately available funds to such account or accounts as shall be specified by Purchaser or Seller, as applicable. Any payments made pursuant to this Section 2.04(j) shall be treated as an adjustment to the Purchase Price by the parties for Tax purposes, unless otherwise required by applicable Law.
(xi)Following the Closing, Seller and Purchaser shall cooperate and provide each other and, if applicable the Neutral Auditor, and their respective Representatives, reasonable assistance and access to such books, records and employees (including those of the Holdcos and the Project Companies) as are reasonably requested in connection with the matters addressed in this Section 2.04. Consistent with the foregoing, if Purchaser prepares the worksheet in accordance with Section 2.04(b), Purchaser shall provide to, or shall provide reasonable access (in a manner not unreasonably disruptive to its business) to review, Seller or the Neutral Auditor the Books and Records, documents and work papers related to the preparation of the worksheet and computation of the Final Aggregate Net Working Capital Amount, Final Capex Adjustment, Final Aggregate Indebtedness Amount and/or Final Aggregate Oil Inventory Value (Closing Date) (as applicable) and if Seller prepares the worksheet in accordance with Section 2.04(c), then Seller shall, at its expense, provide to, or provide reasonable access (in a manner not unreasonably disruptive to its business) to review, Purchaser or the Neutral Auditor the Books and Records, documents and work papers related to the preparation of the worksheet and computation of the Final Aggregate Net Working Capital Amount, Final Capex Adjustment, Final Aggregate Indebtedness Amount and/or Final Aggregate Oil Inventory Value (Closing Date) (as applicable). If Purchaser prepares the worksheet in accordance with Section 2.04(b), Seller and the Neutral Auditor shall be entitled to make reasonable inquiries and information requests of Purchaser regarding the worksheet setting forth the computation of the Final Aggregate Net Working Capital Amount, Final Capex Adjustment, Final Aggregate Indebtedness Amount and/or Final Aggregate Oil Inventory Value (Closing Date) (as applicable) and the calculations set forth therein and if Seller prepares the worksheet in accordance with Section 2.04(c), Purchaser and the Neutral Auditor shall be entitled to make reasonable inquiries and information requests of Seller regarding the worksheet setting forth the computation of the

Final Aggregate Net Working Capital Amount, Final Capex Adjustment, Final Aggregate Indebtedness Amount and/or Final Aggregate Oil Inventory Value (Closing Date) (as applicable) and the calculations set forth therein.
e.Withholding. Purchaser shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to Taxes. To the extent that amounts are so withheld and paid to the appropriate Governmental Authority, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by Purchaser. Purchaser shall use commercially reasonable efforts to provide ten (10) Business Days’ advance notice to Seller of any intended deductions or withholdings with respect to any payment to Seller, and shall reasonably cooperate with Seller in seeking to minimize or avoid any such deductions or withholdings, in each case except to the extent that such deduction or withholding is attributable to a payment treated as compensatory for Tax purposes or to Seller’s failure to provide the Tax certificate or form referred to in Section 8.07.
f.Wrong Pocket. If, after the Closing, (a) Seller or any of its Affiliates receives any payment (including an applicable potion thereof) or any invoice or other material document, in either case that is for the account of Purchaser, any Holdco or any Project Company or any related Facility, Seller shall promptly deliver (or cause its Affiliate to deliver) such applicable payment (or a copy of such document) to Purchaser, or (b) Purchaser or any of its Affiliates (including, after the Closing, the Holdcos and the Project Companies, receives any payment (including an applicable potion thereof) or any invoice or other material document, in either case that is for the account of Seller or any of its Affiliates (excluding, after the Closing, the Holdcos and the Project Companies) according to the terms of this Agreement, Purchaser shall promptly deliver (or cause its Affiliate to deliver) such applicable payment (or a copy of such document) to such Seller.
Article 3.
REPRESENTATIONS AND WARRANTIES OF SELLER
Seller hereby represents and warrants to Purchaser as of the date hereof and as of the Closing Date (except as expressly set forth herein or in the Disclosure Schedules) as follows:
a.Existence. Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Seller has full power and authority to execute and deliver this Agreement and any other agreements to be executed and delivered by Seller hereunder, and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Seller is duly qualified, licensed or admitted to do business and in good standing in each other jurisdiction in which the actions required to be performed by it pursuant to this Agreement make such qualification, licensing or admission necessary, except in those jurisdictions where the failure to be so qualified, licensed or admitted would not, in the aggregate, reasonably be expected to result in a Material Adverse Effect.

b.Authority. All actions or proceedings necessary to authorize the execution and delivery by Seller of this Agreement and the performance by Seller of its obligations hereunder, have been duly and validly taken. This Agreement has been duly and validly executed and delivered by Seller and constitutes the legal, valid and binding obligations of Seller enforceable against Seller in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, arrangement, moratorium or other similar Laws relating to or affecting the rights of creditors generally, or by general equitable principles.
c.No Consent. Except as set forth on Schedule 3.03 (such items included on Schedule 3.03, the “Seller Consents”), Seller’s ability to consummate the transactions contemplated by this Agreement does not require Seller, any Holdco or any Project Company to obtain any material Consent of any Person as a result or under any terms, conditions or provisions of any material Contract or material Permit by which it is bound.
d.No Conflicts. Except as set forth on Schedule 3.04, the execution, delivery and performance of this Agreement by Seller does not and will not:
(i)conflict with, result in a breach of, or constitute a default under, Seller’s certificate and articles of incorporation and by-laws or any Constitutive Document;
(ii)violate, conflict with, give rise to any right of acceleration, termination, cancellation or modification under (i) any Contract to which Seller is a party, except as would not have a Material Adverse Effect or (ii) any Material Contract;
(iii)result in the creation or imposition of any Lien over the assets or equity of any Holdco or Project Company (including the Acquired Interests, the Mission del Sol Interests and the Sunrise Interests), other than Permitted Liens (in the case of the assets) and any Lien created by the execution and delivery of this Agreement; or
(iv)assuming receipt of the Consents specified in Section 3.05 and compliance with the HSR Act, violate any Law to which Seller, any Holdco or any Project Company is subject, except for such violations as would not, individually or in the aggregate, result in material Losses to Purchaser or otherwise materially impair the conduct of the Business.
e.Governmental Approvals. No Governmental Approval on the part of Seller, the Holdcos or the Project Companies is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (a) required filings under the HSR Act, (b) the NYPSC Approval, (c) requirements of any applicable provisions of the Securities Act or any other applicable securities Laws, (d) Consents required pursuant to the FPA as described in Section 9.07, (e) Consents set forth on Schedule 3.05 (“Seller Approvals”), (f) Consents that have already been obtained, or (g) Consents required on the part of Purchaser or any of its Affiliates in connection with this transaction or as a result of Purchaser acquiring the Holdcos and the Project Companies.
f.Legal Proceedings. Except as set forth on Schedule 3.06(i), and except for Actions or Proceedings in respect of Environmental Laws that are governed exclusively by

Section 4.07(a) there are no Actions or Proceedings pending or, to the Knowledge of Seller, threatened, against Seller, any Holdco or any Project Company which (a) are reasonably likely to result in any Liability for any Holdco or any Project Company that would, individually or in the aggregate, reasonably be expected to result in material Losses to Purchaser or otherwise materially impair the conduct of the Business or (b) would reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement, other than any Actions or Proceedings brought by Purchaser or any of its Affiliates. Except as set forth on Schedule 3.06(ii) and except for Permits, there are no outstanding Orders to which any Holdco or any Project Company is a party or by which it is bound that are, individually or in the aggregate, material to the Business, taken as a whole.
g.Brokers. No Person has or will have at Closing any claim against Seller, any Holdco, or any Project Company for a finder’s fee, brokerage commission or similar payment directly or indirectly in connection with the transactions contemplated by this Agreement.
h.Compliance with Laws.
(i)Except for Environmental Laws (which are addressed in Section 4.07), Laws relating to Taxes (which are addressed in Section 4.03), Laws relating to employee matters (which are addressed in Section 4.15), Permits (which are addressed in Section 4.08), and Laws relating to regulatory status (which are addressed in Section 4.13), none of the Holdcos or the Project Companies are in violation of any Law or Order applicable to its business or operations or the Business, except for violations as would not, individually or in the aggregate, reasonably be expected to result in material Losses to Purchaser or otherwise materially impair the conduct of the Business.
(ii)Seller is not a Person that (i) is listed on, or owned or controlled by a Person listed on, or acting on behalf of a Person listed on, the OFAC Blocked List, (ii) is a Sanctioned Person, or (iii) is otherwise a target of Sanctions (“target of Sanctions” signifying a Person with whom a Person or other national of a Governmental Authority that administers Sanctions would be prohibited or restricted by Law from engaging in trade, business or other activities).
Article 4.
REPRESENTATIONS AND WARRANTIES
REGARDING THE HOLDCOS AND THE PROJECT COMPANIES
Seller hereby represents and warrants to Purchaser as of the date hereof and as of the Closing Date (except as expressly set forth herein or in the Disclosure Schedules) as follows:
a.The Holdcos and the Project Companies.
(i)Each Holdco and each Project Company is a limited liability company validly existing and in good standing under the Laws of the state specified as the jurisdiction of organization on Schedule 4.01(a) and each has full power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets. Each Holdco and each

Project Company is duly qualified, licensed or admitted to do business and in good standing in each other jurisdiction in which the properties owned, used or leased by it, or the nature of the business conducted by it, and in which the actions required to be performed by it hereunder make such qualification, licensing or admission necessary, except in those jurisdictions where the failure to be so qualified, licensed or admitted would not, in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(ii)Except as set forth on Schedule 4.01(b), (i) all of the issued and outstanding East Coast Acquired Interests are owned directly, beneficially and of record by Seller free and clear of all Liens (except for those arising under applicable securities Laws or the terms and conditions of the Constitutive Documents) and Seller has good and valid title to the issued and outstanding East Coast Acquired Interests, (ii) all of the issued and outstanding Mission Acquired Interests are owned directly, beneficially and of record by NRG Gas & Wind free and clear of all Liens (except for those arising under applicable securities Laws or the terms and conditions of the Constitutive Documents) and NRG Gas & Wind has good and valid title to the issued and outstanding Mission Acquired Interests, and (iii) all of the issued and outstanding Long Beach Generation Acquired Interests are owned directly, beneficially and of record by West Coast Power free and clear of all Liens (except for those arising under applicable securities Laws or the terms and conditions of the Constitutive Documents) and West Coast Power has good and valid title to the issued and outstanding Long Beach Generation Acquired Interests.
(iii)All of the issued and outstanding Equity Interests of each Project Company are owned directly, beneficially and of record by the party (and such party has good and valid title to such Equity Interests) and in the amount set forth on Schedule 4.01(c). All of the issued and outstanding Equity Interests of Mission del Sol are owned directly, beneficially and of record by Mission Del Cielo. All of the issued and outstanding Equity Interests of Sunrise are owned directly, beneficially and of record by Mission del Sol. All of the Acquired Interests, the Mission del Sol Interests and the Sunrise Interests have been duly authorized, validly issued and are fully paid and non-assessable and have been issued in compliance with applicable Law.
(iv)There are no outstanding Options issued or granted by, or binding upon any Holdco or any Project Company for any Person to purchase or sell or otherwise acquire or dispose of any Equity Interest or other security or interest in such Holdco or Project Company, other than Purchaser’s rights under this Agreement. None of the Acquired Interests, the Mission del Sol Interests or the Sunrise Interests are subject to any voting trust or voting trust agreement, voting agreement, pledge agreement, buy-sell agreement, right of first refusal, preemptive right or proxy.
(v)Except as set forth in Schedule 4.01(c), neither the Holdcos nor the Project Companies have any other Subsidiaries, Equity Interests, interests in joint ventures or general or limited partnerships or other investment or portfolio assets of a similar nature.
(vi)Except as set forth in Schedule 4.01(f), none of the Project Companies conduct any business other than the Business applicable thereto. The Holdcos do not, nor have they previously conducted, any business other than the Business applicable thereto.

b.No Undisclosed Liabilities. Neither any Holdco nor any Project Company has material Liabilities that would be required to be reflected or reserved against in an audited balance sheet (or disclosed in the accompanying footnotes thereto) of the Business prepared in accordance with GAAP, except for Liabilities (a) set forth, reflected in, reserved against or disclosed in the Financial Statements, (b) set forth on in Schedule 4.02 or (c) included in the Final Aggregate Net Working Capital Amount.
c.Taxes.
(i)Except as set forth on Schedule 4.03:
(1)Each Holdco and each Project Company has (A) timely (taking into consideration any validly obtained extensions) filed, or caused to be filed, all material Tax Returns that it was required to file and (B) timely paid or caused to be paid all material Taxes for which it may be liable (whether or not shown to be due and payable on such Tax Returns). All such Tax Returns were correct and complete in all material respects. There are no Liens for Taxes on any of the assets of any Holdco or any Project Company other than Permitted Liens.
(2)All material Taxes that each Holdco and each Project Company was obligated to withhold from amounts owing to any Person have been withheld and, to the extent withheld, have been timely paid to the appropriate Governmental Authority. No Holdco or Project Company has deferred any Taxes pursuant to a COVID-19 Law.
(3)No Holdco or Project Company has received written notice of any dispute or claim against a Holdco or Project Company for any Taxes, and no assessment, deficiency, or adjustment has been asserted in writing with respect to any Taxes or Tax Returns of or with respect to any Holdco or Project Company. No Tax audits are being conducted, pending or threatened in writing with respect to any Holdco or Project Company. No written claim has ever been made by an authority in a jurisdiction where any Holdco or Project Company does not file Tax Returns that such Holdco or Project Company is or may be subject to taxation in that jurisdiction.
(4)There are no outstanding agreements or waivers extending the statutory period of limitations applicable to the assessment of any Tax against any Holdco or any Project Company (other than extensions of the due date for filing Tax Returns obtained in the ordinary course).
(5)Each Holdco and each Project Company is properly treated as a disregarded entity for U.S. federal income tax purposes and has been properly treated as a disregarded entity or partnership for U.S. federal income tax purposes at all times since its formation, and no election has ever been filed to treat any Holdco or any Project Company as an association taxable as a corporation for U.S. federal income Tax purposes.
(6)No Holdco or Project Company has any Liability for the Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any corresponding provisions of state, local or foreign Tax Law), or as a transferee or successor, or by Contract.

(7)No closing agreements, private letter rulings, technical advice memoranda or other agreements or rulings primarily relating to Taxes have been entered into or issued by any Governmental Authority to or in respect of any Holdco or any Project Company.
(8)No power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect any Holdco or any Project Company after the Closing.
(9)No property owned by any Holdco or any Project Company is “tax-exempt use property” within the meaning of Section 168(h)(1) of the Code or “tax-exempt bond financed property” within the meaning of Section 168(g) of the Code.
(ii)For purposes of this Section 4.03, any reference to any Holdco or any Project Company shall be deemed to include any Person that merged with or was liquidated or converted into such Holdco or such Project Company, as applicable.
d.Material Contracts.
(i)Schedule 4.04(a) contains true, correct and complete list of all the Material Contracts and all amendments, modifications and supplements thereto. Each Material Contract constitutes the legal, valid, binding and enforceable obligation of the Holdco or the Project Company or the applicable Affiliate of Seller party thereto and, to the Knowledge of Seller, the other parties thereto, and is enforceable in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors, and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at Law). Each Material Contract is in full force and effect, except to the extent such non-compliance would not reasonably be expected to materially and adversely affect, in the aggregate, the ability of the Holdcos and the Project Companies to conduct their respective Businesses. Other than the Confidential Material Contracts, a true, correct and complete copy of each Material Contract (together with all exhibits, amendments and waivers thereto) has been Made Available to the Purchaser, except, with respect to the completeness of each such Material Contract, for any such exhibits, amendments and waivers not Made Available that do not, individually or in the aggregate, alter the terms of such Material Contract in any manner that would reasonably be expected to impact the rights or Liabilities of a Holdco or Project Company thereunder in any material respect. There are no Confidential Material Contracts to which a Holdco or Project Company is a party.
(ii)None of the Holdcos, the Project Companies (nor NRG Power Marketing in the case of the Assigned Contracts), nor to the Knowledge of Seller, any of the other parties thereto is in material breach, violation or default, and no event, condition or omission exists or has occurred which with notice or lapse of time or both would constitute any such material breach, violation or default, or permit termination, modification, or acceleration by such other parties, under such Material Contracts, except (i) that, with respect to the Material Contracts (other than the Assigned Contracts) for which Consents are set forth on Schedule 3.03, the applicable Consents set forth on Schedule 3.03 may be required in order to avoid a default, violation or breach thereof under any Material Contract, and (ii) with respect to the Assigned Contracts, the applicable Assigned Contract Assignments may be required in order to avoid a default, violation or breach thereof.
e.Real Property. All real property owned (“Owned Real Property”) or leased (“Leased Real Property”) by the Holdcos and the Project Companies or to which such Holdco or such Project Company has rights under material easements, rights of way, licenses, common use agreements or similar agreements (“Entitled Real Property” and, together with the Owned Real Property and Leased Real Property, the “Real Property”) is described on Schedule 4.05. Except as disclosed in Schedule 4.05, each Holdco and Project Company has (i) good and valid title to all of the Owned Real Property of such Holdco or Project Company, (ii) a valid and subsisting leasehold estate in and the right to quiet enjoyment of all of the Leased Real Property of such Holdco or Project Company for the full term thereof and (iii) good and valid rights to use all of the Entitled Real Property of such Holdco or Project Company, in each case free and clear of all Liens other than Permitted Exceptions. The agreements listed on Schedule 4.05 are all the material leases, easements, rights of way, licenses, common use agreements or similar agreements under which the Holdcos or the Project Companies have rights to the Leased Real Property and the Entitled Real Property (the “Facility Site Agreements”). Each Facility Site Agreement is in full force and effect and is the legal, valid and binding obligation of the Holdco or the Project Company which is a party to such Facility Site Agreement, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium, and other Laws of general application, heretofore or hereafter enacted or in effect, affecting the rights and remedies of creditors generally, and (b) the exercise of judicial or administrative discretion in accordance with general equitable principles, particularly as to the availability of the remedy of specific performance or other injunctive relief, and, to the Knowledge of Seller, the other parties thereto. Seller has Made Available to Purchaser a true, complete and correct copy of each Facility Site Agreement that it has, or its Affiliates have, in their possession. The Real Property is sufficient to enable the Holdcos and the Project Companies to conduct their respective Businesses. None of Seller, any Holdco, or any Project Company has been informed in writing by any other party to any Facility Site Agreement that Seller, such Holdco, or such Project Company, as applicable, is in material breach of its obligations with respect to such Facility Site Agreement.
f.Title Policies. Seller has provided Purchaser with, or access to, a true and correct copy of all title policies, title commitments and title reports covering the Real Property that it has in its possession (the “Title Policies”).
g.Environmental. This Section 4.07 shall constitute the sole representations of Seller with respect to environmental matters.
1.Except as set forth on Schedule 4.07(a) or as would not, in the aggregate, reasonably be expected to materially and adversely affect the ability of the Holdcos or the Project Companies to conduct their respective Businesses, or result in material Environmental Liabilities:
a.(A) Holdco and each Project Company is in compliance in all material respects with any Environmental Law and (B) to the Knowledge of Seller, within the last two (2) years, no Holdco nor any Project Company has either been in violation of any Environmental Law or received any written notice, which remains uncured, from any Governmental Authority alleging that any Holdco, any Project Company or any Facility is in violation of any Environmental Law or subject to any material Environmental Liability;
b.the Holdcos and the Project Companies possess all Permits required under Environmental Laws to conduct the Business as currently conducted and operated on the date hereof and at Closing and each such Permit is in full force and effect and the applicable Holdco or Project Company is, and, within the last two (2) years, has been, in compliance in all material respects with all its obligations with respect thereto;
c.there are no Actions or Proceedings pending or, to the Knowledge of Seller, threatened, against Seller, any Holdco or any Project Company pursuant to any Environmental Law or with respect to any Hazardous Substances;
d.except with respect to any CT Transfer Act Liabilities, there has been no Release within the last five (5) years or, to the Knowledge of Seller, prior thereto of any Hazardous Substances at, on, in, under or from any Facility for which Environmental Law would reasonably be expected to require notice or Remedial Action by any Holdco or any Project Company or to otherwise result in material Environmental Losses;
e.none of the Holdcos, the Project Companies, or any Facility is subject to any outstanding Order pursuant to any Environmental Law, which arises from the operation of any Facility; and
f.neither any Holdco nor any Project Company has arranged for or consented to the offsite disposal of Hazardous Substances in a manner or location that would reasonably be expected to give rise to any material Environmental Loss for any Holdco or any Project Company.
2.Except as set forth on Schedule 4.07(b), none of Seller, the Holdcos or the Project Companies or the Purchaser is required to (i) make any filing with or provide any notice to any Governmental Authority, (ii) obtain any Governmental Approval, or (iii) conduct any investigation or Remedial Action, in each case under any applicable Environmental Law, including the CT Transfer Act, in order to consummate the transactions required under this Agreement.
3.Except as set forth on Schedule 4.07(c), no Project Company or Holdco has assumed or agreed to indemnify by contract or any other means that would reasonably be expected to give rise to any material Environmental Liability.
h.Permits. The Holdcos and the Project Companies have obtained and hold all material Permits required to validly and lawfully conduct their respective Businesses. Each such material Permit is in full force and effect and the applicable Holdco or Project Company is in compliance in all material respects with all its obligations with respect thereto, and true, correct and complete copies of each such material Permit (including all amendments, waivers and modifications thereto) has been Made Available to the Purchaser, except, with respect to the completeness of each such Made Available material Permit, for any amendments, waivers and modifications thereto that do not, individually or in the aggregate, modify the terms and conditions specified in those documents relating to the material Permits that have been Made Available in any manner that would reasonably be expected to impact the Business of a Holdco or Project Company in any material respect. There are no proceedings pending or, to the Knowledge of Seller, threatened which would reasonably be expected to result in the modification, revocation, or termination of any material Permit of any Holdco or any Project Company. Seller makes no representation or warranty in this Section 4.08 with respect to Permits required under any Environmental Law, which Permits are addressed in Section 4.07(a).
i.Affiliate Transactions. (a) As of the Effective Date, except as disclosed on Schedule 4.09(a) or under the Material Contracts, and except for this Agreement, there are no Contracts between or among any Holdco or any Project Company, on the one hand, and Seller or any of Seller’s Affiliates (other than any Holdco or any Project Company), on the other hand, and (b) as of the Closing Date, except as set forth on Schedule 6.13, there are no Liabilities, Contracts, obligations or other transactions between or among any Holdco or any Project Company, on the one hand, and Seller or any of Seller’s Affiliates (other than any Holdco or any Project Company), on the other hand.
j.Insurance. Schedule 4.10 contains a complete and correct summary description of all material insurance policies, all of which are in full force and effect, maintained as of the date hereof that insure the assets and properties related to the Business (the “Insurance Policies”). None of Seller, the Holdcos or the Project Companies has, with respect to the Business, received any notice from any insurer under any such Insurance Policy disclaiming coverage, reserving rights with respect to a particular claim or such Insurance Policy in general or canceling or materially amending any such policy, and there is no claim, suit or other matter currently pending in respect of which any Holdco or any Project Company has received such a notice. All premiums due and payable for such Insurance Policies have been duly paid, and such policies or extensions, renewals or replacements thereof in the amounts described shall be outstanding and duly in full force without interruption until the Closing Date. The insurance maintained by or on behalf of the Holdcos and the Project Companies is adequate to comply with all Laws and Material Contracts. Except as set forth on Schedule 4.10, there are no pending insurance claims involving any Holdco, Project Company or Facility.
k.Financial Statements.
4.Schedule 4.11 sets forth the unaudited consolidating balance sheet for the Business as of December 31, 2020 (the “Balance Sheet Date”), and the related unaudited consolidating statements of operations for the twelve (12)-month period then-ended (the “Financial Statements”). The Financial Statements (i) fairly present, in all material respects, the combined financial position and combined results of operations of the Business, as of the respective dates set forth therein, (ii) have been prepared all in conformity with GAAP and consistently applied during the period(s) involved, subject to normal and recurring year-end adjustments that have not been and are not expected to be, individually or in the aggregate, material in amount or nature, and (iii) have been prepared in good faith from and accurately reflect the Books and Records of the Business.
5.As of the Closing Date, neither the Holdcos nor the Project Companies have any Indebtedness other than the Permitted Indebtedness.
6.No Holdco nor Project Company has any bank accounts.
l.Absence of Certain Changes. Since the Balance Sheet Date, and through the Closing, each Holdco and each Project Company has conducted its respective business in the ordinary course consistent with past practices and Good Industry Practice and has not taken any action that, if taken after the date hereof, would require the Purchaser’s express written approval pursuant to Section 6.04(b), and there has not been (a) any damage, destruction or loss, whether or not covered by insurance, that would, individually or in the aggregate, reasonably be expected to materially and adversely affect the ability of the Holdcos and the Project Companies to conduct the Business, (b) any declaration, setting aside or payment of any non-cash or in-kind dividend or other distribution of property other than cash or cash equivalents with respect to the Acquired Interests, (c) any change in accounting methods, principles or practices affecting the Holdcos or the Project Companies, except as required or permitted by GAAP, or (d) except as contemplated by this Agreement, any event or development that would, individually or in the aggregate, have a Material Adverse Effect.
m.Regulatory Status.
7.Each Project Company is an Exempt Wholesale Generator. Each Project Company is authorized by FERC to make sales of energy, capacity, and ancillary services at market-based rates pursuant to Section 205 of the FPA, has blanket authorization from FERC under Section 204 of the FPA to issue securities and assume liabilities, and has all other blanket authorizations and waivers from FERC that are customarily granted by FERC to entities with market-based rate authorization. Except for its market-based rate tariff, no Project Company has any other tariff or rate schedule on file with FERC and is not required to have any other tariffs or rate schedules on file with FERC. Each Holdco and Project Company that is a “holding company,” as defined in PUHCA, is a “holding company,” as defined in PUHCA, solely with respect to interests in Exempt Wholesale Generators and/or QFs, and, as such, is exempt from regulation under PUHCA as set forth in 18 C.F.R. § 366.3(a). No Project Company or Holdco makes any retail sales of electric power in any form (including energy, capacity, ancillary services or other form) other than retail sales that might be deemed to occur in connection with the provision of black start or system restoration services. The provision of black start or system restoration services by any Project Company or Holdco is consistent with the FERC precedent on incidental activities that do not violate the requirements of Exempt Wholesale Generator status.
8.(i) NRG Northeast is registered with NERC as a Generator Owner and Generator Operator with respect to the Arthur Kill Facility, the Connecticut Jet Units, Devon Facility, Middletown Facility, Montville Facility and Oswego Facility; and (ii) Sunrise is registered with NERC as a Generator Owner and Generator Operator with respect to the Sunrise Facility. Except for generic proceedings generally and audits applicable in the industry, NRG

Northeast and Sunrise are in material compliance with all requirements applicable to their respective registrations. To the Knowledge of Seller, no other entity is registered with NERC with respect to the Facilities.
n.Support Obligations. Schedule 4.14 sets forth a true and complete list of all credit support, including cash deposits, that Seller and its Affiliates have provided related to the Business.
o.Employee and Benefit Matters.
9.As of the Effective Date, Seller has provided Purchaser with true and complete listings of all Business Employees, and has provided for each Business Employee the following information: (i) title; (ii) whether the Business Employee is represented by a Recognized Union; (iii) Fair Labor Standards Act classification as exempt or non-exempt; (iv) annual salary or hourly wage rate; (v) primary job location; (vi) hire date and adjusted service date; (vii) pension status code; (viii) retiree medical code; (ix) accrued, unused vacation, sick leave and other paid time off, as applicable; and (x) current year target bonus opportunity, if applicable (the “Business Employee Information”). Schedule 4.15(a)(i) sets forth each labor union or other labor organization that serves as the certified bargaining agent of any Business Employees (each, a “Recognized Union”) and sets forth a list of the Collective Bargaining Agreements covering any Business Employees (collectively, the “Active CBAs”). Except as disclosed on Schedule 4.15(a)(i), during the past three years, (x) no petition has been filed or proceedings instituted by any labor union or other labor organization with any Governmental Authority seeking recognition as the bargaining representative of any Business Employee or group of Business Employees and (y) no demand for recognition of Business Employees has been made by, or on behalf of, any labor union or other labor organization. Schedule 4.15(a)(ii) sets forth the labor agreements that apply to the Sunrise Facility.
10.There are not presently and within the last three years there have not been any pending or, to the Knowledge of Seller, threatened work stoppages, strikes, lockouts or material labor disputes or material labor grievances against or involving the Holdcos or any of the Project Companies. There are, and within the past three years have been, no complaints, including unfair labor practice charges, against the Holdcos or any of the Project Companies pending before the National Labor Relations Board or any similar state or local labor agency by or on behalf of any Business Employees.
11.With respect to the Business Employees, none of the Holdcos or the Project Companies are in violation of any Laws in respect of labor and employment, except for violations as would not, individually or in the aggregate, reasonably be expected to result in material Losses to Purchaser, the Holdcos or the Project Companies, or otherwise materially impair the conduct of the Business. Except as set forth on Schedule 4.15(c), there are, and during the last three years there have been, no material administrative charges or court complaints pending or, to the Knowledge of Seller, threatened against any Holdco or Project Company before any Governmental Authority (or under any arbitration or other dispute resolution procedure) concerning alleged violations of any labor or employment Laws.

12.Since February 1, 2020, neither the Holdcos nor any of the Project Companies has reduced, in a material manner, the compensation, benefits or working schedules of any Business Employees, in each case, for any reason relating to the COVID-19 pandemic. Neither the Holdcos nor any of the Project Companies has applied for, utilized or obtained any loans, funding, or grants, assistance, relief or other benefits of any kind under the CARES Act.
13.There has been no action, during the ninety (90) day period prior to the Effective Date, that would trigger notice or other obligations to any Business Employees under the Worker Adjustment and Retraining Notification Act, 29 U.S.C. §2109 et seq. or the regulations promulgated thereunder or similar Laws (collectively, the “WARN Act”).
14.Schedule 4.15(f) contains a list of each Business Employee who, as of the Effective Date, has notified Seller of any plan to terminate service or retire, along with their planned termination or retirement date.
15.Schedule 4.15(g) contains a true and complete list of each Company Employee Plan. True and complete copies of the following materials have been delivered to Purchaser: (i) all current documents for each Company Employee Plan or, in the case of an unwritten Employee Plan, a written description of such Company Employee Plan, (ii) the most recent determination letter from the IRS with respect to any of the Company Employee Plans, (iii) all current summary plan descriptions, summaries of material modifications, annual reports and summary annual reports, (iv) all current trust agreements, insurance contracts and other documents relating to the funding or payment of benefits under any Company Employee Plan. There does not exist, nor do any circumstances exist, that could upon the consummation of the transaction contemplated by this Agreement, result in any Controlled Group Liability to Purchaser or any of its Affiliates with respect to any Employee Plan sponsored, maintained, contributed to, or required to be contributed to, by Seller or an ERISA Affiliate thereof. None of the Acquired Companies sponsors, maintains, contributes to, or has any obligation to contribute to (other than any inter-Company payment obligations to Seller or an Affiliate thereof), any Employee Plan.
16.Each Company Employee Plan intended to be qualified under Section 401(a) of the Code is so qualified and has received a favorable determination letter from the IRS or is comprised of a master or prototype plan that has received a favorable opinion letter from the IRS as to the form of such plan, and each trust created under each such Company Employee Plan has been determined by the IRS to be exempt from Tax under the provisions of Section 501(a) of the Code, and nothing has occurred that could reasonably be expected to give the IRS grounds to revoke such determination or opinion letter.
17.Except as disclosed on Schedule 4.15(i), neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement could reasonably be expected to, either alone or in conjunction with any other event (whether contingent or otherwise), (i) result in any payment or benefit becoming due or payable, or required to be provided, to any Business Employee, (ii) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any Business Employee, or result in the acceleration of the time of payment, vesting or funding of any such benefit or compensation or (iii) result in any amount failing to be deductible by reason of Section 280G of the Code.
p.Intellectual Property; Data Privacy. Except as set forth on Schedule 4.16, the Holdcos and the Project Companies own all material Intellectual Property used in the Business of the Holdcos and the Project Companies. To the Knowledge of Seller, there has not been (i) any material infringement, misappropriation or violation of, or claimed infringement, misappropriation or violation by any Holdco or Project Company of, any Intellectual Property owned by third parties or (ii) any material infringement, misappropriation or violation by a third party of any Intellectual Property owned by any Holdco or Project Company. Each Holdco and Project Company has in place commercially reasonable measures, and has taken commercially reasonable actions, to protect its Intellectual Property, confidential information and the integrity, continuous operation and security of the Intellectual Property and information technology equipment and assets used in its business (and the data therein), and to the Knowledge of the Seller, there has been no unauthorized access to or breaches, outages, or violations of the foregoing. Each Holdco and Project Company is covered by privacy-related policies designed to comply with applicable data privacy, data protection and data security Laws.
q.Personal Property. Each Holdco and Project Company owns and has good and valid title to, or a valid leasehold interest in, all of its material facilities, machinery, equipment, vehicles and other material tangible personal property, free and clear of all Liens, except for Permitted Liens. Except as would not, individually or in the aggregate, have or reasonably be expected to result in material Losses to Purchaser or otherwise materially impair the conduct of the Business, all such property, together with all other properties and assets of the Holdcos and Project Companies (including the Real Property) (a) are in good operating condition and repair (normal wear and tear excepted and taking into account the age of such property) and (b) are sufficient for the uses to which they are being put and, except as set forth on Schedule 4.17, constitute all of the rights, properties and assets necessary to conduct the Business of the applicable Holdco or Project Company as currently conducted.
r.Sanctions. None of the Holdcos or the Project Companies is a Person that (i) is listed on, or owned or controlled by a Person listed on, or acting on behalf of a Person listed on, the OFAC Blocked List, (ii) is a Sanctioned Person, or (iii) is otherwise a target of Sanctions (“target of Sanctions” signifying a Person with whom a Person or other national of a Governmental Authority that administers Sanctions would be prohibited or restricted by Law from engaging in trade, business or other activities).
s.No Other Warranties. EXCEPT FOR THE WARRANTIES SET FORTH IN ARTICLES 3 and 4 OF THIS AGREEMENT OR ANY CERTIFICATE DELIVERED PURSUANT HERETO, (A) THE ACQUIRED INTERESTS ARE BEING SOLD HEREUNDER ON AN “AS IS,” “WHERE IS” BASIS. THE WARRANTIES SET FORTH HEREIN ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES, WHETHER STATUTORY, WRITTEN OR ORAL, EXPRESS OR IMPLIED; SELLER PROVIDES NO OTHER WARRANTIES WITH RESPECT TO THE ACQUIRED INTERESTS, THE HOLDCOS, THE PROJECT COMPANIES, THE ASSETS OF THE

HOLDCOS, OR THE ASSETS OF THE PROJECT COMPANIES, INCLUDING WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT, AND WARRANTIES ARISING FROM COURSE OF DEALING OR USAGE OF TRADE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED AND (B) SELLER MAKES NO REPRESENTATION OR WARRANTY TO PURCHASER WITH RESPECT TO ANY FINANCIAL PROJECTIONS, FORECASTS OR FORWARD LOOKING STATEMENTS OF ANY KIND OR NATURE WHATSOEVER RELATING TO ANY HOLDCO, ANY PROJECT COMPANY, THE ASSETS OF ANY HOLDCO, THE ASSETS OF ANY PROJECT COMPANY, OR THE ACQUIRED INTERESTS.
Article 5.
REPRESENTATIONS AND WARRANTIES OF PURCHASER
Purchaser hereby represents and warrants to Seller as of the date hereof and as of the Closing Date (except as expressly set forth in the Disclosure Schedules) as follows:
a.Existence. Purchaser is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware. Purchaser has the full power and authority to execute and deliver this Agreement and each other agreement required to be executed by it pursuant to the terms hereof, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby and to own or lease its assets and properties and to carry on its business as currently conducted.
b.Authority. All actions or proceedings necessary to authorize the execution and delivery by Purchaser of this Agreement, and the performance by Purchaser of its obligations hereunder, have been duly and validly taken. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, arrangement, moratorium or other similar Laws relating to or affecting the rights of creditors generally, or by general equitable principles.
c.No Consent. Except as set forth on Schedule 5.03 (the “Purchaser Consents”), Purchaser’s ability to consummate the transactions contemplated by this Agreement does not require Purchaser to obtain any consent, approval or action of or give any notice to any Person as a result or under any terms, conditions or provisions of any Contract by which it is bound.
d.No Conflicts. The execution, delivery and performance of this Agreement by Purchaser does not and will not:
18.conflict with, result in a breach of, or constitute a default under, Purchaser’s certificate of incorporation or operating agreement;
19.violate, conflict with, give rise to any right of termination, cancellation under any material Contract to which Purchaser is a party;

20.result in the creation of any Lien upon any of the assets or properties of Purchaser;
21.accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, any duties or obligations are to be performed by Purchaser, or any rights or benefits are to be received by any Person, under any material Contract to which Purchaser is a party; or
22.assuming receipt of the Consents described in Section 5.09 below and compliance with the HSR Act, violate any Law or Permit to which Purchaser or any of its Affiliates is subject for such violations or breaches as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Purchaser’s ability to perform its obligations hereunder.
e.Permits and Filings. Except as disclosed on Schedule 5.05, no Permit on the part of Purchaser is required in connection with the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby or thereby.
f.Legal Proceedings. There are no Actions or Proceedings pending or, to the Knowledge of Purchaser, threatened against Purchaser that affects Purchaser or any of its assets or properties which would reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement, in each case other than any Actions or Proceedings brought by Seller or any of its Affiliates.
g.Purchase for Investment. Purchaser (a) is acquiring the Acquired Interests for its own account and not with a view to distribution in violation of any securities law, (b) is an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act, (c) has sufficient knowledge and experience in financial and business matters so as to be able to evaluate the merits and risk of an investment in the Acquired Interests and is able financially to bear the risks thereof, and (d) understands that the Acquired Interests will, upon purchase, be characterized as “restricted securities” under state and federal securities laws and that under such laws and applicable regulations the Acquired Interests may be resold without registration under such laws only in certain limited circumstances. Purchaser agrees that it will not sell, convey, transfer or dispose of the Acquired Interests, unless such transaction is made pursuant to an effective registration statement under applicable federal and state securities laws or an exemption from the registration requirements of such securities laws.
h.Brokers. No Person has any claim against Purchaser for a finder’s fee, brokerage commission, compensation or similar payment directly or indirectly in connection with the transactions contemplated by this Agreement for which Seller would become liable.
i.Governmental Approvals. No Governmental Approval on the part of Purchaser is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby except for (a) required filings under the HSR Act, (b) as set forth on Schedule 5.09 (“Purchaser Approvals”), (c) the NYPSC Approval,

(d) Consents required pursuant to the FPA as described in Section 8.09, or (e) Consents that have already been obtained.
j.Compliance with Laws.
23.Purchaser is not in violation of any Law or Order except where any such violation would not in the aggregate reasonably be expected to have a material adverse effect on Purchaser’s ability to perform its obligations hereunder.
24.Purchaser is not a Person that (a) is listed on, or owned or controlled by a Person listed on, or acting on behalf of a Person listed on, the OFAC Blocked List, (b) is a Sanctioned Person, or (c) is otherwise a target of Sanctions (“target of Sanctions” signifying a Person with whom a Person or other national of a Governmental Authority that administers Sanctions would be prohibited or restricted by Law from engaging in trade, business or other activities).
k.Regulatory Matters. Purchaser is not a holding company under PUHCA, except with respect to one or more “public-utility companies,” as defined in 18 C.F.R. § 366.1, within the United States each of which is an Exempt Wholesale Generator or a QF.
l.Due Diligence.
25.Purchaser (either alone or together with its Representatives) has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its purchase of the Acquired Interests and is capable of bearing the economic risks of such purchase. Purchaser’s acceptance of the Acquired Interests on the Closing Date shall be based upon its own investigation, examination and determination with respect thereto as to all matters and without reliance upon any express or implied representations or warranties of any nature made by or on behalf of or imputed to Seller, except as expressly set forth in Article 3 or Article 4 or the certificates delivered hereto.
26.Purchaser has relied solely on itself and its own Representatives for its evaluation of its investment decision to purchase the Acquired Interests and to enter into this Agreement and the express representations and warranties made by Seller hereunder and under the certificates delivered pursuant hereto. Purchaser acknowledges that any financial projections that may have been provided to it are based on assumptions of future operating results based on assumptions about certain events (many of which are beyond the control of Seller). It understands that no assurances or representations can be given that the actual results of the operations of any Holdco or any Project Company will conform to the projected results for any period. Except with respect to the representations and warranties expressly set forth in Article 3 and Article 4 or in the certificates delivered pursuant hereto, Purchaser specifically acknowledges that no representation or warranty has been made by Seller, and that Purchaser has not relied on any representation or warranty, as to the accuracy of any projections, estimates or budgets, future revenues, future results from operations, future cash flows, the future condition of any Facility or any assets of any Holdco or any Project Company, the future financial condition of such Holdco or such Project Company, or any other information or documents made available to Purchaser, its Affiliates or its or their respective Representatives.
m.Financial Capacity. Purchaser will have at the Closing sufficient cash or other sources of immediately available funds to pay in cash the Final Purchase Price in accordance with the terms of Article 2 and for all other actions necessary for Purchaser to consummate the transactions contemplated in this Agreement and perform its obligations hereunder. Purchaser acknowledges that receipt or availability of funds or financing by Purchaser or any of its Affiliates shall not be a condition to Purchaser’s obligations hereunder. Purchaser represents and warrants that all funds paid to Seller shall not have been derived from, or constitute, either directly or indirectly, the proceeds of any criminal activity under the anti-money laundering laws of the United States.
Article 6.
COVENANTS OF SELLER
Seller covenants and agrees with Purchaser that Seller will comply with, and as applicable, will cause each Holdco and Project Company to comply with, all covenants and provisions of this Article 6, except to the extent Purchaser may otherwise consent in writing.
a.Regulatory and Other Permits.
27.Subject to the terms and conditions of this Agreement, Seller shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable Laws to consummate and make effective the transactions contemplated by this Agreement as soon as practicable. Without limiting the foregoing, Seller shall, and shall cause its Affiliates including, as applicable, each Holdco and each Project Company to, cooperate with Purchaser to prepare, as soon as is practical following the date of this Agreement, all necessary filings in connection with the transactions contemplated by this Agreement that may be required under the HSR Act or any other federal, state or local laws prior to the Closing Date (except pursuant to section 203 of the FPA, which is subject to Section 6.01(c) below) and shall use commercially reasonable efforts to obtain as promptly as practicable all Permits and all consents, approvals or actions of all Governmental Authorities and other Persons necessary to consummate the transactions contemplated hereby, including Seller Approvals, Seller Consents and the Assigned Contracts Assignments. Seller shall, and shall cause its Affiliates including, as applicable, each Holdco and each Project Company to, submit the required filings as soon as practicable, but, with respect to filings under the HSR Act, in no event later than twenty (20) Business Days after the date of this Agreement. Seller shall, and shall cause its Affiliates to, request expedited treatment of any such filings, promptly make any appropriate or necessary subsequent or supplemental filings, cooperate with Purchaser in the preparation of such filings in such manner as is reasonably necessary and appropriate, and comply as promptly as reasonably practicable with any requests received by Seller or any of its Affiliates under any Laws for additional information, documents or other materials. Seller shall consult with Purchaser and shall agree in good faith with Purchaser upon the timing of such filings.

28.Seller shall not, and shall cause its Affiliates (including each Holdco and Project Company) not to, take any action or enter into any agreement or transaction that could reasonably be expected to adversely affect or materially delay or impair (i) the ability to obtain approval of any Governmental Authority necessary to consummate the transactions contemplated by this Agreement, or (ii) the expiration or termination of any applicable waiting period.
29.Seller shall take all commercially reasonable steps to obtain Consent from FERC pursuant to section 203 of the FPA in order to consummate the transactions contemplated hereby. Seller and its Affiliates shall reasonably seek Purchaser’s cooperation as necessary in such efforts, including in respect of any required execution of, or consenting to, FPA section 203-related applications or submissions with FERC, including any inquiries from staff, which applications or submissions shall be made as soon as practicable.
30.Seller shall take all commercially reasonable steps to obtain the NYPSC Approval in order to consummate the transactions contemplated hereby. Seller and its Affiliates shall reasonably seek Purchaser’s cooperation as necessary in such efforts, including in respect of any required execution of, or consenting to, applications or submissions with NYPSC, including any inquiries from staff, which applications or submissions shall be made as soon as practicable.
31.Seller shall take all commercially reasonable steps to obtain Consent from FERC with respect to the waiver of the capacity release rules set forth in 18 C.F.R. § 284.8 and related policies and requirements, including any applicable pipeline tariff requirements, with respect to the transfer of certain service agreements identified in Schedule 3.05. Seller and its Affiliates shall reasonably seek Purchaser’s cooperation as necessary in such efforts, including in respect of any required execution of, or consenting to, petitions or submissions with FERC, including any inquiries from staff, which petitions or submissions shall be made as soon as practicable.
32.Subject to applicable confidentiality restrictions or restrictions required by law, Seller will notify Purchaser promptly upon the receipt by Seller or its Affiliates of (i) any comments or questions from any officials of any Governmental Authority in connection with any filings made pursuant to this Section 6.01 or Section 7.01 or the transactions contemplated by this Agreement and (ii) any request by any officials of any Governmental Authority for amendments or supplements to any filings made pursuant to any laws of any Governmental Authority or answers to any questions, or the production of any documents, relating to an investigation of the transactions contemplated by this Agreement by any Governmental Authority. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to this Section 6.01 or Section 7.01, Seller shall promptly inform Purchaser of such occurrence and cooperate in filing promptly with the applicable Governmental Authority such amendment or supplement. Without limiting the generality of the foregoing, Seller shall provide Purchaser (or its Representatives) copies of all correspondence between Seller and any Governmental Authority relating to the transactions contemplated by this Agreement. Seller may, as it deems advisable and necessary, designate any competitively sensitive materials provided to Purchaser under this Section 6.01 as “outside counsel only.” Such materials and the information contained therein shall be given only to outside counsel of the recipient and shall not be disclosed by such outside counsel to employees, officers, or directors of the recipient without the advance written consent of Seller. If Seller or any of its Affiliates intends to participate in any substantive discussion, telephone call, or meeting with any Governmental Authority regarding the transactions contemplated by this Agreement or any filings, investigations or inquiries made in connection therewith, it shall give Purchaser reasonable prior notice of and, to the extent permitted by such Governmental Authority, an opportunity to participate in, such discussion, telephone call, or meeting. Subject to applicable Law, Seller shall consult and cooperate with Purchaser in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, and proposals made or submitted to any Governmental Authority regarding the transactions contemplated by this Agreement by or on behalf of Seller or Purchaser, including permitting Purchaser to review in advance any proposed written communication between Seller and any Governmental Authority and incorporating Purchaser’s reasonable comments.
33.Seller shall reasonably cooperate with Purchaser in making all necessary filings in connection with the transactions contemplated by this Agreement that may be required by the FCC, including in respect of any required execution of, or consenting to, applications or submissions with FCC, including any inquiries from staff.
34.If (i) any Regulatory Condition Precedent is not satisfied by the Outside Date or (ii) an Order has been issued in connection with any Regulatory Condition Precedent which enjoins or otherwise prohibits or makes illegal the transactions contemplated by this Agreement, then Seller and Purchaser shall (A) [************] the [****************] by this Agreement [******************] with respect to [****************] (and, in the case of [********** ******]) and [*****] that [*************************************************] to [** *******] (even if [**********************************]) or the [*****] (referred to in [*************]) to be [******] (“Excluded Assets”), (B) [*******] the [**************] as provided in [***************], (iii) [******] the [**********] to the [*****************] as contemplated in [**********] to reflect [****************************], (iv) [******] the [*************************], the [*******************], the [*******************] and the [*********************], in each case in accordance with their respective definitions, and (v) use commercially reasonable efforts to satisfy each of the Regulatory Conditions Precedent, including making all necessary filings and re-filings with Governmental Authorities as may be required for the transactions contemplated by this Agreement (excluding the Excluded Assets) to satisfy any of the Regulatory Conditions Precedent.
b.Access to Information; Confidentiality.
35.Prior to the Closing Date, or, if earlier, the date this Agreement is terminated pursuant to Section 13.01, Purchaser may make or cause to be made such review of the Business and of its respective financial and legal condition as Purchaser deems reasonably necessary or advisable. Seller shall, and shall cause the Holdcos and the Project Companies to, permit Purchaser and its authorized agents or Representatives, including its independent accountants, to have reasonable access to the properties, Books and Records of the Holdcos and the Project Companies during normal business hours to review information and documentation related to the properties, books, contracts, commitments and other records of the Holdcos and the Project Companies, including [**************************************************] in order to [********* ************************************************]; provided, however, that (X) such investigation shall only be upon reasonable notice and shall not disrupt personnel and operations of the Business, (Y) shall be at Purchaser’s sole cost and expense, and (Z) Purchaser and its authorized agents and Representatives comply with all of Seller’s, Holdcos’ and the Project Companies’ site specific safety protocols (including with respect to COVID-19); provided, further, that prior to the Closing Date, Purchaser, its Affiliates or their respective Representatives, shall be permitted to conduct [************************************************************ ***********] with respect to any Facility, any Holdco or any Project Company; provided, that (i) without the prior written consent of Seller (it being understood and agreed that Seller may have no such authority, whether contractual or otherwise, to consent to such undertakings with respect to any Facility), which consent shall not be unreasonably withheld, conditioned or delayed, in no event shall any subsurface investigation of any environmental media be conducted by Purchaser, its Affiliate or their respective Representatives and (ii) Purchaser, its Affiliate or their respective Representatives, as applicable, shall reasonably consult with Seller with respect to any such activity; provided, further, that, for the avoidance of doubt, none of Purchaser, its Affiliates or their respective representatives shall have any right to access or review any Tax Return of Seller or any of its Affiliates (including any consolidated, combined or unitary Tax Return including any such entity), except for separate Tax Returns of the Holdcos and the Project Companies (provided, that Seller and its Affiliates will use commercially reasonable efforts to provide Purchaser with information contained in such returns, or derived from those returns without undue burden, that is reasonable requested by Purchaser and relevant to its tax due diligence). All requests for access to the offices, properties, Books and Records of the Holdcos and the Project Companies shall be made to such representatives of Seller as Seller shall designate, who shall be solely responsible for coordinating all such requests and all access permitted hereunder. It is further agreed that none of Purchaser, its Affiliates or their respective Representatives shall, prior to the Closing Date, contact any of the employees, customers, suppliers, parties that have business relationships with the Holdcos or the Project Companies, in connection with the transactions contemplated hereby, whether in person or by telephone, mail or other means of communication, without the specific prior authorization of Seller or its representatives. Any access to the offices, properties, Books and Records of the Holdcos and the Project Companies shall be subject to the following additional limitations: (i) Purchaser, its Affiliates, and their respective representatives, as applicable, shall give Seller notice of at least two (2) Business Days prior to conducting any inspections of the Holdcos or the Project Companies or communicating with any third party relating to any property of the Holdcos or the Project Companies, and a representative of Seller shall have the right to be present when Purchaser, its Affiliates or their respective Representatives conducts its or their investigations on such property; (ii) none of Purchaser, its Affiliates or their respective representatives shall damage the property of any Holdco, any Project Company or any portion thereof; and (iii) Purchaser, its Affiliates, and their respective Representatives, as applicable shall (A) use reasonable best efforts to perform all on-site reviews and all communications with any Person in an expeditious and efficient manner; and (B) indemnify, defend and hold harmless Seller, the members of the Holdcos and the Project Companies, their respective Affiliates, and each of their respective employees, directors and officers from and against all damages resulting from or relating to the activities of Purchaser, its Affiliates and their respective Representatives under this paragraph. The foregoing indemnification obligation shall survive the Closing or termination of this Agreement solely to the extent of any indemnified damages incurred prior to the Closing. Notwithstanding anything herein to the contrary, prior to the Closing Date, Seller shall not be required to provide any access or information to Purchaser, its Affiliates or any of their respective Representatives which Seller reasonably believes it, any Holdco or any Project Company is prohibited from providing to Purchaser, its Affiliates or their respective Representatives by reason of applicable Law, which constitutes or allows access to information that is competitively sensitive or protected by attorney-client privilege, or which Seller or the Holdcos and the Project Companies are required to keep confidential or prevent access to by reason of any Contract with a third party or which would otherwise expose any Seller or any of its Affiliates to a material risk of Liability.
36.Purchaser, its Affiliates and their respective Representatives shall hold in confidence all confidential information obtained from Seller, the Holdcos and the Project Companies or their respective Affiliates, officers, agents, representatives or employees, whether or not relating to the Business, in accordance with the provisions of the Confidentiality Agreement which, notwithstanding anything contained therein, shall remain in full force and effect following the execution of this Agreement and shall survive any termination of this Agreement in accordance with its terms. After the Closing Date, Seller, its Affiliates and their respective Representatives shall hold in confidence all information provided to Purchaser, its Affiliates or their respective officers, agents, representatives or employees, relating to the Business, in accordance with the provisions of the Confidentiality Agreement to the same extent that would be required if Seller were a “Receiving Party” pursuant to the Confidentiality Agreement. Notwithstanding anything contained in this Agreement or the Confidentiality Agreement, the obligations of Seller, its Affiliates and their respective representatives set forth in the immediately preceding sentence shall remain in full force and effect following the execution of this Agreement and shall survive any termination of this Agreement in accordance with its terms.
c.Exhibits and Schedules.
37.All exhibits and schedules and the Disclosure Schedules attached hereto are hereby incorporated by reference and made a part hereof.
38.Neither the specification of any dollar amount in any representation nor the mere inclusion of any item in a schedule or in the Disclosure Schedules as an exception to a representation or warranty shall be deemed an admission by a Party that such item represents a material fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect.
39.Seller shall supplement the Assigned Contracts listed on Schedule 1.1-AC with each swap, exchange, commodity option, hedging or other Contract that is intended to benefit from or reduce or eliminate the risk of fluctuations in the price of commodities, including electric power (in any form, including energy, capacity, ancillary services and other forms) or natural gas or other fuel that is, in each case, (a) material to the Business of a Holdco or Project Company, (b) entered into between and including the Effective Date and the Closing Date and (c) will have a delivery, performance or settlement period thereunder that extends beyond the Closing Date. Each such supplement shall be deemed to be incorporated into and to supplement and amend the Sellers’ Disclosure Schedule.
d.Conduct of Business.
40.Seller covenants and agrees that, except (i) as otherwise expressly contemplated by this Agreement (including as described on Schedule 6.04(b)) or (ii) as otherwise approved in writing by Purchaser (which approval shall not be unreasonably withheld, conditioned or delayed), during the Interim Period, Seller and its Affiliates shall cause the Holdcos and the Project Companies to be operated in the ordinary course of business consistent with past practice and shall use commercially reasonable efforts to (v) undertake the activities set forth in the Capital Expenditure Budget with respect to each Facility, (w) preserve the goodwill and material relationships of the Holdcos and the Project Companies with customers, suppliers, employees, Governmental Authorities and other Persons with whom any Holdco and/or Project Company has material business dealings, (x) preserve, maintain and protect the assets and properties of the Holdcos, the Project Companies and their respective Businesses and (y) conduct all Remedial Actions, filings and notifications that may be required or reasonably necessary pursuant to the CT Transfer Act with respect to the CT Transfer Act Matters to be performed on or prior to the Closing in accordance with all applicable Environmental Law and consistent with past practice; provided, that such efforts shall not include any requirement or obligation to make any payment or assume any Liability not otherwise required to be paid or assumed by the terms of an existing Contract or offer or grant any financial accommodation or other benefit not otherwise required to be made by the terms of an existing Contract.
41.Without limiting Section 6.04(a), except (A) as set forth on Schedule 6.04(b), (B) as required by applicable Law, (C) as set forth in the Capital Expenditures Budget (provided that any capital expenditures in respect of matters covered in the Capital Expenditures Budget in excess of the budgeted amount therefor shall be subject to clause (xviii) below) or (D) with the express written approval of Purchaser (which approval shall not be unreasonably withheld, conditioned or delayed), during the Interim Period, Seller shall not (solely with respect to the Business, any Holdco, and/or any Project Company) and shall cause its Affiliates, each Holdco and each Project Company not to:
i.transfer, sell, convey, assign, pledge or otherwise dispose of any of the Acquired Interests, the Mission del Sol Interests or the Sunrise Interests to any Person or voluntarily incur, create, assume or permit to exist any Lien upon any of the Acquired Interests, the Mission del Sol Interests or the Sunrise Interests;
ii.(A) other than the sale and delivery of the Acquired Interests pursuant to this Agreement, issue, grant, deliver, encumber or sell or authorize or propose to issue, grant, deliver, encumber or sell, or purchase, propose to purchase or redeem, any of its Equity Interests,

(B) issue, grant, deliver or sell any Options, (C) cause to be issued, granted, delivered, encumbered, sold, repurchased or redeemed any of its Equity Interests or (D) voluntarily incur, create, assume or permit to exist any Lien upon any of its Equity Interests;
iii.declare, set aside, make or pay any dividend or other distribution in respect of the Acquired Interests to Seller, other than any dividend or other distribution of cash or cash equivalents (A) declared, set aside, made or paid in full on or prior to the Closing Date, or (B) solely from one Holdco or one Project Company to another Holdco or Project Company;
iv.except in accordance with GAAP, change any accounting methods, principles or practices, or make any material change in any Holdco’s or Project Company’s cash management practices or accounts receivables or accounts payable policies, practices and procedures;
v.sell, transfer, lease, license, assign, pledge, convey, abandon, cancel or otherwise dispose of any of the assets or properties of the Holdcos or the Project Companies with a market value, individually or in the aggregate, in excess of $[*******] to any Person or encumber, or permit to be encumbered, any such assets, in each case, other than (A) sales or dispositions in connection with the repair and/or replacement in the ordinary course of business consistent with past practices, (B) sales or dispositions required by any Material Contract or (C) the grant of Permitted Liens in the ordinary course of business consistent with past practices;
vi.permit any Holdco or any Project Company to (A) except in the ordinary course of business and as will be repaid prior to Closing, (1) create, incur or assume any Indebtedness or (2) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any Indebtedness of another Person, (B) make any loans, advances or capital contributions to or investments in any Person (other than any Holdco or any Project Company), (C) purchase any Equity Interests of any Person, or (D) except in the ordinary course of business as needed in connection with the maintenance of the Facilities (and subject to clause (xviii) below), purchase any assets of any other Person in excess of $[*******] individually or $[*******] in the aggregate;
vii.enter into, amend, modify, grant a waiver in respect of, cancel or consent to the termination of any Material Contract other than any amendment, modification or waiver which is not material to such Material Contract or is otherwise in the ordinary course of business;
viii.(A) pay, discharge, settle, compromise or satisfy any claims, liabilities or obligations (x) in excess of $[******] in the aggregate, (y) that would restrict the Business in any material respect or (z) that would result in criminal liability against a Holdco or Project Company or any of their respective post-Closing Affiliates, or (B) initiate any Actions or Proceedings with an amount in controversy in excess of $[*******];
ix.amend, modify or terminate the Constitutive Documents;

x.hire, transfer or terminate any Business Employee other than in the ordinary course of business, or enter into any written employment or material oral employment agreement or any severance agreement (whether written or oral) with any Business Employee;
xi.merge or consolidate with any other Person or acquire (whether by merger with, purchase of Equity Interests in, or purchase of all or substantially all the assets of, or by any other means) any other Person or any business or division of any Person;
xii.cancel or materially change coverage under any Insurance Policy (other than where such change other than where such change is required because existing coverage has expired in the ordinary course of business and is no longer available on commercially reasonable terms);
xiii.effect or authorize any restructuring, recapitalization, reclassification, split, subdivision or combination of Equity Interests, reorganization or other changes in its capitalization;
xiv.liquidate, dissolve or otherwise wind up its operations or any of the Business, adopt any plan of dissolution or liquidation, or make any voluntary bankruptcy or insolvency filing (or consent to any involuntary filing) or reorganization;
xv.except in the ordinary course of its business (which shall include adjustments, consistent with past practice, pursuant to Seller’s and its Affiliates’ annual compensation adjustment cycle, scheduled to occur in March 2021), as required by the terms of a Company Employee Plan, or pursuant to any of the Active CBAs, (i) grant or announce any increase in the salaries, bonuses or other compensation or benefits payable to any Business Employee (ii) accelerate the vesting or timing of any payment of any compensation or benefits to any Business Employee, or (iii) adopt, amend or modify in any respect any Company Employee Plan;
xvi.enter into, amend or modify, extend, grant a waiver in respect of, cancel or consent to the termination of any Collective Bargaining Agreement, other than any amendment, modification, extension or waiver that causes the Collective Bargaining Agreement to be not less favorable in the aggregate to the employer thereunder than the terms prior to such amendment, modification, extension or waiver;
xvii.engage in any material new line of business or make any material change in existing lines of business;
xviii.make any capital expenditures or major maintenance expenditures in excess of $[*********] in the aggregate, except to the extent approved by Purchaser, in which case such capital expenditure or major maintenance expenditure, as applicable, shall be included in the Capex Adjustment;
xix.(A) make any material Tax election inconsistent with past practice, (B) change or revoke any material Tax election, (C) change (or request any Governmental Authority to change) any method of accounting for Tax purposes, (D) settle or compromise any assessment, claim for refund, liability, or proceeding with respect to Taxes, (E) file any amended Tax Return, (F) surrender any right to claim a refund of Taxes, (G) enter into any closing agreement or other binding written agreement relating to Taxes with any Governmental Authority or any Tax sharing agreement, (H) file any Tax Return other than one prepared in a manner consistent with past practice, or (I) consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment (other than pursuant to an extension of time to file any Tax Return obtained in the ordinary course of business);
xx.except in the ordinary course of business or as provided by the underlying Material Contracts, increase the amount of any Support Obligation; or
xxi.agree to enter into any Contract or otherwise make any commitment to do any of the foregoing in this Section 6.04(b).
Notwithstanding the foregoing, Seller may permit any Holdco or any Project Company to take commercially reasonable actions in accordance with Good Industry Practices with respect to emergency situations (as reasonably determined by Seller) so long as Seller shall, as soon as reasonably practicable after the Seller becomes aware of such emergency requirement, inform Purchaser of any such actions taken outside the ordinary course of business, together with a reasonably detailed description of the circumstances surrounding such occurrence.
42.Seller shall cause, at or prior to Closing, the domain names listed on Schedule 4.16 to be transferred to applicable Project Company.
e.Insurance. Except as otherwise provided in this Section 6.05, from and after the Closing Date (a) each of the Holdcos and the Project Companies shall cease to be insured by, have access or availability to, be entitled to make claims on, be entitled to claim benefits or seek coverage under, any of Seller’s or its Affiliates’ Insurance Policies or any of their self-insured programs and (b) Purchaser shall be solely responsible for obtaining or providing insurance coverage for each of the Holdcos and the Project Companies; provided that Seller shall obtain, for the benefit of Purchaser, the Holdcos and the Project Companies, a third party liability tail “claims-made” insurance policy, subject to the existing insurance market conditions with regard to policy terms and conditions at the time of such placement, and having an aggregate coverage limit equal to [**************] dollars ($[********]) subject to commercial availability, and shall maintain such policy in full force and effect for at least *********** following the Closing Date (the “Tail Policy”); [*****************] shall a seek to [*****] a [*************************] for [********] at the request of [*******] and, [***************************************** ***********************************] with the [**************] of the [************] for a [************************************]. Seller shall pay the premium due in respect of such Tail Policy and Purchaser shall reimburse Seller for [****] of [**********] (except for [****************] as described in the [*************************], [*****] of which [*********] by [********]). In the event that any claim is made in respect of which coverage may be triggered under the Tail Policy, Seller shall use commercially reasonable efforts to pursue coverage for such claim under the Tail Policy and Purchaser shall pay Seller’s reasonable and documented costs in connection therewith. Seller shall coordinate its defense with Purchaser in respect of any such claims and shall not authorize the settlement of any such claims without the express written consent of Purchaser. In the event that any claims result in a payment being made under such Tail Policy to a Person other than a third-party claimant, such payment will be paid over to Purchaser. In furtherance of the foregoing, Purchaser shall be solely liable for, and Seller shall have no obligation to pay or reimburse Purchaser for, a deductible in the amount of [******************] Dollars ($[******]) in connection with any claim made under the Tail Policy as well as all uninsured, uncovered, unavailable or uncollectable amounts and all fees, costs or expenses incurred by Purchaser, relating to or associated with any claim made under the Tail Policy.
f.Risk of Loss. If during the Interim Period, the property or assets of the Project Companies, including the Facilities, are damaged by fire or other casualty (each such event, an “Event of Loss”), or are taken by a Governmental Authority by exercise of the power of eminent domain (each, a “Taking”), then the following provisions of this Section 6.06 shall apply:
43.Following the occurrence of (i) any one or more Events of Loss, if the sum of the (x) aggregate costs to restore, repair or replace the property or assets of the Project Companies subject to such Event of Loss to a condition reasonably comparable to its or their condition prior to such Event of Loss and (y) Lost Revenues of such Project Company (such sum of (x) and (y) pursuant to this clause (i) to be determined by an independent third party appraiser mutually selected by the Parties (collectively, “Restoration Costs”)) and/or (ii) any one or more Takings, if the (x) value of the property subject to such Taking and (y) Lost Revenues of such Project Company whose assets are subject of such Taking, less any condemnation award received by Purchaser or Seller (provided, that any such condemnation award is made available to Purchaser) (such sum of (x) and (y) pursuant to this clause (ii) to be determined by an independent third party appraiser mutually selected by the Parties (collectively, the “Condemnation Value”)), is, in the aggregate, less than or equal to [**********************************], in the case of each of clauses (i) and (ii), net of and after giving effect to (A) (1) any insurance proceeds reasonably expected to be available to the applicable Project Companies for such event and for which the applicable insurers have accepted liability and (2) other third party proceeds paid to the applicable Project Companies for such event and (B) any amounts expended by the applicable Project Company, Holdco, or Seller prior to Closing to restore damage caused by such casualty event, there shall be no effect on the transactions contemplated hereby; provided that any such amount associated with a reduction of the Restoration Cost or Condemnation Value as specified in the foregoing clause (A) shall be made available at no cost to Purchaser in the application of this Section 6.06.
44.Subject to the termination right of Purchaser and Seller set forth in Section 6.06(e), upon the occurrence of any one or more Events of Loss and/or Takings involving aggregate Restoration Costs and Condemnation Value in excess of [***] percent ([**]%) of the Base Purchase Price (a “Major Loss”), Seller shall have, in the case of a Major Loss relating solely to one or more Events of Loss or Takings, the option, exercised by notice to Purchaser, to restore, repair or replace the damaged assets or properties prior to Closing to a condition comparable in all material respects to their condition prior to such Event of Loss or Taking, as the case may be. If Seller elects to so restore, repair or replace the assets or properties relating to a Major Loss, which election shall be made by notice to Purchaser prior to the Closing Date and as soon as practicable following the occurrence of the Major Loss, Seller will complete or cause to be completed the repair, replacement or restoration of the damaged assets or property prior to the Closing and the Closing Date shall be postponed for the amount of time reasonably necessary to complete the restoration, repair or replacement of such property or assets as reasonably agreed between Purchaser and Seller (including, if necessary, the extension of the date contemplated by Section 13.01(b) (but for no more than thirty (30) days) to allow for the restoration, repair or replacement of such assets or properties). If Seller elects not to cause the restoration, repair or replacement of the property or assets affected by a Major Loss, or such Major Loss is the result in whole or in part of one or more Takings or is otherwise not capable of being restored, repaired or replaced, the provisions of Section 6.06(c) will apply.
45.In the event that Seller elects not to cause the restoration, repair or replacement of a Major Loss, or in the event that Seller, having elected to cause repair, replacement or restoration of the Major Loss, fails to cause its completion within the period of time agreed upon by the Parties pursuant to Section 6.06(b) (subject to extension for up to ninety (90) days for causes beyond Seller’s control), or in the event that a Major Loss is the result in whole or in part of one or more Takings or is otherwise not capable of being restored, repaired or replaced, then the Parties shall, within thirty (30) days following Seller’s election not to cause the restoration, repair or replacement, failure to complete, or the occurrence of such Major Loss, as the case may be, (i) adjust the Base Purchase Price downward by the aggregate Restoration Cost and Condemnation Value and (ii) proceed to Closing. To assist Purchaser in its evaluation of any and all Events of Loss or Taking, Seller shall provide Purchaser such access to the properties and assets and such information as Purchaser may reasonably request in connection therewith.
46.In the event that (i) the aggregate Restoration Costs and Condemnation Value with respect to one or more Events of Loss and/or Takings equals an amount in excess of [******************] percent ([***]%) of the Base Purchase Price or (ii) the Taking is of any Acquired Interests, then either Purchaser or Seller shall have the right to exclude from this Agreement any Holdco or any Project Company materially affected by the Events of Loss and/or Takings, to (i) reduce the Base Purchase Price by an amount set forth on Schedule 6.01(h) in respect of such Holdco or Project Company and to otherwise proceed to Closing (with such changes to the adjustments contemplated in Section 2.02 as may be required by the exclusion of such Holdco or Project Company) and (ii) reduce the Seller Environmental Liability Cap, the Tier 1 Threshold Amount, the Tier 2 Threshold Amount and the Tier 3 Threshold Amount, in each case in accordance with their respective definitions,.
47.Notwithstanding anything in this Section 6.06 to the contrary, in the event that the aggregate Restoration Costs and Condemnation Value with respect to one or more Events of Loss and/or Takings equals an amount in excess of [***********] percent ([***]%) of the Base Purchase Price, then either Purchaser or Seller shall have the right to terminate this Agreement.

g.Fulfillment of Conditions. Seller (a) shall take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith to satisfy each condition to the obligations of Purchaser contained in this Agreement (including obtaining Seller’s Consents and Seller’s Approvals) and (b) shall not, and shall not permit the Holdcos, the Project Companies or any of its other Affiliates to, take or fail to take any action that would reasonably be expected to result in the non-fulfillment of any such condition or materially delay or impair the approval of any Governmental Authority.
h.Further Assurances. During the Interim Period, Seller shall use its commercially reasonable efforts to execute and deliver, or cause to be executed and delivered, all such documents and instruments (including customary non-imputation affidavits and title affidavits) and shall take, or cause to be taken, all such further or other actions as may be necessary to consummate the transactions contemplated by this Agreement, including such actions at its expense as are necessary in connection with obtaining any Consents and all Governmental Approvals required to be obtained by Seller. During the Interim Period, Seller shall (a) cooperate with Purchaser and provide any information regarding Seller, any Holdco or any Project Company reasonably necessary and reasonably requested by Purchaser to assist Purchaser in making any filings or applications required to be made with any Governmental Authority and (b) use commercially reasonable efforts to assist Purchaser in obtaining any owner’s or lenders title insurance policies (including any non-imputation and/or fairway endorsements) and comply with the customary and reasonable requests of Title Company in connection therewith at Purchaser’s sole cost and expense. Notwithstanding anything to the contrary contained in this Section 6.08, if the Parties are in an adversarial relationship in litigation or arbitration, the furnishing of any documents or information in accordance herewith shall be solely subject to applicable rules relating to discovery and the remainder of this Section 6.08 shall not apply.
i.Post-Closing Access; Preservation of Records. From and after the Closing, Seller shall make or cause to be made available to Purchaser all books, records and documents of Seller relating to the Business (and the assistance of employees responsible for such books, records and documents) during regular business hours for the same purposes, to the extent applicable, as set forth in Section 7.06; provided, however, that access to such books, records, documents and employees shall not interfere with the normal operations of Seller and its Affiliates and the reasonable out-of-pocket expenses of Seller and its Affiliates incurred in connection therewith shall be paid by Purchaser; provided, further, that none of Purchaser, its Affiliates or their representatives shall have any right to access or review any Tax Return of Seller or any of its Affiliates (including any consolidated, combined or unitary Tax Return including any such entity), except for separate Tax Returns of the Holdcos and the Project Companies. Notwithstanding anything herein to the contrary, neither Seller nor its Affiliates shall be required to provide any access or information to Purchaser, its Affiliates or any of their respective representatives which Seller reasonably believes it is prohibited from providing to Purchaser, its Affiliates or their respective representatives by reason of applicable Law, which constitutes or allows access to information protected by attorney-client privilege, or which Seller or its Affiliate is required to keep confidential or prevent access to by reason of any Contract with a third party or which would otherwise expose Seller or any of its Affiliates to a material risk of Liability. Following the Closing, Seller shall provide all Books and Records to Purchaser.
j.Financing Cooperation. During the Interim Period, Seller shall, and shall cause its Affiliates, including each Holdco and Project Company, to (and use commercially reasonable efforts to cause each of their respective Representatives to), provide reasonable cooperation on a timely basis in connection with the arrangement of financing (including [******************** ****************************************************************************** **********************]) pursued by Purchaser and/or its Affiliates relating to the Business and the transactions contemplated by this Agreement that would take effect at or after the Closing, and the satisfaction of the conditions precedent thereunder (to the extent within the control of Seller or their Affiliates), as may be reasonably requested by the Purchaser. Purchaser shall promptly reimburse Seller and its Affiliates for any reasonable and documented costs for time spent and any reasonable and documented out-of-pocket expenses actually incurred by such Persons in connection with fulfilling their respective obligations under this Section 6.10. During the Interim Period, Seller shall provide to Purchaser unaudited consolidating quarter-to-date balance sheet and related unaudited consolidating statement of operations (“Quarterly Financial Statements”) for each fiscal quarter ended during the Interim Period. The Quarterly Financial Statements will be made available to the Purchaser within sixty (60) days after the end of each quarter.
k.Resignation of Members, Managers, Officers and Directors. At the Closing, the Seller shall cause the resignation of all officers and directors or similar persons on any board or operating, management or other committee established under the Holdcos or the Project Companies’ Constitutive Documents.
l.Assigned Contracts Assignments.
48.During the Interim Period, Seller shall, and shall cause its Affiliates to, use commercially reasonable efforts to obtain the Assigned Contracts Assignments; provided, that neither Seller nor Purchaser (nor any of their respective Affiliates) shall be required to compensate any third party, commence or participate in any Action or Proceeding or offer or grant any accommodation (financial or otherwise) to any third party to obtain any such Assigned Contracts Assignment. If Purchaser and Seller determine, in their respective reasonable discretion, that an Assigned Contract Assignment with respect to an Assigned Contract (each such Assigned Contract, as “Back-to-Back Contract”) either (i) will not be capable of being obtained prior to the Closing or (ii) is not justifiable based on the remaining term of such Back-to-Back Contract or otherwise, then, in each case, Seller shall, and shall cause its Affiliates to, cooperate with Purchaser or its Affiliates to develop and implement arrangements to place Purchaser or its Affiliates, on the one hand, and Seller or its Affiliates on the other hand, insofar as reasonably practicable, in the same position as if the Back-to-Back Contracts had been assigned, transferred, conveyed and delivered to or assumed by Purchaser or its Affiliates at the Closing, as applicable, and so that all the benefits and burdens relating to such Back-to-Back Contracts, including all rights and obligations thereunder, inure from and after the Closing to

Purchaser or its Affiliates, in each case in accordance with and subject to Section 6.12(b); provided, however, that:
(x) Seller shall not be obligated to maintain any arrangement for any Back-to-Back Contract that is not a California RA Contract for a period of longer than [************] ([****]) days after the Closing Date and if, upon the date that is [*************] ([****]) days following the Closing Date any such Back-to-Back Contract has not either expired by its terms or been assigned pursuant to an Assigned Contract Assignment, Seller shall be entitled to terminate such Back-to-Back Contract; and
(y) Seller shall not be obligated to maintain any arrangement for any Back-to-Back Contract that is a California RA Contract beyond [**********], [****] and if, on [***********], [****], any such Back-to-Back Contract has not either expired by its terms or been assigned pursuant to an Assigned Contract Assignment, Seller shall be entitled to terminate such Back-to-Back Contract that is a California RA Contract.
If and when the Assigned Contracts Assignments are obtained or made, as the case may be, the assignment, transfer, conveyance and delivery or assumption, as applicable, of the applicable Assigned Contracts shall be promptly effected in accordance with the terms of this Agreement, without the payment of additional consideration. For the avoidance of doubt, the failure of Seller to obtain any Assigned Contracts Assignments shall not, in any event, delay or prevent the Closing; provided, that obtaining the Assigned Contracts Assignment with respect to the Assigned Contracts denoted with a single asterisk (“*”) on Schedule 1.01AC shall constitute a Seller Consent for purposes of Section 8.05. Notwithstanding anything else to the contrary herein, following the Closing, Purchaser may, at any time at its option, enter into, or cause an Affiliate to enter into, a new Contract with the counterparty to a Back-to-Back Contract and terminate the arrangements with Seller with respect to such Back-to-Back Contract; provided, however, that Purchaser shall bear any termination costs incurred by Seller in connection with such Back-to-Back Contract other than those related to any outstanding trades not related to the Facilities.
49.From and after the Closing until the earlier to occur of (X) all Back-to-Back Contracts have terminated in accordance with their terms and (Y) all Back-to-Back Contracts have been transferred, otherwise assigned to Purchaser or any of its Affiliates or replaced by Purchaser or its Affiliates in accordance with this Agreement: (i) Seller shall, and shall cause its Affiliates to: (A) act at the Purchaser’s or its designee’s direction with respect to the provisions of each Back-to-Back Contract, (B) use commercially reasonable efforts to preserve the good will of the counterparties to each Back-to-Back Contract and (C) timely pay or otherwise discharge and perform its liabilities and obligations under each Back-to-Back Contract, provided, however that Seller’s obligation to pay any amounts due under any Back-to-Back Contract is subject to Purchaser providing Seller the funds necessary to discharge Seller’s or its Affiliates’ payment obligations under all Back-to-Back Contracts and provided further that, subject to Seller’s and its Affiliates’ compliance with this Section 6.12, Purchaser shall be solely liable for all payment obligations, costs and charges under the Back-to-Back Contracts following the Closing, (ii) Seller shall not, and shall cause its Affiliates not to (A) amend or modify any Back-to-Back Contract, (B) terminate any Back-to-Back Contract prior to the end of its term, (iii) waive any rights under any Back-to-Back Contract or (iv) transfer or otherwise assign any Back-to-Back Contract to any Person other than Purchaser or any of Purchaser’s Affiliates. To the extent that Seller is required to take any action with respect to any Back-to-Back Contract pursuant to this Section 6.12(b) and Purchaser (or its designee) has not provided it with direction, Seller shall request in writing from Purchaser written instruction as to how Seller should proceed, Purchaser shall respond to Seller’s request promptly and Seller shall proceed in accordance with Purchaser’s (or its designee’s) direction. Purchaser shall indemnify and hold harmless Seller and its Affiliates (and their respective Representatives) for all Losses incurred by Seller, its Affiliates or their respective Representatives for all actions taken by Seller or its Affiliates (or not taken as a result of Purchaser failing to comply with its obligations in this Section 6.12(b)) in compliance with this Section 6.12(b).
m.Termination of Affiliate Contracts. Except as expressly contemplated by this Agreement, Seller shall, and shall cause its Affiliates to, take such actions as may be necessary to terminate all Affiliate Contracts other than those set forth on Schedule 6.13 effective on or before the Closing.
n.RGGI Allowances. After the Closing Date, and not later than sixty (60) days after the end of the calendar quarter following the Closing Date, Seller shall provide to an account of each East Coast Project Company that is subject to Connecticut’s or New York’s RGGI Regulations the number of RGGI Allowances equal to the greenhouse gas emissions from each East Coast Project Company’s Facility from January 1, 2021 to the Closing Date.
o.Seller’s Limited Post-Closing Environmental Obligations. From and after Closing, Seller’s sole obligations in connection with Environmental Liabilities associated with the Holdcos, the Project Companies or the Facilities shall be as expressly provided in this Section 6.15 and Section 12.01(b). Following the Closing, Seller shall pay all costs incurred by Purchaser or the applicable Project Companies to the extent arising out of or related to Environmental Liabilities in respect of (i) all Remedial Actions required pursuant to Environmental Law in connection with the CT Transfer Act Matters (whether now existing or arising in connection with the transactions contemplated by Section 2.01) (the “CT Transfer Act Liabilities”) or (ii) the ownership and operation of the Project Companies or the Facilities prior to the Closing Date, including the Pre-Existing Environmental Conditions (together with the CT Transfer Act Liabilities (but excluding all costs to decommission or retire the Facilities that are either (x) reasonably contemplated in connection with the asset retirement obligations set forth on Schedule 6.15 or (y) unrelated to Environmental Liabilities), the “Specific Environmental Liabilities”) subject to the terms and limitations set forth below and in Section 7.12(a):
50.Seller’s obligations pursuant to this Section 6.15 and Section 12.01(b) shall in no event exceed the Seller Environmental Liability Cap.
51.Seller’s obligations under this Section 6.15 and Section 12.01(b) shall terminate upon the earlier to occur of (i) the 7th anniversary of the Closing Date and (ii) the date on which Seller has paid to Purchaser an amount equal to the Seller Environmental Liability Cap

(such period, the “Term”), at which time Seller shall have no further obligations in connection with the Specific Environmental Liabilities pursuant to this Section 6.15 or Section 12.01(b); provided, however, that to the extent that remaining costs to address Specific Environmental Liabilities have been reasonably estimated and described in writing in reasonable detail to Seller by Purchaser prior to the 7th anniversary of the Closing Date (such costs, the “Tail Costs”) but not yet incurred at the time that the Term would otherwise expire under clause (i) above, the Term shall be extended until the Tail Costs have been paid, provided, further that (x) the Seller Environmental Liability Cap for such extension term shall not exceed the Tail Costs and (y) in no event shall the Seller Environmental Liability Cap be increased to cover Tail Costs.
52.Specific Environmental Liabilities in an amount up to the Tier 1 Threshold Amount shall be borne [***]% by Seller. Specific Environmental Liabilities in excess of the Tier 1 Threshold Amount in an amount up to the Tier 3 Hurdle Amount shall be borne [**]% by Seller and [**]% by Purchaser. Specific Environmental Liabilities in excess of the Tier 3 Hurdle Amount, in an amount up to the sum of the Tier 3 Hurdle Amount plus the Tier 3 Threshold Amount shall be borne [**]% by Seller and [**]% by Purchaser.
53.The Parties agree that all costs, fees or expenses associated with, related to or arising out of Remedial Action (“Remediation Costs”) to be paid in connection with the Specific Environmental Liabilities shall be based on internal and external costs actually incurred (without Purchaser markup and using market-based rates); provided, that any such internal costs shall be limited to the cost of [**********] ([***]) full time equivalent employees. Invoices for Remediation Costs shall be provided to Seller in reasonable detail for review and conforming invoices shall be paid in full by Seller within thirty (30) days of receipt. Seller shall have the ability to audit all such Remediation Costs once per year and seek reimbursement of funds which are finally determined (through agreement or to be agreed appropriate dispute processes) not to have been properly charged to Seller. Seller shall have the right, but not the obligation, to review and provide comments on any material documents prepared by the Connecticut Licensed Environmental Professional of record and any material submittal to the CTDEEP or other Governmental Authority in connection with Remedial Action, and Purchaser shall reasonably accommodate such right by providing draft documents and submittals to Seller within a reasonable time prior to submittal. The Parties shall work collaboratively to advocate to CTDEEP or other applicable Governmental Authorities for the most commercially reasonable alternative that is compliant with federal, state and local Environmental Laws and standards and that shall not unreasonably interfere with Purchaser’s ability to operate, repair, maintain or modify the Facilities.
54.Seller’s obligation for Specific Environmental Liabilities set forth in this Section 6.15 shall, subject to Section 12.01(b), be for the payment of costs only and Seller will not be required to perform any Remedial Action related to any matter associated with a Specific Environmental Liability.
55.In connection with seeking recovery under this Section 6.15 for Specific Environmental Liabilities, Purchaser shall use commercially reasonable efforts to seek recovery under the R&W Insurance Policy and any other applicable insurance policies or similar rights of recovery that it may have in respect of such matters.
p.CA GHG Emission Allowances.  No later than the Closing Date, for the years up to and including 2020 (which is the final year of the Third Compliance Period under the California Air Resources Board Cap-and-Trade regulations implementing the Global Warming Solutions Act of 2006 (“AB32 Regulations”)), Seller shall satisfy the obligations (both with respect to GHG emissions reporting and the surrender of California Compliance Instruments, including no more than 8% California Carbon Offsets, each as defined in the AB32 Regulations) of each California Project Company that is included in Seller’s Compliance Instrument Tracking System Service (“CITSS”) account.  Within ninety (90) days following the Closing Date, Seller and Purchaser shall remove each California Project Company from Seller’s CITSS account and add them to a CITSS account designated by Purchaser, and Seller shall deliver to such CITSS account designated by Purchaser the number of California Compliance Instruments (as defined in the AB32 Regulations, including no more than 8% California Carbon Offsets) equal to the greenhouse gas emissions from each California Project Company from January 1, 2021 through the day before the Closing Date.
q.RECLAIM Trading Credits. No later than 30 days following the close of the quarter that includes the Closing Date, the Seller will transfer to Purchaser the NOx RECLAIM Trading Credits (RTC) as [******************] in the sum of [************] and Infinite Year Block, [**************] and all years after in the sum of [************] to satisfy holding limit requirements per Long Beach Generation LLC (Facility ID [*****]) Permit to Operate Conditions [*******************************] in accordance with South Coast Air Quality Management District (SCAQMD) Regulation XX, including but not limited to  Regulation 2002, Rule 2007 and Rule 2012; provided, that this Section 6.17 shall only apply to the Long Beach Facility. If the Closing Date occurs prior to June 30, 2021, the Seller will transfer to Purchaser the RTCs as [***************************] in the sum of [************] according to the foregoing schedule.
r.Clean Air Market Allowances. . Prior to the Closing Date, Seller shall provide to an account of each Project Company the number of Clean Air Market Allowances equal to the relevant estimated emissions from such Project Company’s Facility from January 1, 2021 to the Closing Date. After the Closing Date, and not later than sixty (60) days after the end of the calendar quarter following the Closing Date, Seller shall provide to an account of each Project Company the number of Clean Air Market Allowances equal to any difference between such relevant estimated emissions and the relevant actual emissions from such Project Company’s Facility from January 1, 2021 to the Closing Date. All Clean Air Market Allowances that are allocated to any Facility after the Closing Date shall be transferred by Seller to the applicable Project Company when allocated.
s.Existing Mortgages. The Real Property in respect of the Arthur Kill Facility and Oswego Facility is subject to real property mortgages in respect of an existing financing. During the Interim Period, Seller shall, at Purchaser’s sole cost and expense, reasonably cooperate with Purchaser’s efforts to cause the existing mortgages (the “Existing Mortgages”) to be assigned on the Closing Date to Purchaser’s (or its Affiliate’s) mortgagee (if so assigned, the “Assigned Mortagages”) consistent with customary New York practice, if any, and, in connection therewith, Purchaser shall provide Seller with all information regarding Purchaser’s (or its Affiliate’s) mortgagee reasonably necessary for Seller to provide such cooperation. Purchaser acknowledges that any failure to obtain an assignment of the Existing Mortgages shall in no event give rise to any claim, offset or abatement against Seller and that if Purchaser is unable to obtain an assignment of the Existing Mortgages prior to the Closing Date, Purchaser shall close title without such assignment. Purchaser shall reimburse Seller’s reasonable and documented costs (including attorneys’ fees) incurred in connection with performing its obligations under this Section 6.19 promptly following receipt of a request therefor, which request shall include reasonable documentation thereof, and shall indemnify and hold harmless Seller and its Affiliates from and against any and all Losses suffered or incurred by any of them in connection with the performance of the Seller’s obligations under this Section 6.19 or the assignment of the Existing Mortgages.
t.Confidential Material Contracts. The Parties acknowledge that Seller has not Made Available the Confidential Material Contracts due to certain confidentiality and non-disclosure restrictions applicable to such Confidential Material Contracts. Schedule 6.20 sets forth a description of the revenues allocable to the Confidential Material Contracts. During the Interim Period, Seller shall use commercially reasonable efforts to obtain consent from the counterparties to such Confidential Material Contracts to disclose the Confidential Material Contracts to Purchaser. If:
56.(i) Seller obtains consent from the counterparty to a Confidential Material Contract to disclose such Confidential Material Contract to Purchaser and (ii) such Confidential Material Contract would be Assigned Contract as it is not with a Project Company or Holdco, then prior to seeking or obtaining the Assigned Contract Assignment with respect to such Confidential Material Contract, Purchaser shall have ten (10) Business Days following the date such Confidential Material Contract is posted to the Datasite to determine whether Purchaser would like Seller to seek such Assigned Contract Assignment with respect thereto; provided, however, that no determination by Purchaser to decline to seek any Assigned Contract Assignments with respect to the Confidential Material Contracts shall give rise to any adjustment, reduction or offset to the Final Purchase Price; or
57.Seller fails to obtain consent from the counterparty to a Confidential Material Contract to disclose such Confidential Material Contract to Purchaser, such Confidential Material Contract shall, to the extent Purchaser so elects in writing to Seller, be treated as a Back-to-Back Contract and Seller will continue to use commercially reasonable efforts to obtain the right to disclose such Contract following the Interim Period.
u.CL&P Interconnection Agreement. Prior to the Closing, Seller shall assign the CL&P Interconnection Agreement to Devon, Middletown, Montville and Connecticut Jet Power (such assigned agreement, the “Assigned CL&P Interconnection Agreement”). Seller shall reasonably cooperate with Purchaser in Purchaser’s efforts to, following the Closing, effectuate separate interconnection agreements with CL&P and ISO-NE for Devon, Middletown, Montville and Connecticut Jet Power (the “New CT Interconnection Agreements”).
v.Devon Gas Transportation Contract. During the Interim Period, Seller will use commercially reasonable efforts to cause Devon to enter into a lateral gas agreement with Iroquois Gas Transmission System, L.P. (“Iroquois”) for the transportation of gas across the Devon Pipeline Spur (the “Devon Gas Transportation Contract”). In the event that Seller is unable to cause Devon to enter into the Devon Gas Transportation Contract prior to the Closing Date, then at and after the Closing, Seller will reasonably cooperate with Devon and Purchaser, in obtaining the Devon Gas Transportation Contract. To the extent that [********************] under the [********* *******************] during the [**************], [**************] the [*****] of [**** ****] to [********], [*************************] the [*******************] to [*****] of [********************] thereof; provided, that if [*****] or [*************] the [********* ******************] in a manner that results in [**********************], [************* ***********] for such [*******].
w.Devon and Middletown Gas Supply Arrangement. The Parties acknowledge that NRG Power Marketing provides gas for Devon and Middletown as well as GenConn Devon and GenConn Middletown and that following the Closing, Devon and Middletown will need an acceptable arrangement for acquiring gas from NRG Power Marketing or otherwise. In furtherance of the foregoing, Seller and Purchaser shall cooperate in good faith following the Effective Date for a period of thirty (30) days (such period to be extended at the option of Purchaser) to agree on a method of providing necessary gas supply to Devon and Middletown following the Closing at [*****************] to [*******] and [************] that [******* *******] (and having a [**************************] that [******************] the [***********************] listed on [*************]) (such new arrangements, the “Agreed Gas Supply Arrangement”), which Agreed Gas Supply Arrangement may include the assignment of certain gas supply Contracts currently held by Seller or NRG Power Marketing and related to the gas supply at Devon and Middletown or the entry into new agreements with third parties for the supply of gas to Devon and Middletown.
Article 7.
COVENANTS OF PURCHASER
Purchaser covenants and agrees with Seller that Purchaser will comply with all covenants and provisions of this Article 7 made by Purchaser, except to the extent Seller may otherwise consent in writing.
a.Regulatory and Other Permits.
58.Subject to the terms and conditions of this Agreement, Purchaser shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable Laws to consummate and make effective the transactions contemplated by this Agreement as soon as practicable. Without limiting the foregoing, Purchaser shall, and shall cause its Affiliates to, cooperate with Seller to prepare, as soon as is practical following the date of this Agreement, all necessary filings in connection with the transactions contemplated by this Agreement that may be required under the HSR Act or any other federal, state or local laws prior to the Closing Date (except pursuant to section 203 of the FPA, which is subject to Section 7.01(e) below) and shall use commercially reasonable efforts to obtain as promptly as practicable all Permits and all consents, approvals or actions of all Governmental Authorities and other Persons necessary to consummate the transactions contemplated hereby, including Purchaser Approvals and Purchaser Consents. Purchaser shall submit the required filings as soon as practicable, but, with respect to filings under the HSR Act, in no event later than twenty (20) Business Days after the date of this Agreement. Purchaser shall request expedited treatment of any such filings, promptly make any appropriate or necessary subsequent or supplemental filings, cooperate with Seller in the preparation of such filings in such manner as is reasonably necessary and appropriate, and comply as promptly as reasonably practicable with any requests received by Purchaser under any Laws for additional information, documents or other materials. Purchaser shall consult with Seller and shall agree in good faith with Seller upon the timing of such filings.
59.Purchaser shall not, and shall cause its Affiliates not to, take any action or enter into any agreement or transaction that could reasonably be expected to adversely affect or materially delay or impair (i) the ability to obtain approval of any Governmental Authority necessary to consummate the transactions contemplated by this Agreement, or (ii) the expiration or termination of any applicable waiting period.
60.Subject to applicable confidentiality restrictions or restrictions required by law, Purchaser will notify Seller promptly upon the receipt by Purchaser of (i) any comments or questions from any officials of any Governmental Authority in connection with any filings made pursuant to Section 6.01 or this Section 7.01 or the transactions contemplated by this Agreement and (ii) any request by any officials of any Governmental Authority for amendments or supplements to any filings made pursuant to any laws of any Governmental Authority or answers to any questions, or the production of any documents, relating to an investigation of the transactions contemplated by this Agreement by any Governmental Authority. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to Section 6.01 or this Section 7.01, Purchaser shall promptly inform Seller of such occurrence and cooperate in filing promptly with the applicable Governmental Authority such amendment or supplement. Without limiting the generality of the foregoing, Purchaser shall provide Seller (or its Representatives) copies of all correspondence between Purchaser and any Governmental Authority relating to the transactions contemplated by this Agreement. Purchaser may, as it deems advisable and necessary, designate any competitively sensitive materials provided to Seller under this Section 7.01 as “outside counsel only.” Such materials and the information contained therein shall be given only to outside counsel of the recipient and shall not be disclosed by such outside counsel to employees, officers, or directors of the recipient without the advance written consent of Purchaser. If Purchaser or any of its Affiliates intends to participate in any substantive discussion, telephone call, or meeting with any Governmental Authority regarding the transactions contemplated by this Agreement or any filings, investigations or inquiries made in connection therewith, it shall give Seller reasonable prior notice of and, to the extent permitted by such Governmental Authority, an opportunity to participate in, such discussion, telephone call, or meeting. Subject to applicable Law, Purchaser shall consult and cooperate with Seller in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, and proposals made or submitted to any Governmental Authority regarding the transactions contemplated by this Agreement by or on behalf of Seller or Purchaser, including permitting Seller to review in advance any proposed written communication between Purchaser and any Governmental Authority and incorporate Seller’s reasonable comments.
61.Purchaser shall, and shall cause its Affiliates to, promptly take, in order to consummate the transactions contemplated by this Agreement as soon as reasonably practicable (and in no event later than the Outside Date), all actions and make any and all undertakings and commitments necessary to (i) secure the expiration or termination of any applicable waiting period from a Governmental Authority, (ii) resolve any objections asserted with respect to the transactions contemplated by this Agreement raised by any Governmental Authority, and to prevent the entry of any court order and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order that would prevent, prohibit, restrict, or delay the consummation of the transactions contemplated by this Agreement, and (iii) reasonably contest and resist any Action or Proceeding instituted (or threatened in writing to be instituted) by any Governmental Authority challenging the transactions contemplated by this Agreement as being in violation of any Law; provided, however, that nothing in this Agreement shall require Purchaser, any Affiliate thereof, Holdco or Project Company to sell or divest any assets or businesses or take any other action or agree to any restriction on its business, the business of any Affiliate of Purchaser or the Business of a Holdco or Project Company, in each case that would be material to Purchaser, any of its Affiliates, any Holdco or any Project Company (provided that any conditions that impose restrictions on the uneconomic retirement of a Facility, restrictions on long-term, unforced outages of a Facility and administrative monitoring or reporting requirements would not be deemed ‘material’ under this section unless the same are unduly burdensome).
62.Purchaser and its Affiliates shall reasonably cooperate with Seller in its taking commercially reasonable steps to obtain Consents from FERC pursuant to section 203 of the FPA in order to consummate the transactions contemplated hereby, including the execution of, or consenting to, FPA section 203-related applications or submissions with FERC, including any inquiries from staff, which applications or submissions shall be made as soon as practicable.
63.Purchaser and its Affiliates shall reasonably cooperate with Seller in its taking commercially reasonable steps to obtain the NYPSC Approval in order to consummate the transactions contemplated hereby, including the execution of, or consenting to, applications or submissions with NYPSC, including any inquiries from staff, which applications or submissions shall be made as soon as practicable.
64.Purchaser and its Affiliates shall reasonably cooperate with Seller in its taking commercially reasonable steps to obtain Consent from FERC with respect to the waiver of the capacity release rules set forth in 18 C.F.R. § 284.8 and related policies and requirements, including any applicable pipeline tariff requirements, with respect to the transfer of certain service agreements identified in Schedule 3.05, including in respect of any required execution of, or consenting to, petitions or submissions with FERC, including any inquiries from staff, which petitions or submissions shall be made as soon as practicable.
65.Purchaser shall reasonably cooperate with Seller in making all necessary filings in connection with the transactions contemplated by this Agreement that may be required by the FCC. Purchaser shall reasonably seek Seller’s cooperation as necessary in such efforts, including in respect of any required execution of, or consenting to, applications or submissions with FCC, including any inquiries from staff, which applications or submissions shall be made as soon as reasonably practicable.
66.Purchaser shall prepare the relevant CT Transfer Act forms and provide drafts of same at least twenty (20) Business Days prior to the Closing Date to Seller for its review and comment. Seller shall provide any comments to Purchaser for Purchaser’s consideration no later than ten (10) Business Days prior to the Closing Date. All parties to such forms (Seller, Purchaser, “certifying parties” and the Connecticut Licensed Environmental Professional of record) shall execute all final forms where appropriate prior to the Closing Date and such executed forms shall be submitted to CTDEEP by Purchaser or the applicable Holdcos or Project Companies no later than ten (10) days after the Closing Date.
67.If (i) any Regulatory Condition Precedent is not satisfied by the Outside Date or (ii) an Order has been issued in connection with any Regulatory Condition Precedent which enjoins or otherwise prohibits or makes illegal the transactions contemplated by this Agreement, then Seller and Purchaser shall (i) [******] from the [*******************] by this Agreement the [*************], (ii) [*******] the [*************] as provided in [************], (iii) [******] the [*********] to the [***************] as contemplated in [***************] the [*****] of the [*************], (iv) [******] the [*************************], the [****** ***************], the [******************] and the [********************], in each case in accordance with [**********************], and (iv) use commercially reasonable efforts to satisfy each of the Regulatory Conditions Precedent, including making all necessary filings and re-filings with Governmental Authorities as may be required for the transactions contemplated by this Agreement (excluding the Excluded Assets) to satisfy any of the Regulatory Conditions Precedent.
b.Fulfillment of Conditions. Purchaser (a) shall take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the obligations of Seller contained in this Agreement, and (b) shall not, and shall not permit any of its Affiliates to, take or fail to take any action or enter into any transaction (including any merger or acquisition) that would reasonably be expected to result in the non-fulfillment of any such condition.
c.Further Assurances. During the Interim Period, Purchaser shall use commercially reasonable efforts to execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as may be necessary to consummate the transactions contemplated by this Agreement, including such actions at its expense as are necessary in connection with obtaining any third-party consents and all Governmental Approvals required to be obtained by Purchaser. During the Interim Period, Purchaser shall cooperate with Seller and provide any information regarding Purchaser necessary to assist Seller in making any filings or applications required to be made with any Governmental Authority. Notwithstanding anything to the contrary contained in this Section 7.03, if the Parties are in an adversarial relationship in litigation or arbitration, the furnishing of any documents or information in accordance herewith shall be solely subject to applicable rules relating to discovery and the remainder of this Section 7.03 shall not apply.
d.Support Obligations. Purchaser acknowledges that Seller and certain Affiliates have provided certain credit support related to the Business as described on Schedule 4.14 (such credit support, excluding the Seller Support Obligations, the “Support Obligations”). During the Interim Period, in each case, at Purchaser’s sole risk, cost and expense:
68.Purchaser shall use commercially reasonable efforts to replace and effect the release of, effective as of the Closing, Seller and its Affiliates (other than any Holdco or any Project Company) from one hundred percent (100%) of any and all obligations or Liabilities relating to or arising under or out of or in connection with each Support Obligation, including by:
xxii.furnishing a letter of credit to replace each existing letter of credit that is a Support Obligation containing terms and conditions that are substantially similar to the terms and conditions of such existing letter of credit, or otherwise reasonably acceptable to Purchaser and the beneficiary, and from an Acceptable LOC Bank;
xxiii.with respect to Support Obligations consisting of guarantees on Schedule 4.14, providing replacement guarantees by Purchaser containing terms and conditions that are substantially similar to the terms and conditions of such existing guarantee;
xxiv.with respect to Support Obligations consisting of cash collateral, either replacing such cash collateral with the beneficiary of such Support Obligation or leaving such cash collateral in place and at the Closing refunding the amounts of any such cash collateral to Seller (provided that with respect to the fund at Wilmington Trust Company indicated on item 18 of Schedule 4.14: (A) Seller shall cause the fund related to the Devon Facility to be segregated from funds related to other facilities of Seller or its Affiliates (other than the CT Project Companies) and (B) Purchaser shall only be obligated to replace the funds associated with the Devon Facility); and
xxv.with respect to Support Obligations consisting of surety bonds on Schedule 4.14, (A) furnishing a surety bond from sureties similar to those providing such bonds and containing terms and conditions substantially similar to those contained in such bonds or (B) otherwise substituting the underlying credit support for such surety bonds.
69.If Purchaser is not successful prior to the Closing, following the use of commercially reasonable efforts, in obtaining the release of, effective as of the Closing, Seller and its Affiliates (other than any Holdco or any Project Company) from one hundred percent (100%) of any and all post-Closing obligations or Liabilities relating to or arising under or out of or in connection with each Support Obligation (each such Support Obligation, until such time as such Support Obligation is released in accordance with Section 7.04(b)(i), a “Continuing Support Obligation”) then, from and after the Closing:
xxvi.Purchaser shall continue to use its commercially reasonable efforts to obtain the release of Seller and its Affiliates (other than any Holdco or any Project Company) from one hundred percent (100%) of any and all obligations or Liabilities relating to or arising under or out of or in connection with each Continuing Support Obligation; and
xxvii.Without duplication of amounts specified in clause (d)(ii) below, Purchaser shall indemnify and hold Seller or its applicable Affiliate harmless from any Losses incurred in respect of [******] or [*******] under [**************************] after [*******].
70.Seller shall not, nor shall it permit its Affiliates to, encourage or cause any beneficiary of any credit support consisting of a guarantee or letter of credit listed on Schedule 4.14 to make demand under or draw under such guarantee or letter of credit.
71.Seller shall and shall cause their Affiliates to maintain any Continuing Support Obligation following the Closing and no Seller shall, nor shall any Seller permit any Affiliate to: (A) terminate any Continuing Support Obligation after the Closing Date until the Contract relating to such Continuing Support Obligation expires by its terms or by consent of the applicable parties thereto or (B) increase the amount of any Continuing Support Obligation without the express written consent of Purchaser; provided, that:
xxviii.Seller shall have the right to terminate any Continuing Support Obligation other than those relating to a California RA Contract on the date that is one hundred eighty (180) days following the Closing Date;
xxix.if Purchaser is not successful, with respect to any Continuing Support Obligation related to an underlying California RA Contract, in obtaining the release of Seller and its Affiliates (other than any Holdco or any Project Company) contemplated by Section 7.04(b)(i) prior to the date that is one hundred eighty (180) days following the Closing Date, Purchaser shall, from such date, pay to Seller or its applicable Affiliate a fee equal to (x) with respect to [***********************] that are [**********], the [********************] to [****] or [**********] by the [***********************] with respect to such [***********] and (y) with respect to [************************] that are [********], a [******] to [*** *******************], [********] on the [****************] with respect to such [*******] and (z) with respect to [*************************] that are [***********], the [********] incurred by [*****] or [**********] in [**********************], with all such [*********] under this clause (ii) [*************************] with the [***************] after the [***] day anniversary of the Closing Date (with the [*************************************]); and
xxx.Seller shall have the right to terminate any Continuing Support Obligation relating to a California RA Contract upon the earlier to occur of (a) the transfer, assignment,

termination or expiration of the California RA Contract to which such Continuing Credit Support relates and (b) [***********], [****].
72.Notwithstanding the foregoing, Purchaser shall have no obligation to replace or provide credit support for any Support Obligation not disclosed to Purchaser or indicated as confidential on Schedule 4.14.
e.Purchaser Parent Limited Guaranty. Purchaser shall, concurrently with the execution and delivery of this Agreement, cause to be executed and delivered to Seller the Purchaser Parent Limited Guaranty.
f.Post-Closing Access; Preservation of Records. From and after the Closing, Purchaser and its Affiliates shall make or cause to be made available to Seller all books, records, Tax Returns and documents of the Holdcos and the Project Companies (and the assistance of employees responsible for such books, records and documents) during regular business hours as may be reasonably necessary for (i) investigating, settling, preparing for the defense or prosecution of, defending or prosecuting any Action (other than any Action involving Purchaser or any of its Affiliates), (ii) preparing reports to stockholders and Government Authorities or (iii) such other purposes for which access to such documents is determined by Seller to be reasonably necessary, including preparing and delivering any accounting or other statement provided for under this Agreement or otherwise, preparing Tax Returns, pursuing Tax refunds or responding to or disputing any Tax audit, or the determination of any matter relating to the rights and obligations of Seller or any of its Affiliates under this Agreement; provided, however, that access to such books, records, documents and employees shall not interfere with the normal operations of Purchaser, its Affiliates, the Holdcos or the Project Companies and the reasonable out-of-pocket expenses of Purchaser, its Affiliates, the Holdcos or the Project Companies incurred in connection therewith shall be paid by Seller. Purchaser shall cause each Holdco and each Project Company to maintain and preserve all such Tax Returns, books, records and other documents related to Taxes through the Closing Date for any applicable statutory or regulatory retention period, as the same may be extended and, in each case, shall offer to transfer such records to Seller at the end of any such period. Notwithstanding anything herein to the contrary, Purchaser shall not be required to provide any access or information to Seller, its Affiliates or any of their respective representatives which Purchaser reasonably believes they, the Holdcos or the Project Companies are prohibited from providing to Seller, its Affiliates or their respective representatives by reason of applicable Law, which constitutes or allows access to information protected by attorney-client privilege, or which Purchaser, the Holdcos or the Project Companies are required to keep confidential or prevent access to by reason of any Contract with a third party or which would otherwise expose Purchaser or any of its Affiliates (including the Holdcos or the Project Companies) to a material risk of Liability.
g.Employee Matters.
73.No later than ten (10) days prior to the Closing Date, Seller shall provide to Purchaser an updated, current copy of Schedule 1.01(a) and the Business Employee Information which information shall be considered to be final as of the Closing Date for all purposes under this Section 7.07. Prior to the Closing Date, Purchaser shall, or shall cause any applicable Affiliates or its designee to make offers of employment (each, an “Employment Offer”) to each of the Business Employees, including employees hired after the Effective Date who otherwise meet the definition of Business Employee. Each such Employment Offer shall be (i) for a position having comparable job duties and the same primary work location as held by the applicable Business Employee as of immediately prior to the Closing Date, and (ii) for employment commencing immediately following the Closing and shall advise the recipient that by accepting the offer and commencing employment, he or she is agreeing that his or her personnel records will be transferred to the employing entity. The Business Employees who timely accept the terms and conditions of such Employment Offer and who are employed by Purchaser or any of its Affiliates or its designee in accordance with such Employment Offers are hereinafter referred to as the “Continuing Employees.” Prior to the Closing Date, Purchaser may, or may cause any applicable Affiliates or its designee, to make offers of employment, in its sole and absolute discretion (and on terms and conditions which are determined in its sole and absolute discretion) and with the prior written consent of Seller, to other employees or service providers of Seller who are involved in the Business; Purchaser shall not, and shall cause its Affiliates or designee not to, directly or indirectly, solicit for employment any such other employee or service providers of Seller absent the prior written consent of Seller. Any such other employee or service provider of Seller who accepts the terms and conditions of such offer of employment, and who is employed by Purchaser or any of its Affiliates or its designee in accordance with such offer, is hereinafter referred to as an “Optional Employee.” Seller shall release each Continuing Employee and each Optional Employee from any confidentiality agreement or other agreement solely as it applies to Purchaser and solely with respect to matters relating to the Business, any Holdco, any Project Company, or the sale of the Facilities that may interfere with such Continuing Employee’s or Optional Employee’s employment with Purchaser or such Affiliate or designee.
74.As soon as reasonably practicable following the Effective Date and prior to the Closing Date, Seller shall notify the Recognized Unions of this Agreement. Following the date on which Seller has notified the Recognized Unions of this Agreement, Seller shall permit Purchaser to engage with the Recognized Unions to discuss the terms of the Active CBAs; provided that Purchaser shall not initiate contact with the Recognized Unions absent Seller’s prior written consent, not to be unreasonably withheld, and that Seller may elect to be present in any such discussions or meeting. With respect to Continuing Employees who are covered by an Active CBA on the Closing Date (“Transferred Union Employees”), Purchaser shall, or shall cause Purchaser’s Affiliate or its designee employing such Transferred Union Employees to, recognize the applicable Recognized Union as the certified bargaining agent of the applicable employees and assume and comply with the terms and conditions of the applicable Active CBA. Each Transferred Union Employee shall be offered employment in the same job position and at the same job location and wage rate in effect immediately prior to the Closing Date. Purchaser or its Affiliate or designee shall be liable for all benefits required by the terms of the applicable Active CBA to be accrued in respect of periods after the Closing, including to the extent that such benefits take into account compensation received and services provided by Transferred Union Employees prior to the Closing. Purchaser acknowledges and agrees that, if and to the extent required by any Active CBA, Purchaser or one of its Affiliates or its designee shall cause each applicable Transferred Union Employees to be eligible to participate in, effective as of the

Closing Date, such Employee Plans as are required by such CBA, including, but not limited to, an Employee Plan sponsored, maintained or otherwise made available by Purchaser or one of its Affiliates or its designee that is a “pension plan” (as defined in Section 3(2) of ERISA) qualified under Section 401(a) of the Code and subject to Section 412 of the Code and/or Section 302 or Title IV of ERISA (“Purchaser Pension Plans”) with terms and other provisions that mirror those of the Company Employee Plans subject to Section 412 of the Code and/or Section 302 or Title IV of ERISA as applicable to and in which such Transferred Union Employee participated immediately prior to the Closing Date (“Seller Pension Plans”). Purchaser shall or shall cause one of its Affiliates or its designee to grant each Transferred Union Employee who participates in a Purchaser Pension Plan, if any, with service credit for all service with Seller and its Affiliates (and predecessors thereto) for all purposes under Purchaser Pension Plans. Purchaser shall or shall cause one of its Affiliates or its designee to calculate the benefit under the applicable Purchaser Pension Plan, if any, for each applicable Transferred Union Employee as though such Transferred Union Employee’s employment with Seller and its Affiliates was uninterrupted as a result of the transactions contemplated by this Agreement from his or her original date of hire with Seller and its Affiliates through the date of termination of employment with Purchaser and its Affiliates or its designee (such benefit, the “Full Pension Benefit”); provided, for the avoidance of doubt, that if such Transferred Union Employee’s employment with Seller and its Affiliates or Purchaser and its Affiliates or its designee is interrupted for any other reason, such interruption of service may be taken into account, in accordance with the provisions of the Purchaser Pension Plans or Seller Pension Plans, in calculating the Full Pension Benefit. The Full Pension Benefit payable to an applicable Transferred Union Employee under an applicable Purchaser Pension Plan will be offset by amounts payable to such Transferred Union Employee under an applicable Seller Pension Plan, as such offset is calculated in accordance with the principles set forth in Exhibit L hereto. With respect to all employment terms and conditions affecting the Transferred Union Employees, in the event any term of an applicable Active CBA conflicts with the provisions of this Section 7.07, Purchaser shall, or shall cause Purchaser’s Affiliate or its designee employing such Transferred Union Employees to, comply with the applicable provisions contained in the applicable Active CBA. Notwithstanding anything to the contrary in this Section 7.07(b), in the event any Transferred Union Employee who is eligible for retiree medical benefits voluntarily retires (and is not involuntarily terminated by Purchaser, its Affiliates or designees) prior to (i) the [********* ****************] with respect to Transferred Union Employees covered by the [*********** *******************************************************], (ii) [**********], [****], with respect to Transferred Union Employees covered by the [**************************** ******************************************], and (iii) [*********], [****], with respect to Transferred Union Employees covered by the [*************************************** *****************************], Seller shall reimburse Purchaser or its Affiliate or designee, upon written request by Purchaser and such reasonable documentation as Seller may request, for the [***********************************] by Purchaser or its Affiliate or designee for such [************************].
75.Subject to Seller’s reimbursement obligation provided in this Section 7.07(c), Purchaser or its Affiliate or designee agrees to assume the costs, expenses and Liabilities for the annual incentive plan bonuses (“AIP Incentive Bonuses”) that Sellers or its Affiliates have accrued as of the Closing Date for the Continuing and Optional Employees. Purchaser or its Affiliate or designee shall establish a bonus plan that provides the same bonus opportunity for the Continuing and Optional Employees who are eligible for the AIP Incentive Bonuses immediately prior to the Closing Date (“Purchaser AIP”) for the calendar year that includes the Closing Date. Purchaser or its Affiliate or designee shall be solely responsible for, and shall pay, the AIP Incentive Bonuses and post-Closing Date bonuses under the Purchaser AIP to Continuing and Optional Employees no later than March 15th of the calendar year immediately following the calendar year that includes the Closing Date. Seller shall reimburse Purchaser or its Affiliate or designee, upon written request by Purchaser or its Affiliate or designee and such reasonable documentation as Seller may request, for the cost of such AIP Incentive Bonuses paid by Purchaser or its Affiliate or designee in an amount equal to such AIP Incentive Bonuses paid multiplied by a fraction, the numerator of which is the number of days that have elapsed during the calendar year in which Closing occurs up to the Closing Date and the denominator of which is 365.
76.As soon as reasonably practicable following the Effective Date and prior to the Closing Date, Seller shall take such steps as may be necessary to ensure that proper notifications are given with respect to any labor agreements applicable to the Sunrise Power Project, and effective on and after the Closing Date, Purchaser shall, or shall cause Purchaser’s Affiliate or its designee to, assume any obligations under any such labor agreements applicable to the Sunrise Power Project, to the extent required by such agreements.
77.Purchaser shall be solely responsible for all pay and benefits and other costs, expenses, wages, benefits, vacation, sick or paid time off, Taxes, unemployment insurance, and all other obligations and Liabilities, in each instance arising or accruing on or after the Closing Date with respect to all Continuing Employees. Except as otherwise provided herein, Seller shall remain liable for all costs, expenses, Liabilities, claims, wages, benefits, Taxes and all other obligations and Liabilities of any nature whatsoever (including any Liabilities under any Company Employee Plan) relating to the period prior to the Closing Date with respect to the Business Employees relating in any way to their employment (collectively, “Seller Employment Liabilities”).
78.During the period beginning immediately following the Closing and ending on the first anniversary of the Closing Date (the “Continuation Period”), Purchaser shall or shall cause its Affiliate or its designee to ensure that each Continuing Employee who is not covered by an Active CBA (“Transferred Non-Union Employee”) shall (i) be paid an annual rate of salary or an hourly wage that is not less than what is being paid to such Transferred Non-Union Employee immediately prior to the Closing Date, (ii) receive employee benefits that are substantially similar in the aggregate to those provided immediately prior to the Closing Date by Seller and its Affiliates to its similarly-situated employees (excluding any equity plan, equity-based plan, long-term incentive plan, special one-time bonuses, or any defined benefit pension plan participation), (iii) receive target annual bonus opportunities during the Continuation Period that are not less on an individual basis than the target annual bonus opportunity to which such Transferred Non-Union Employee was entitled for the year in which the Closing occurs (for purposes of clarity, AIP Incentive Bonuses payable pursuant to Section 7.07(c), to the extent accruing with respect to services provided by the Transferred Non-Union Employee after Closing and not reimbursable by Seller, shall constitute satisfaction by Purchaser of the requirements of this clause (iii) with respect to the portion of the Continuation Period ending on December 31 of the calendar year in which Closing occurs, provided that Purchaser shall still be required to satisfy the requirements of this clause (iii) for the remainder of the Continuation Period with a separate target bonus opportunity), and (iv) be credited by Purchaser or its Affiliates or its designee for all accrued paid time off to the extent that such accruals are reflected in the Final Aggregate Net Working Capital Amount. Without limiting the generality of the foregoing, Purchaser will, or will cause one of its Affiliates or its designee to, maintain in effect until the first anniversary of the Closing Date, severance plans, practices and policies applicable to the Continuing Employees (the “Severance Plans”) that provide severance benefits that are not less favorable than the severance benefits provided under the Company Employee Plans (or as required pursuant to the applicable Active CBA) with respect to such Continuing Employees. In addition, for purposes of compliance with this Section 7.07(f), Purchaser will, or will cause one of its Affiliates or its designee to, maintain such Employee Plans as are required to provide compensation and benefits in accordance with this Section 7.07, which Employee Plans shall include a retirement plan qualified under Section 401(a) of the Code that contains a 401(k) feature, a group medical plan, a group dental plan, vision coverage, group life insurance, short-term and long-term disability benefits, and a Section 125 cafeteria plan with a healthcare flexible spending arrangement (such Employee Plans and including the Purchaser Pension Plans, the “Purchaser Employee Plans”).
79.Following the Closing Date, Purchaser agrees that for each Continuing Employee (i) Purchaser Employee Plans that are analogous to the Company Employee Plans shall recognize all previous service recognized under a Company Employee Plan for the purpose of determining eligibility, vesting and entitlement to benefits (except where doing so would result in a duplication of benefits and excluding, except as required by Section 7.07(b), any defined benefit plans or arrangements), and such Continuing Employees shall be eligible to receive benefits under, and immediately upon Closing shall commence participation in, such Purchaser Employee Plans to the extent eligible under the analogous Company Employee Plans; and (ii) Purchaser will use commercially reasonable efforts to cause its or its Affiliate’s or designee’s group health plan to recognize all deductibles, copayments and coinsurance incurred by the Continuing Employees (and their spouses and dependents) prior to the Closing Date (for the plan year in which Closing occurs) and to waive all preexisting condition limitations, actively at work exclusions, waiting periods, evidence of insurability requirements, required physical examinations and similar restrictions for the Continuing Employees (and their spouses and dependents).
80.As soon as reasonably practicable following the Closing Date, to the extent any Company Employee Plan is intended to be tax-qualified under Section 401(a) of the Code, Purchaser shall or shall cause its Affiliates or its designee to take the necessary action to cause Purchaser Employee Plans that are defined contribution plans to accept the rollovers of all “eligible rollover distributions” (as defined in the Code) from such Company Employee Plan with respect to Continuing Employees, including outstanding plan loans of Continuing

Employees from any Company Employee Plan, which is a qualified defined contribution plan, in which Continuing Employees are participating immediately prior to Closing Date.
81.As of the Closing Date, with respect to the Purchaser Employee Plan that includes a health care flexible spending account or limited-purpose health care flexible spending account, as applicable, maintained under Section 125 of the Code (an “FSA Plan”) for each Continuing Employee who, as of immediately prior to the Closing Date, maintained a health care flexible spending account or limited-purpose health care flexible spending account under Seller’s or its Affiliate’s FSA Plan, and shall credit such account with an amount equal to such balance; provided, to the extent that the FSA Plan accounts are not reflected in the Final Aggregate Net Working Capital Amount, then Seller shall transfer, in accordance with Revenue Ruling 2002-32 and any subsequent guidance, to Purchaser within sixty (60) days after the Closing Date a cash payment in a net amount equal to contributions to Seller’s FSA Plan by the Continuing Employees from January 1, 2021, up to the Closing Date, less reimbursements to Continuing Employees during such period. Seller shall not be responsible for, and shall have no Liability relating to, resulting from or arising out of the provision of health care reimbursement benefits to Continuing Employees following the transfer of the flexible spending account balances to Purchaser’s FSA Plan. Continuing Employee participant elections, contribution levels and coverage levels, as in effect prior to the Closing Date, will continue to be effective on and after the Closing Date and, accordingly, honored under Purchaser’s FSA Plan in the same manner as under Seller’s FSA Plan.
82.Purchaser and Seller intend that the transactions contemplated by this Agreement should not constitute a separation, termination or severance of employment of any Continuing Employee and that each such Continuing Employee shall have continuous employment immediately before and immediately after the Closing. Purchaser and Seller further intend that no Business Employee who receives an Employment Offer will be entitled to any payment pursuant to any severance or other termination payment plan or policy applicable to such Business Employee, regardless of whether the Business Employee accepts or rejects the Employment Offer.
83.For a period of ninety (90) days after the Closing Date, neither Purchaser nor its Affiliate nor its designee shall terminate the employment of any Continuing Employees if such employment termination would cause any Liabilities or Losses to Seller or its Affiliates under the WARN Act.
84.All provisions contained in this Section 7.07 are included for the sole benefit of the Parties hereto and nothing in this Agreement shall be deemed to (i) give rise to any rights, claims, benefits or causes of action to any Business Employee, Continuing Employee, Optional Employee or other individual or (ii) prevent, restrict, or limit Seller, Purchaser or their respective Affiliates, following the Closing Date, from modifying or terminating any benefit plans, programs or policies from time to time as it may deem appropriate, subject only to compliance with the express provisions of this Section 7.07. Nothing in this Section 7.07 shall be deemed to amend or be construed as an amendment or modification to any Employee Plan of Seller, Purchaser or any Affiliate or designee of either of the foregoing or to any other compensation or benefit plan, program, policy, arrangement, agreement or understanding. Nothing in this Agreement shall create any claim or right on the part of any Business Employee or Optional Employee (or any Person claiming through or on behalf such individual), and no such Business Employee or Optional Employee (or any Person claiming through or on behalf such individual) shall be entitled to assert any claim or right hereunder or under any document related to this Agreement or the transactions contemplated hereby.
h.Representation and Warranty Insurance. On or prior to the Effective Date, Purchaser has, at its sole cost, obtained a buyer-side representation and warranty insurance policy (the “R&W Insurance Policy”), a copy of which has been provided to Seller, and pursuant to which the insurer issuing such policy expressly waives all rights subrogation against Seller and its Affiliates (except in the case of Seller’s actual common law fraud). Purchaser shall not agree to any amendment, variation or waiver of the R&W Insurance Policy that would remove the waiver of subrogation (other than in the case of Seller’s actual common law fraud) for Seller and its Affiliates thereunder.
i.Indemnification of Officers and Directors.
85.For a period of six (6) years after the Closing, to the extent not prohibited by applicable Law, Purchaser shall not, and shall not permit any Holdco, or any Project Company to, amend, repeal or otherwise modify any provision set forth in its Constitutive Documents as of the Effective Date with respect to the exculpation and indemnification of, and the advancement of expenses to, any current or former officers, managers, partners, members and/or directors of any Holdco or any Project Company as of the Closing Date (collectively, the “Covered Persons”) arising or resulting from any actions or omissions of the Covered Persons on or prior to the Closing Date (including the matters contemplated by this Agreement and the Ancillary Agreements), it being understood that the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements shall not modify such rights.
86.AFTER THE CLOSING, PURCHASER SHALL CAUSE THE EXCULPATION, INDEMNIFICATION AND ADVANCEMENT PROVIDED IN THE CONSTITUTIVE DOCUMENTS OF EACH HOLDCO AND EACH PROJECT COMPANY TO, AND SUCH PROVISIONS SHALL, BE ENFORCEABLE REGARDLESS OF WHETHER ANY PERSON (INCLUDING THE PERSON FROM WHOM INDEMNIFICATION IS SOUGHT) ALLEGES OR PROVES THE SOLE, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OF ANY PERSON SEEKING INDEMNIFICATION, OR THE SOLE OR CONCURRENT STRICT LIABILITY IMPOSED UPON SUCH PERSON SEEKING INDEMNIFICATION OR ANY OTHER PERSON, EXCEPT AS EXPRESSLY PROVIDED IN SUCH CONSTITUTIVE DOCUMENT (AS OF THE EFFECTIVE DATE).
87.In the event that any Holdco, any Project Company or any of its successors or assigns consolidates or merges into any other Person and shall not be the continuing or surviving company or entity of such consolidation or merger or converts into any other Person or transfers all or substantially all of its assets to any Person, then, and in each such case, Purchaser shall cause the Holdcos and the Project Companies to require the successors and assigns of such Holdco or such Project Company to assume the obligations set forth in this Section 7.09.
88.The obligations under this Section 7.09 from and after the Closing Date shall not be terminated or modified in such a manner as to adversely affect any of the Covered Persons without the consent of such Person (it being expressly agreed that each of the Covered Persons is intended to be a third party beneficiary of this Section 7.09 with full rights of enforcement as if a party hereto). The rights of each Covered Person hereunder shall be in addition to any other rights the Covered Persons may have under the Constitutive Documents of any applicable Holdco or Project Company, under any and all indemnification agreements of or entered into by any Holdco or Project Company, or applicable Law (whether at law or in equity).
j.Use/Removal of Trademarks. Purchaser acknowledges and agrees that it has and, upon consummation of the transactions contemplated hereby shall have, no right, title, interest, license, or any other right whatsoever to use the Trademarks owned by Seller or its Affiliates containing “NRG Energy” or “NRG” (collectively, the “Seller Marks”), except as provided herein. Purchaser shall promptly after the Closing Date but in no event later than ninety (90) days after the Closing Date, cease and discontinue all uses of the Seller Marks and remove or permanently cover any Seller Marks from the assets of the Holdcos and the Project Companies. Seller hereby grants to Purchaser a non-exclusive license to use the Seller Marks during such ninety (90) day period, solely for purposes consistent with “phase out” use and in a manner consistent with past practice. Notwithstanding anything in this Section 7.10 to the contrary, Purchaser will not intentionally hold itself out to the market or customers, conduct any business or offer any goods or services under any Seller Marks after the Closing Date. Nothing in this Section 7.10 shall preclude the Holdcos and the Project Companies from using the Seller Marks at any time after the Closing Date in legal or business documents and records, as required by any applicable Laws or as otherwise reasonably necessary or appropriate to describe their historical relationship with Seller.
k.Back-to-Back Contracts. During the Interim Period, Purchaser shall, and shall cause its respective Affiliates to, use commercially reasonable efforts to cooperate with Seller and its Affiliates following the Closing to develop and implement arrangements to place Purchaser or its Affiliates, on the one hand, and Seller or its Affiliates on the other hand, insofar as reasonably practicable, in the same position as if the Assigned Contracts had been assigned, transferred, conveyed and delivered or assumed by Purchaser or its Affiliates at the Closing, as applicable, and so that all the benefits and burdens relating to such Assigned Contracts, including all rights and obligations thereunder, inure from and after the Closing to Purchaser or its Affiliates. If and when the Assigned Contracts Assignments are obtained or made, as the case may be, the assignment, transfer, conveyance and delivery or assumption, as applicable, of the applicable Assigned Contracts shall be promptly effected in accordance with the terms of this Agreement, without the payment of additional consideration.
l.Purchaser’s Post-Closing Environmental Covenants.
89.Until the earlier to occur of satisfaction of the Specific Environmental Liabilities at all Facilities or expiration of the Term, Purchaser does hereby covenant to, and to cause the applicable Project Companies after the Closing to covenant to, (i) keep and maintain the Facilities and the respective associated Real Property, in material compliance with (A) Environmental Law related to the Release of Hazardous Substances, including, in the case of the CT Project Companies and the CT Facilities, the CT Transfer Act, and (B) the terms and conditions of all applicable institutional controls, engineering controls or deed restrictions; provided, that, with respect to performance of any Remedial Actions related to the Specific Environmental Liabilities, Purchaser shall, or cause the applicable Project Companies to, (1) seek to use the least stringent clean-up standards allowed under applicable Environmental Law and that are approved by or otherwise acceptable to applicable Governmental Authorities at such time Remedial Actions are required to be undertaken and (2) seek to use and comply with any institutional controls or deed restrictions that are approved by or otherwise acceptable to applicable Governmental Authorities and that do not unreasonably interfere with the operation of the Facilities or associated Real Property in a manner consistent with operations as of the Closing Date (collectively with such least stringent clean-up standards, the “Least Stringent Remedial Methods”); provided, that Purchaser and the East Coast Companies shall be permitted to use clean-up standards superior to the Least Stringent Remedial Methods and/or not use or comply with any such institutional controls or deed restrictions (“Superior Remedial Methods”); provided, further, that costs related to such Superior Remedial Methods in excess of costs that would have been incurred using the Least Stringent Remedial Methods shall not constitute Specific Environmental Liabilities (including for purposes of Section 6.15 and Section 12.01(b)); (ii) undertake no improvement, demolition, dismantling or upgrade of, or installation of, any structure below grade within the boundaries of any of the Arthur Kill Facility, the Oswego Facility or the CT Facilities or the respective associated Real Property (a “Subsurface Facility Improvement”), in each case other than to the extent required to comply with applicable Environmental Law and/or conduct Remedial Action with respect to any Pre-Existing Environmental Conditions (including, if applicable, the CT Transfer Act); provided, that Purchaser and the applicable East Coast Project Companies shall be permitted to undertake any Subsurface Facility Improvements beyond those required to comply with applicable Environmental Law or conduct such Remedial Action (such additional Subsurface Facility Improvements, “Excess Subsurface Facility Improvements”); provided, further, that costs due to such Excess Subsurface Facility Improvements that would not otherwise have been incurred shall not constitute Specific Environmental Liabilities (including for purposes of Section 6.15 and Section 12.01(b)); and (iii) prohibit the use of the ground water underlying any of the Arthur Kill Facility, the Oswego Facility or the CT Facilities or the respective associated Real Property without treatment to render it safe for industrial or commercial purposes, as appropriate, subject to approval by the appropriate Governmental Authority.
90.From and after Closing and prior to the expiration of the Term, Purchaser shall or shall cause (i) the Project Companies to seek satisfaction of the Pre-Existing Environmental Conditions (including the Specific Environmental Liabilities) in a commercially reasonable manner and (ii) the CT Project Companies to perform all Remedial Actions reasonably necessary to comply in all material respects with the CT Transfer Act as the “certifying party” with respect to the CT Transfer Act Matters, including making all required certifications and filings thereunder to the CTDEEP. After the Closing, at its sole cost and expense (subject to the proviso below), Purchaser or its Affiliates shall provide any credit support in connection with ongoing monitoring or otherwise required by CTDEEP in connection with the CT Transfer Act Matters; provided, actual costs to provide credit support for the CT Transfer Act Matters shall qualify as a Remediation Cost.
91.After the Closing, Purchaser may sell, lease, convey or transfer any of the East Coast Project Companies or the Arthur Kill Facility, the Oswego Facility or the CT Facilities (or material portions thereof) (any of the foregoing, an “East Coast Facility Sale”), provided that any purchase or sale agreement associated with such East Coast Facility Sale shall include a covenant that (i) any use of the Real Property following such East Coast Facility Sale is limited to industrial or commercial purposes, (ii) any applicable industrial or commercial use limitation is deed recorded in the applicable real property records, and (iii) any other Person owning or operating the applicable Real Property after such East Coast Facility Sale shall covenant not to sue and agree that (x) no investigation, remediation or response action shall be conducted by such Person at the Real Property except to the extent required by Environmental Law or a Governmental Authority having jurisdiction over such Real Property or conducted in the ordinary course of business, (y) the same agreement and covenant shall be obtained in a subsequent conveyance or transfer of the Real Property to any subsequent owner or operator of such Real Property by such Person, and (z) Seller and Seller Representatives shall be named as third party beneficiaries of such covenants.
Article 8.
CONDITIONS TO OBLIGATIONS OF PURCHASER
The obligations of Purchaser hereunder to purchase the Acquired Interests are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser in its sole discretion):
a.Bring-Down of Seller’s Representations and Warranties.
92.The Seller Fundamental Representations shall be true and correct in all respects as of the Closing Date as though such representations and warranties were made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except for de minimis inaccuracies in respect thereof.
93.The representations made by Seller in Article 3 and Article 4 (other than the Seller Fundamental Representations and the representations made by Seller in Section 4.12(d)) shall be true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” or any similar limitation contained therein) as of the Closing Date as though such representations and warranties were made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date) except to the extent that the failure of such representations and warranties to be so true and correct, individually or in the aggregate, would result in a Material Adverse Effect.

94.The representation made by Seller in Section 4.12(d) shall be true and correct in all respects as of the Closing Date as though such representation and warranty was made on and as of the Closing Date.
b.Performance of Covenants. Seller shall have duly performed, satisfied and complied with, in all material respects, all agreements, covenants and obligations of Seller set forth in this Agreement and required to be so performed, satisfied or complied with by Seller at or prior to the Closing.
c.Litigation. No Order shall have been entered which restrains, enjoins or otherwise prohibits or makes illegal the consummation of any of the transactions contemplated by this Agreement and no Action or Proceeding shall have been instituted before any Governmental Authority of competent jurisdiction seeking to restrain, enjoin or otherwise prohibit or make illegal the consummation of any of the transactions contemplated by this Agreement.
d.Assignment of Membership Interests. Seller shall have executed and delivered a counterpart of the Assignment and Assumption of Membership Interests and certificates representing the Acquired Interests, the Mission del Sol Interests and the Sunrise Interests, if issued under the Constitutive Documents, duly endorsed (in the case of the Acquired Interests) for transfer to Purchaser or accompanied by one or more membership interest powers duly endorsed (in the case of the Acquired Interests) for transfer to Purchaser shall have been delivered to Purchaser, together will all other consents required under the Constitutive Documents.
e.Approvals and Consents. All Purchaser Approvals, Seller Approvals and Seller Consents shall have been obtained and shall be in full force and effect.
f.Officers’ Certificates. Seller shall have delivered to Purchaser (a) a certificate, dated the Closing Date and duly executed by an authorized officer of Seller substantially in the form and to the effect of Exhibit D; and (b) a certificate, dated the Closing Date and duly executed by the Secretary of Seller substantially in the form and to the effect of Exhibit E.
g.FIRPTA Certificate. Each of Seller and NRG Gas & Wind shall have caused to be delivered to Purchaser a certificate, dated as of the Closing Date and substantially in the form and to the effect of Exhibit F, which satisfies the requirements set forth in Treasury Regulation Section 1.1445-2, attesting that it is not a “foreign person” for U.S. federal income tax purposes and a duly executed IRS Form W-9 certifying that it is not subject to U.S. federal backup withholding.
h.Antitrust Authorizations. All applicable waiting periods (and any extensions thereof) under the HSR Act or any timing agreement shall have expired or been terminated.
i.FPA Matters. FERC authorization under section 203 of the FPA with respect to the transactions contemplated under this Agreement shall have been obtained.

j.Transition Services Agreement. Seller shall have executed and delivered a counterpart of the Transition Services Agreement to be entered into by and between Seller and Purchaser, substantially in the form of Exhibit I.
k.NYPSC Approval. The NYPSC Approval shall have been obtained.
l.No MAE. No Material Adverse Effect shall have occurred and be continuing.
m.Assigned Contracts Assignments. Seller shall have provided to Purchaser evidence of the Assigned Contract Assignments, other than those that are not capable of being obtained prior to the Closing as provide in Section 6.12.
n.Lien and Guarantee Releases. The Liens and guarantees set forth on Schedule 8.14 shall have been released pursuant to customary release documentation.
o.Resignations. All officers and directors or persons holding similar positions on any board or operating, management or other committee established under any Holdco’s or the Project Company’s Constitutive Documents shall have resigned pursuant to Section 6.11.
p.Arthur Kill DRA Assignment; Tolling Agreement (a) Arthur Kill shall have assigned, effective as of the Closing Date and with no residual liability for Arthur Kill, that certain Dispatch Reimbursement Agreement, dated February 1, 2021, between Arthur Kill and Astoria Gas Turbine Power LLC to NRG Power Marketing LLC, (b) the Tolling Agreement shall be in full force and effect, and (c) the “Credit Support” (as that term is defined under the Tolling Agreement) required to be provided as of the “Effective Date” (as that term is defined under the Tolling Agreement) under Article 7 of the Tolling Agreement shall have been provided in favor of Arthur Kill and shall be in full force and effect.

q.Pipeline Permit Renewal. (a) That certain expired Pipeline Permit, dated November 4, 1974, granted by the City of Long Beach to Long Beach (as successor-in-interest), shall have been renewed or replaced (on terms not materially less favorable to Long Beach than the expired Permit) and (b) such renewed or replaced Permit shall be in full force and effect.
r.Certain Agreement Terminations.
95.That certain Lease Agreement dated May 1, 2020 between Long Beach and Pier S Energy Storage LLC shall have been terminated with no residual liability for Long Beach.
96.That certain Lease between Berrians Gas Turbine Power LLC and Arthur Kill dated March 15, 2002 shall have been terminated with no residual liability for Arthur Kill.
97.That certain Option and Lease Agreement dated October 21, 2019 between Arthur Kill and NRG Arthur Kill Storage LLC shall have been terminated with no residual liability for Arthur Kill.

s.Montville Gas Transportation Agreement. Montville shall be party to a valid and enforceable agreement to transport and balance gas on the Eversource (f/k/a Yankee Gas) system deliverable to the Montville Facility and having terms that are comparable in all material respects to (i) the Yankee Gas Interruptible Gas Transportation Agency Agreement dated December 29, 1999 between The Connecticut Light and Power Company and Northeast Utilities Service Company and Coral Energy, L.P. and (ii) Agreement for General Gas Service Firm Transportation (Rate FTS-2) dated October 24, 1997 between Yankee Gas Services Company and Northeast Utilities Service Company.
t.Devon and Middletown Gas Supply Arrangement. The Agreed Gas Supply Arrangement, in form and substance reasonably acceptable to Purchaser, has been entered into by Seller, Devon, Middletown and any necessary third parties and any necessary consents or Governmental Approvals required in order to effectuate the Agreed Gas Supply Arrangement shall have been obtained.

Article 9.
CONDITIONS TO OBLIGATIONS OF SELLER
The obligations of Seller hereunder to sell (or cause to be sold) the Acquired Interests are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Seller, in its sole discretion).
a.Bring-Down of Purchaser’s Representations and Warranties.
98.The Purchaser Fundamental Representations shall be true and correct in all respects as of the Closing Date as though such representations and warranties were made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except for de minimis inaccuracies in respect thereof.
99.The representations and warranties made by Purchaser in Article 5 of this Agreement (other than the Purchaser Fundamental Representations) shall be true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” or any similar limitation contained therein) as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except to the extent that the failure of such representations and warranties to be so true and correct, individually or in the aggregate, would be materially adverse to Purchaser’s ability to timely perform its obligations under this Agreement or to timely consummate the transactions contemplated hereby.
b.Performance of Covenants. Purchaser shall have duly performed, satisfied and complied with, in all material respects, all agreements, covenants and obligations of Purchaser set forth in this Agreement and required to be so performed, satisfied or complied with by Purchaser at or prior to the Closing.

c.Approvals and Consents. All Seller Approvals, Purchaser Approvals and Purchaser Consents required for the consummation of the transactions contemplated hereby shall have been obtained and shall be in full force and effect.
d.Litigation. No Order shall have been entered which restrains, enjoins or otherwise prohibits or makes illegal the consummation of any of the transactions contemplated by this Agreement and no Action or Proceeding shall have been instituted before any Governmental Authority of competent jurisdiction seeking to restrain, enjoin or otherwise prohibit or make illegal the consummation of any of the transactions contemplated by this Agreement.
e.Deliveries. Purchaser shall have delivered to Seller:
100.a certificate, dated the Closing Date and executed by an authorized officer or board member of Purchaser, substantially in the form and to the effect of Exhibit G;
101.a certificate, dated the Closing Date and executed by the Secretary of Purchaser substantially in the form and to the effect of Exhibit H;
102.a counterpart of the Assignment and Assumption of Membership Interests; and
103.a counterpart to the Transition Services Agreement.
f.Antitrust Authorizations. All applicable waiting periods (and any extensions thereof) under the HSR Act or any timing agreement shall have expired or been terminated.
g.FPA Matters. FERC authorization under section 203 of the FPA with respect to the transactions contemplated under this Agreement shall have been obtained.
h.NYPSC Approval. The NYPSC Approval shall have been obtained.
i.Tolling Agreement. The Tolling Agreement shall be in full force and effect.
Article 10.
TAX MATTERS
a.Certain Taxes.
104.All real property Taxes, personal property Taxes and similar Taxes of the Holdcos and the Project Companies imposed by any Governmental Authority that are due or become due for Tax periods within which the Closing Date occurs shall be apportioned between the pre-Closing Date period, on the one hand, and the post-Closing Date Period, on the other hand, as of the Closing Date, based upon the actual number of days of the Tax period that have elapsed before and including, and after, the Closing Date, and any other Taxes imposed on the Holdcos and the Project Companies shall be allocated between the pre-Closing Date period and the post-Closing Date period as though a taxable year of the Holdcos and the Project Companies has ended on the Closing Date. Seller shall be responsible for the portion of such Taxes described in the preceding sentence (the “Apportioned Obligations”) attributable to the pre-Closing Date period. Purchaser shall be responsible for such Apportioned Obligations attributable to the period beginning after the Closing Date. Each Party shall cooperate in assuring that Apportioned Obligations that are the responsibility of Seller pursuant to the preceding sentences are paid by Seller, and that Apportioned Obligations that are the responsibility of Purchaser pursuant to the preceding sentence shall be paid by Purchaser.
105.If any refund, rebate or similar payment is received by any Holdco, any Project Company, Seller and/or Purchaser (or any of their Affiliates) for any Taxes that are Apportioned Obligations, such refund, rebate or similar payment shall be apportioned between Seller and Purchaser on the basis of the obligations of Purchaser and Seller for Apportioned Obligations during the applicable Tax period, and Purchaser and Seller promptly shall (i) notify the other party upon the receipt of any such refund, rebate or similar payment, and (ii) arrange for payment to the other party of its apportioned share of such refund, rebate or similar payment; provided, however, that Seller shall not be entitled to the amount of any Tax refund, rebate or similar payment that is (i) taken into account in the calculation of Aggregate Net Working Capital Amount, (ii) payable to another Person pursuant to any Contract to which any Holdco or any Project Company is a party as of Closing or (iii) attributable to Tax that was not paid by any Holdco or any Project Company prior to Closing or economically borne by Seller.
106.Purchaser shall timely prepare and file with the appropriate authorities all Tax Returns required to be filed by any Holdco or any Project Company with respect to any Tax periods beginning on or before the Closing Date and ending after the Closing Date. All such Tax Returns shall be prepared in a manner consistent with past practice to the extent consistent with applicable Law.
107.Seller and Purchaser shall reasonably cooperate, and shall cause their respective Affiliates, employees and agents reasonably to cooperate, in preparing and filing all Tax Returns of, or in connection with any Tax disputes, audits and litigation or other proceeding relating to, each Holdco and each Project Company for Tax periods ending on or before, or including, the Closing Date, including maintaining and making available to each other all records that are necessary for the preparation of any Tax Returns that the Party is required to file under this Article 10, and in resolving all disputes, audits and litigation or other proceeding with respect to such Tax Returns.
108.All sales, use, transfer, controlling interest transfer, recording, stock transfer, real property transfer, value-added and other similar Taxes and fees (“Transfer Taxes”), if any, arising out of or in connection with the consummation of the transactions contemplated by this Agreement shall be borne and paid fifty percent (50%) by Purchaser and fifty percent (50%) by Seller (except for those associated with intercompany asset transfers made prior to or at the Closing, which shall be borne and paid by Seller). Tax Returns that must be filed in connection with such Transfer Taxes shall be prepared and filed by the Party primarily or customarily responsible under applicable local Law for filing such Tax Returns, and such party will use commercially reasonable efforts to provide such Tax Returns to the other Party for review and comment at least ten (10) Business Days prior to the date such Tax Returns are due to be filed, and the filing Party shall take into account the comments of the reviewing Party in good faith.
109.Any and all Tax allocation or Tax sharing agreements between any Holdco or any Project Company, on the one hand, and Seller or any of its Affiliates, on the other hand, shall be terminated as of the Closing Date and, from and after the Closing Date, no Holdco or Project Company shall be obligated to make any payment pursuant to any such agreement for any past or future period.
b.Allocation of Purchase Price. No later than sixty (60) days after the determination of the Final Aggregate Net Working Capital Amount, Purchaser shall provide to Seller for Seller’s review and comment a proposed allocation of the Final Purchase Price, the liabilities of the Holdcos and the Project Companies and any other relevant items or adjustments (in each case to the extent treated as consideration for U.S. federal income tax purposes) among the assets of the Holdcos and the Project Companies in a manner consistent with section 1060 of the Code and the Treasury Regulations thereunder (the “Allocation”). If Seller has any objections to the Allocation, Seller shall deliver to Purchaser a statement setting forth its objections thereto (an “Allocation Objections Statement”) within thirty (30) days of Purchaser’s delivery of the proposed Allocation to Seller. If an Allocation Objections Statement is not delivered to Purchaser within thirty (30) days of Purchaser’s delivery of the Allocation, the Allocation delivered by Purchaser shall be deemed final. If an Allocation Objections Statement is delivered by Seller to Purchaser within such thirty (30) day period, Seller and Purchaser shall negotiate in good faith to resolve any such objections, but if they do not reach a final resolution within thirty (30) days after the delivery of the Allocation Objections Statement, Seller and Purchaser shall submit such dispute to the Neutral Auditor. Seller and Purchaser shall use their commercially reasonable efforts to cause the Neutral Auditor to resolve all disagreements as soon as practicable with respect to the disputed items set forth in the Allocation Objections Statement. The resolution of the dispute by the Neutral Auditor shall be final and binding on and non-appealable by the Parties hereto (such Allocation, as agreed to by the Parties or as determined by the Neutral Auditor, the “Final Allocation Schedule”) and the costs and expenses of the Neutral Auditor shall be borne equally by Purchaser and Seller. Any adjustments to the consideration for U.S. federal income tax purposes shall be allocated in a manner consistent with the Final Allocation Schedule, unless mutually agreed by Purchaser and Seller, and the Final Allocation Schedule shall be modified, if necessary, to take into account such adjustments. Seller and Purchaser shall each report, and cause their respective Affiliates to report, the federal, state, local, and other Tax consequences of the transactions consistent with the Final Allocation Schedule (including filing IRS Form 8594 with a federal income Tax Return for the taxable year that includes the Closing Date), as adjusted, and neither Purchaser nor Seller shall take any position inconsistent with the Final Allocation Schedule on any Tax Return, except as otherwise required by a change in applicable Law or pursuant to the good faith resolution of a Tax proceeding. Purchaser and Seller each agree to promptly notify the other in writing upon receipt of notice of any pending or threatened Tax audit or assessment challenging the Final Allocation Schedule.

Article 11.
SURVIVAL
a.Survival of Representations, Warranties, Covenants and Agreements.
110.None of the representations and warranties of Seller contained in this Agreement shall survive the Closing, nor shall Seller have any liability or obligation with respect to breaches of any representations or warranties from and after the Closing Date, and, except to the extent resulting from Seller’s actual common law fraud, the R&W Insurance Policy shall be Purchaser’s sole source of recovery for any claim concerning the representations and warranties of Seller arising from and after the Closing Date. It is the express intent of the Parties that the survival of the representations or warranties of Seller (including with respect to the Holdcos and the Project Companies) and, by contract, the applicable statute of limitations with respect to each such representation or warranty (and the associated right to bring a claim against Seller for a breach of such representations and warranties) are hereby reduced so they end on the Closing Date for purposes of any claim against the Seller hereunder. The provisions of this Agreement (including the specific representations and warranties set forth herein and the non-survivability of the representations and warranties of Seller (including with respect to the Holdcos and the Project Companies)) were specifically bargained-for between Purchaser and Seller, and were taken into account by Purchaser and Seller in arriving at the Final Purchase Price. The Parties each hereby acknowledge that this Agreement is the result of arms’ length negotiations among the parties to this Agreement and embodies the justifiable expectations of sophisticated parties derived from arms’ length negotiations. Purchaser and Seller specifically acknowledge that neither Purchaser nor Seller has any special relationship with the other Party that would justify any expectation beyond that of an ordinary purchaser and an ordinary seller in an arms’ length transaction, and there are no other grounds for the tolling of any applicable statute of limitations. For the avoidance of doubt, this Section 11.01(a) shall not, and is not intended to, in any way inhibit or preclude Purchaser from obtaining any remedies Purchaser may have under the R&W Insurance Policy.
111.The representations and warranties of Purchaser contained in ARTICLE 5 of this Agreement (other than the Purchaser Fundamental Representations, which shall survive until sixty (60) days following the expiration of the applicable statute of limitations) shall survive for a period of twelve (12) months after the Closing Date and, in each case, there shall be no liabilities or obligations with respect thereto from and after such applicable date.
112.The covenants of the Parties set forth herein to be performed prior to or at Closing shall survive until the earlier of when performed or the date that is six (6) months following the Closing Date; provided, however, that covenants and agreements herein which by their terms are to be performed after the Closing shall survive until performed.
113.Notwithstanding the foregoing in Section 11.01(b) and (c), any claim made or asserted in writing by a Person within the applicable survival period shall continue to survive with respect to such claim until such claim is finally resolved and all obligations with respect thereto are fully satisfied.

Article 12.
INDEMNIFICATION
a.Indemnification by Seller. Subject to the provisions of Article 11 and this Article 12, from and after the Closing, Seller shall indemnify and hold harmless the Purchaser Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them become subject, resulting from, arising out of or relating to:
114.any breach of any covenant of Seller in this Agreement;
115.any Specific Environmental Liability (subject to the limitations set forth in Section 6.15);
116.Seller failing to perform its obligations, if any, under the Assigned CL&P Interconnection Agreement following the Closing; provided, however, that the indemnification provided in this Section 12.01(c) shall terminate (except with respect to any claims already made) upon the earlier to occur of (i) one year after the Closing Date and (ii) the entry by Middletown, Montville and Connecticut Jet Power into the New CT Interconnection Agreements.
b.Indemnification by Purchaser.
117.Subject to the provisions of Article 11 and this Article 12, from and after the Closing, Purchaser shall indemnify and hold harmless the Seller Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them become subject, resulting from, or arising out of (i) any breach of any representation or warranty, covenant or agreement of Purchaser in this Agreement or any certificate delivered by Purchaser pursuant to this Agreement, and (ii) following the Closing, any of Middletown, Montville or Connecticut Jet Power failing to perform its obligations under the Assigned CL&P Interconnection Agreement; provided, however, that the indemnification provided in this Section 12.02(a)(ii) shall terminate (except with respect to any claims already made) upon the earlier to occur of (i) one year after the Closing Date and (ii) the entry by Middletown, Montville and Connecticut Jet Power into the New CT Interconnection Agreements.
118.Except with respect to Seller’s obligations set forth in Section 6.15 and Section 12.01(b), notwithstanding anything to the contrary stated in this Agreement, on and after the Closing Date, the Purchaser and the Project Companies shall indemnify, hold harmless, waive, release and covenant not to sue, Seller, Seller’s Representatives, and their respective Affiliates, and each of their respective officers, employees, successors and assigns, and the Purchaser and the Project Companies shall waive, release and covenant not to sue Seller’s Environmentally Indemnified Parties, from and in respect of all Environmental Liabilities and Environmental Losses of any kind or nature, arising from or related to the Acquired Interests, including, for the avoidance of doubt, (i) Environmental Liabilities associated with the presence or Release of Hazardous Substances at, on or under any Facilities or Real Property before or after the Closing Date, (ii) any violation of Environmental Laws or Permits issued under Environmental Laws arising or occurring in relation to the Business, the Facilities and/or the Real Property before or after the Closing Date; and (iii) any Environmental Liabilities that existed before or after the Closing Date relating to the Business, the Facilities and/or the Real Property or alleging personal injury or property damage from the presence or Release of Hazardous Substances.
c.Certain Requirements for Making Claims. No claim under this Agreement (except as provided below) may be made unless such Party shall have delivered, with respect to any claim for breach of any representation, warranty, covenant, agreement or obligation made in this Agreement, a written notice of claim (describing in reasonable detail the claim, including, an estimate of Losses attributable to such claim) on or prior to the applicable survival expiration date for such representation, warranty, covenant or agreement provided in Article 11, in which case, the obligation of the Indemnifying Party to indemnify the Indemnified Party pursuant to this Article 12 shall survive with respect to such claim until such claim is finally resolved.
d.Limitations on Liability. Notwithstanding anything to the contrary stated in this Agreement:
119.In no event shall Seller’s aggregate liability arising out of or relating to any covenant or obligation set forth in this Agreement, any Ancillary Agreement or any certificate relating hereto or thereto or other document delivered pursuant hereto or thereto, whether based on contract, tort, strict liability, other Laws or otherwise, exceed the Final Purchase Price; provided, however, that the Parties agree that Seller shall have no liability for breaches of any representation or warranty provided under Article 3 or Article 4 hereunder after the Closing; provided, further that such cap shall not apply to Losses resulting from Seller’s actual common law fraud.
120.In no event shall Purchaser’s aggregate liability arising out of or relating to this Agreement, any Ancillary Agreement or any certificate relating hereto or thereto or other document delivered pursuant hereto or thereto, whether based on contract, tort, strict liability, other Laws or otherwise, exceed the Final Purchase Price; provided, that such cap shall not apply to Losses resulting from Purchaser’s actual common law fraud.
121.No Purchaser Indemnified Party or Seller Indemnified Party shall be entitled to indemnification under Section 12.01 or Section 12.02, as applicable, to the extent such Person has otherwise been compensated for the applicable Loss pursuant to an adjustment to the Final Purchase Price in accordance with Section 2.04 or compensation has been paid under Section 6.15.
e.Procedure for Indemnification of Third Party Claims.
122.Notice. Whenever any claim by a third party shall arise for indemnification under this Article 12, the Indemnified Party shall promptly notify the Indemnifying Party of the claim and, when known, the facts constituting the basis for such claim and, if known, the notice shall specify the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall provide to the Indemnifying Party copies of all material notices and documents (including court papers) received or transmitted by the Indemnified Party relating to such claim. The failure or delay of the Indemnified Party to deliver prompt written notice of a claim shall not affect the indemnity obligations of the Indemnifying Party hereunder, except to the extent the Indemnifying Party was actually and materially prejudiced by such failure or delay in delivery of notice of such claim.
123.Settlement of Losses. If the Indemnified Party has assumed the defense of any claim by a third party which may give rise to indemnity hereunder pursuant to Section 12.06(d), the Indemnified Party shall not settle, consent to the entry of a judgment of or compromise such claim without the prior written consent (which consent shall not be unreasonably withheld or delayed) of the Indemnifying Party.
f.Rights of Indemnifying Party in the Defense of Third Party Claims.
124.Right to Assume the Defense. In connection with any claim by a third party which may give rise to indemnity hereunder, the Indemnifying Party shall have thirty (30) days after the date the Indemnifying Party is notified of such claim by the Indemnified Party to assume the defense of any such claim, which defense shall be prosecuted by the Indemnifying Party to a final conclusion or settlement in accordance with the terms hereof.
125.Procedure. If the Indemnifying Party assumes the defense of any such claim, the Indemnifying Party shall (i) select counsel reasonably acceptable to the Indemnified Party to conduct the defense of such claim and (ii) take all steps necessary in the defense or settlement thereof, at its sole cost and expense. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such claim, with its own counsel and at its sole cost and expense; provided, that, if the claim includes allegations for which the Indemnifying Party both would and would not be obligated to indemnify the Indemnified Party, the Indemnifying Party and the Indemnified Party shall in that case jointly assume the defense thereof. The Indemnified Party and the Indemnifying Party shall fully cooperate with each other and their respective counsel in the defense or settlement of such claim. The Party in charge of the defense shall keep the other Party appraised at all times as to the status of the defense or any settlement negotiations with respect thereto.
126.Settlement of Losses. The Indemnifying Party shall not consent to a settlement of or the entry of any judgment arising from, any such claim or legal proceeding, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed).
127.Decline to Assume the Defense. The Indemnified Party may defend against any such claim, at the sole cost and expense of the Indemnifying Party, in such manner as it may deem reasonably appropriate, including settling such claim in accordance with the terms hereof if (i) the Indemnifying Party does not assume the defense of any such claim resulting therefrom within thirty (30) days after the date the Indemnifying Party is notified of such claim by the Indemnified Party or (ii) the Indemnified Party reasonably concludes that the Indemnifying Party is (a) not diligently defending the Indemnified Person, (b) not contesting such claim in good faith through appropriate proceedings or (c) has not taken such action (including the posting of a bond, deposit or other security) as may be necessary to prevent any action to foreclose a Lien against or attachment of any asset or property of the Indemnified Party for payment of such claim.
g.Direct Claims. In the event that any Indemnified Party has a claim against any Indemnifying Party which may give rise to indemnity hereunder that does not involve a claim brought by a third party, the Indemnified Party shall promptly notify the Indemnifying Party of the claim and the facts constituting the basis for such claim and, if known, the amount or an estimate of the amount of the liability arising therefrom. If the Indemnifying Party does not notify the Indemnified Party within sixty (60) days from receipt of such claim notice that the Indemnifying Party disputes such claim, the amount of such claim shall be conclusively deemed a liability of the Indemnifying Party hereunder; however if the Indemnifying Party does notify the Indemnified Party that it disputes such claim within the required sixty (60) day period, the Parties shall attempt in good faith to agree upon the rights of the respective Parties with respect to such claim. If the Parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by both Parties. If such Parties shall not agree, the Indemnified Party shall be entitled to take any action in law or in equity as such Indemnified Party shall deem necessary to enforce the provisions of this Article 12 against the Indemnifying Party. Notwithstanding the foregoing, the methodology for payment of Remediation Costs shall be governed by Section 6.15.
h.Remedies. Except in cases of actual common law fraud, the indemnities set forth in Article 11, Article 12, Section 6.02(a) and Section 7.09 shall be the exclusive remedies of Purchaser and Seller and their respective members, officers, directors, employees, agents and Affiliates following the Closing due to misrepresentation, breach of warranty, nonfulfillment or failure to perform any covenant or agreement contained in this Agreement or any Ancillary Agreement, and the Parties shall not be entitled to a rescission of this Agreement or to any further indemnification rights or claims of any nature whatsoever in respect thereof, all of which the Parties hereto hereby waive; provided, however, that nothing in this Section 12.08 shall prevent any Party from seeking injunctive or equitable relief in connection with a breach of Section 6.02(b), Section 6.15 or of the covenant not to sue contained in Section 12.02(b). Notwithstanding anything to the contrary herein, and for the avoidance of doubt, (w) the procedures set forth in Section 2.04 and Section 6.06 shall apply to the resolution of disputes contemplated thereby, (x) nothing herein shall limit or impair Purchaser’s recourse under the R&W Insurance Policy, (y) nothing herein shall limit or impair Purchaser’s rights under Section 14.03 or for willful breach, in each case prior to the Closing and (z) Seller’s right to receive payment of the Purchaser Termination Fee pursuant to Section 13.02(c) shall be the sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) of Seller, its Affiliates and their respective Related Parties against Purchaser, Purchaser Parent, their respective Affiliates and any of their respective Related Parties prior to the Closing.
i.Indemnity Treatment. Any amount of indemnification payable pursuant to the provisions of this Article 12 shall to the extent possible, be treated as an adjustment to the Final Purchase Price.

j.Mitigation. The amount which an Indemnifying Party is or may be required to pay to an Indemnified Party in respect of damages for which indemnification is provided under this Agreement shall be reduced by any amounts actually received (including amounts received under insurance policies) by or on behalf of any Indemnified Party or its Affiliates from third parties (such amounts are collectively referred to herein as “Indemnity Reduction Amounts”). If any Holdco, any Project Company, or Indemnified Party or its Affiliates receives any Indemnity Reduction Amounts in respect of a claim for which indemnification is provided under this Agreement after the full amount of such claim has been paid by an Indemnifying Party or after an Indemnifying Party has made a partial payment of such claim and such Indemnity Reduction Amounts exceed the remaining unpaid balance of such claim, then the Indemnified Party shall promptly remit to the Indemnifying Party an amount equal to the excess (if any) of (i) the amount theretofore paid by the Indemnifying Party in respect of such claim, less (ii) the amount of the indemnity payment that would have been due if such Indemnity Reduction Amounts in respect thereof had been received before the indemnity payment was made. An insurer or other third party who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other third party shall be entitled to any benefit they would not be entitled to receive in the absence of the indemnification provisions by virtue of the indemnification provisions hereof. Each of Seller and Purchaser, as appropriate, shall, or shall cause each Indemnified Party to, use its commercially reasonable efforts to pursue promptly any claims or rights it may have against all third parties which would reduce the amount of damages for which indemnification is provided under this Agreement and take all commercially reasonable actions to mitigate damages.
Article 13.
TERMINATION
a.Termination. This Agreement may be terminated at any time prior to Closing as follows:
128.by mutual written consent of Purchaser and Seller;
129.by either Seller or Purchaser if the Closing has not occurred on or before December 31, 2021 (the “Outside Date”) and the failure of the Closing to occur on or before the Outside Date is not caused by a breach of this Agreement by the terminating Party; provided, however, that if, by the Outside Date, (i) any of the Regulatory Conditions Precedent are not satisfied or (ii) an Order has been issued in connection with any of the Regulatory Conditions Precedent which enjoins or otherwise prohibits or makes illegal the transactions contemplated by this Agreement, then the Outside Date will be extended for an additional ninety (90) days while the Parties use commercially reasonable efforts to either (x) satisfy each of the Regulatory Conditions Precedent or (ii) make any necessary filings (and re-filings) with Governmental Authorities as may be required to satisfy any of the Regulatory Conditions Precedent in order to effectuate the Parties’ obligations pursuant to Section 6.01(h) and Section 7.01(j);

130.by Purchaser (provided it is not then in material breach of any of its obligations under this Agreement) if there has been a breach by Seller of any representation, warranty, covenant or agreement contained in this Agreement which (i) would result in a failure of a condition set forth in Section 8.01 or 8.02, and (ii) either (x) is a breach of Seller’s obligations to transfer the Acquired Interests at Closing in accordance with this Agreement or (y) such breach has not been cured within thirty (30) days following written notification thereof; provided, however, that if, at the end of such thirty (30) day period, Seller is endeavoring in good faith, and proceeding diligently, to cure such breach, Seller shall have an additional thirty (30) days in which to effect such cure;
131.by Seller (provided it is not then in material breach of any of its obligations under this Agreement) if there has been a breach by Purchaser of any representation, warranty, covenant or agreement contained in this Agreement which (i) would result in a failure of a condition set forth in Section 9.01 or 9.02, and (ii) either (x) is a breach of Purchaser’s obligations to pay the Closing Date Purchase Price at Closing in accordance with this Agreement or (y) such breach has not been cured within thirty (30) days following written notification thereof; provided, however, that if, at the end of such thirty (30) day period, Purchaser is endeavoring in good faith, and proceeding diligently, to cure such breach, Purchaser shall have an additional thirty (30) days in which to effect such cure; or
132.by either Purchaser or Seller (as the case may be) pursuant to Section 6.06(e).
b.Effect of Termination.
133.Subject to Section 13.02(c), if this Agreement is validly terminated pursuant to Section 13.01, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of either Seller or Purchaser (or any of their respective Representatives or Affiliates) in respect of this Agreement, except that the applicable portions of Article 1 and 14, this Section 13.02 and Section 6.02(a) will continue to apply following any termination; provided, however, that if this Agreement is validly terminated by a Party pursuant to Section 13.01(c) or 13.01(d) as a result of a material breach of this Agreement by the non-terminating Party, then, subject to the limitations set forth in Section 12.08 and this Section 13.02, nothing in this Section 13.02 shall release the non-terminating Party from liability for any breach of this Agreement by such Party prior to the termination of this Agreement; provided, further, that notwithstanding the foregoing, if the Purchaser Termination Fee is paid, Purchaser (and its Representatives and Affiliates) will have no further liability or obligation in respect of this Agreement.
134.Upon termination of this Agreement by Purchaser or Seller for any reason, Purchaser shall return all documents and other materials of Seller relating to the Holdcos, the Project Companies, the assets or properties of any of the Holdcos and the Project Companies, and the transactions contemplated hereby. Each Party shall also return to the other Party any information relating to the Parties to this Agreement furnished by one Party to the other, whether obtained before or after the execution of this Agreement. All information received by Purchaser with respect to Seller or its Affiliates (including the Holdcos and the Project Companies), the assets of Seller or its Affiliates (including the Holdcos and the Project Companies) shall remain subject to the provisions of Section 14.06 and the Confidentiality Agreement. If this Agreement is terminated as provided herein, all filings, applications and other submissions made to any Governmental Authority shall, to the extent practicable, be withdrawn from the Governmental Authority to which they were made.
135.If this Agreement is validly terminated by Seller pursuant to Section 13.01(d), then, as Seller’s sole and exclusive remedy, Purchaser shall pay, to an account designated by Seller at least two (2) Business Days prior to the date of payment, by wire transfer of immediately available funds within ten (10) Business Days after the date of such termination, an amount equal to ten percent (10%) of the then-current Base Purchase Price (the “Purchaser Termination Fee”), it being understood that in no event shall Purchaser be required to pay the Purchaser Termination Fee on more than one occasion.
136.Notwithstanding anything to the contrary in this Agreement, (i) Seller’s right to receive payment of the Purchaser Termination Fee pursuant to Section 13.02(c) shall be the sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) of Seller and its Affiliates and its Related Parties against Purchaser, Purchaser Parent, their respective Affiliates and any of their respective former, current and future direct or indirect equityholders, controlling Persons, shareholders, members, general or limited partners, Affiliates, financing sources, Representatives, and each of their respective successors and assigns (each, a “Related Party” and, collectively, the “Related Parties”) for any and all Losses incurred by Seller, its Affiliates or any of their respective Related Parties that may be suffered based upon, resulting from or arising from the circumstances in which the Purchaser Termination Fee is payable, (ii) upon payment of the Purchaser Termination Fee to Seller (including pursuant to the Purchaser Parent Limited Guaranty), none of Purchaser, its Affiliates or any of their respective Related Parties shall have any further liability or obligation relating to or arising out of Purchaser’s failure to consummate the transactions contemplated by this Agreement and (iii) the Purchaser Termination Fee shall constitute liquidated damages hereunder.
137.The Parties acknowledge and agree that (i) the damages resulting from termination of this Agreement under circumstances where the Purchaser Termination Fee is payable are uncertain and incapable of accurate calculation, (ii) the Purchaser Termination Fee is a fair and reasonable estimate by the Parties of the actual damages of Seller, (iii) such liquidated damages do not constitute a penalty and (iv) the agreements contained in this Section 13.02 are an integral part of the transactions contemplated by this Agreement.
Article 14.
MISCELLANEOUS
a.Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally, by facsimile transmission, by e-mail, by reputable national overnight courier service or by registered or certified mail (postage prepaid) to the Parties at the following physical or e-mail addresses or facsimile numbers, as applicable:

If to Purchaser, to:    Generation Bridge Acquisition, LLC
    c/o ArcLight Capital Partners, LLC
200 Clarendon Street, 55th Floor
Boston, MA 02116
Attn: General Counsel
Phone: 617-531-6300
E-mail: tburke@arclight.com
With a copy to:    Milbank LLP
55 Hudson Yards
New York, New York 10001
Attn: William Bice
Phone: (212) 530-5622
E-mail: wbice@milbank.com

If to Seller, to:    NRG Energy Inc.
804 Carnegie Center Drive
Princeton, NJ 08540
Attn: General Counsel
Fax: (609) 524-4501
With a copy to:    Bracewell LLP
2001 M Street, NW, Suite 900
Washington, DC 20036
Attn: Danielle M. Varnell
Fax: 1-800-404-3970
E-mail: danielle.varnell@bracewell.com

Notices, requests and other communications will be deemed given upon the first to occur of such item having been (a) delivered personally to the address provided in this Section 14.01, (b) delivered by confirmed facsimile or e-mail transmission to the facsimile number or e-mail address provided in this Section 14.01, or (c) delivered by registered or certified mail (postage prepaid) or by reputable national overnight courier service in the manner described above to the address provided in this Section 14.01 (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section 14.01). Any Party from time to time may change its address, facsimile number or other information for the purpose of notices to that Party by giving notice specifying such change to the other Party.
b.Entire Agreement. This Agreement and the documents referenced herein supersede all prior discussions and agreements, whether oral or written, between the Parties with respect to the subject matter hereof, and contains the entire agreement between the Parties with respect to the subject matter hereof.
c.Specific Performance. Seller agrees that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur and money damages may not be a sufficient remedy. In addition to any other remedy at law or in equity, Purchaser shall be entitled to specific performance by Seller of its obligations under this Agreement and immediate injunctive relief, without the necessity of proving the inadequacy of money damages as a remedy. Notwithstanding anything to the contrary contained in this Agreement, in the event this Agreement is terminated in accordance with the terms herein, the right (if available) of the Seller to receive the Purchaser Termination Fee from Purchaser in accordance with Section 13.02 shall be the sole and exclusive remedy available to the Seller and its Affiliates and any Related Party of the foregoing, and specific performance of this Agreement or other relief shall not be available (and the Seller on behalf of itself, its Affiliates and its and their respective Related Parties hereby irrevocably and unconditionally any rights thereto or claims in respect thereof).
d.Time of the Essence. Time is of the essence with regard to all duties and time periods set forth in this Agreement.
e.Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated hereby are consummated, each Party will pay its own costs and expenses incurred in connection with the negotiation, execution and performance of this Agreement; provided, however, that (a) any filing fees associated with Governmental Approvals shall be borne equally by Purchaser and Seller and (b) Seller will pay all Seller Transaction Expenses.
f.Disclosures. Neither Party nor any of their Affiliates shall make any written or other public disclosure, announcement or other similar statement regarding this Agreement or the transactions contemplated hereby without the prior written consent of the other Party, except as required by Law, any regulatory authority or under the applicable rules and regulations of a stock exchange or market on which the securities of the disclosing Party or any of its Affiliates are listed. If any disclosure, announcement or similar statement is required by Law, regulatory authority or rules and regulations of a stock exchange or market, the disclosing Party shall give the non-disclosing Party prior notice of, and a reasonable opportunity to comment on, the proposed disclosure and shall limit such disclosure to such information as reasonably required to comply with such Law, regulatory authority or rules and regulations of a stock exchange or market.
g.Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition and delivered pursuant to Section 14.01. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.
h.Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each Party.
i.No Third Party Beneficiary. Except for the provisions of Article 12, Section 6.02(a), Section 7.08 and 13.02(d) that are intended to be enforceable by the Persons respectively referred to therein (and which, in the case of Section 13.02(d), shall not be amended in a manner adverse to any such Persons without such affected Person’s prior written consent), the terms and provisions of this Agreement are intended solely for the benefit of each Party and their respective successors or permitted assigns, and it is not the intention of the Parties to confer third party beneficiary rights upon any other Person.
j.Assignment. The obligations of the Parties under this Agreement are not assignable without the prior written consent of the other Party, which such Party may withhold in its discretion; provided that, Purchaser may assign this Agreement, including the right to purchase the Acquired Interests, without the prior written consent of Seller, to (a) any Affiliate of Purchaser, or (b) any financial institution providing purchase money or other financing to Purchaser or any such Affiliate from time to time as collateral security for such financing, in each case so long as Purchaser remains fully liable for its obligations under this Agreement.
k.Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any Party under this Agreement shall not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.
l.Governing Law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF EXCEPT FOR SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

m.Consent to Jurisdiction.
138.For all purposes of this Agreement, and for all purposes of any Action or Proceeding arising out of or relating to the transactions contemplated hereby or for recognition or enforcement of any judgment, each Party hereto submits to the personal jurisdiction of the courts of the State of New York and the federal courts of the United States sitting in New York County, and hereby irrevocably and unconditionally agrees that any such Action or Proceeding may be heard and determined in such New York court or, to the extent permitted by law, in such federal court. Each Party hereto agrees that a final judgment in any such Action or Proceeding may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by Law. Nothing in this Agreement shall affect any right that any Party may otherwise have to bring any Action or Proceeding relating to this Agreement against the other Party or its properties in the courts of any jurisdiction.
139.Each Party hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so:
xxxi.any objection which it may now or hereafter have to the laying of venue of any Action or Proceeding arising out of or relating to this Agreement or any related matter in any New York state or federal court located in New York County, and
xxxii.the defense of an inconvenient forum to the maintenance of such Action or Proceeding in any such court.
140.Each Party hereto irrevocably consents to service of process by registered mail, return receipt requested, as provided in Section 14.01. Nothing in this Agreement will affect the right of any Party hereto to serve process in any other manner permitted by Law.
n.Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY LEGAL ACTION TO ENFORCE OR INTERPRET THE PROVISIONS OF THIS AGREEMENT OR THAT OTHERWISE RELATES TO THIS AGREEMENT.
o.Limitation on Certain Damages. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY FOR ANY CONSEQUENTIAL, SPECIAL, INDIRECT, SPECULATIVE, EXEMPLARY, OR PUNITIVE DAMAGES (COLLECTIVELY, “CONSEQUENTIAL DAMAGES”) FOR ANY REASON WITH RESPECT TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT, WHETHER BASED ON STATUTE, CONTRACT, TORT OR OTHERWISE AND WHETHER OR NOT ARISING FROM THE OTHER PARTY’S SOLE, JOINT OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT; PROVIDED, HOWEVER, THAT (A) ANY LOSSES ARISING OUT OF THIRD PARTY CLAIMS FOR WHICH A PARTY IS ENTITLED TO INDEMNIFICATION UNDER THIS AGREEMENT SHALL NOT CONSTITUTE CONSEQUENTIAL DAMAGES AND (B) ANY DAMAGES THAT ARE REASONABLY FORESEEABLE SHALL NOT BE CONSIDERED CONSEQUENTIAL, SPECIAL, INDIRECT OR SPECULATIVE.

p.Disclosures. Any Party may, at its option, include in the Disclosure Schedules items that are not material in order to avoid any misunderstanding, and any such inclusion, or any references to dollar amounts, shall not be deemed to be an acknowledgment or representation that such items are material, to establish any standard of materiality or to define further the meaning of such terms for purposes of this Agreement. In no event shall the inclusion of any matter in the Disclosure Schedules be deemed or interpreted to broaden Seller’s or Purchaser’s representations, warranties, covenants or agreements contained in this Agreement. The mere inclusion of an item in the Disclosure Schedules shall not be deemed an admission by a Party that such item represents a material exception or fact, event, or circumstance.
q.Facsimile Signature; Counterparts. This Agreement may be executed by facsimile signature in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized representative of each Party as of the date first above written.
“Purchaser”
GENERATION BRIDGE ACQUISITION, LLC
a Delaware limited liability company

By:
Title:
“Seller”
NRG ENERGY, INC.,
a Delaware corporation

By:
Title:

Signature Page to Purchase and Sale Agreement

Exhibit A.
ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTERESTS
This ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTERESTS (this “Assignment”), effective as of [●], 2021 (the “Effective Date”), between NRG Energy, Inc., a Delaware corporation (“NRG”), NRG West Coast LLC, a Delaware limited liability company (“NRG West Coast”), and NRG Energy Gas & Wind Holdings Inc., a Delaware corporation (“NRG Gas & Wind”, and together with NRG and NRG West Coast, each an “Assignor”, and, collectively, “Assignors”), and [●], a [●] (“Assignee”).
RECITALS
a.Assignee and NRG entered into that certain Purchase and Sale Agreement, dated as of [●], 2021 (the “Purchase Agreement”), pursuant to which, among other things, NRG has agreed to transfer to Assignee, and to cause NRG West Coast and NRG Gas & Wind to transfer to Assignee, 100% of the membership interests (the “Acquired Interests”) in each of (i) Arthur Kill Power LLC, a Delaware limited liability company (“Arthur Kill”), (ii) Connecticut Jet Power LLC, a Delaware limited liability company (“Connecticut Jet Power”), (iii) Devon Power LLC, a Delaware limited liability company (“Devon”), (iv) Middletown Power LLC, a Delaware limited liability company (“Middletown”), (v) Montville Power LLC, a Delaware limited liability company (“Montville”), (vi) Oswego Harbor Power LLC, a Delaware limited liability company (“Oswego”), (vii) Long Beach Generation LLC, a Delaware limited liability company (“Long Beach”), and (viii)  Mission Del Cielo, LLC, a Delaware limited liability company (“MDC”, and together with Arthur Kill, Connecticut Jet Power, Devon, Middletown, Montville, Oswego, and Long Beach, collectively, the “Acquired Companies”, and each an “Acquired Company”);
b.To effect the sale and purchase of the Acquired Interests, Assignors and Assignee are executing and delivering this Assignment.
NOW THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignors and Assignee hereby act and agree as follows:
AGREEMENTS
i.Definitions. Any capitalized term not otherwise defined herein shall have the meaning ascribed to such term in the Purchase Agreement.
ii.Transfer of Interests. Assignors hereby sell, assign, transfer and deliver unto Assignee (a) all right, title and interest in and to the Acquired Interests and (b) all of Assignors’ rights under the limited liability company operating agreement of each Acquired Company.
iii.Assumption of Assignee. Assignee hereby accepts the sale, assignment, transfer and delivery of the Acquired Interests, and assumes (a) the Acquired Interests and (b) all
1

obligations and liabilities of the Assignors under the limited liability company operating agreement of each Acquired Company.
iv.Withdrawal of Assignors; Admission of Assignees. The parties hereto acknowledge and agree that, as of the Effective Date and simultaneously with the execution of this Assignment by the parties hereto, (a) Assignee is admitted as the sole member of each Acquired Company in accordance with each such Acquired Company’s Constitutive Documents and (b) each Assignor shall withdraw as the member of each applicable Acquired Company. For purposes of the limited liability company operating agreement of each Acquired Company, the withdrawal of the applicable Assignor and the admission of Assignee shall be deemed to have occurred simultaneously.
v.Terms of the Purchase Agreement. This Assignment is delivered pursuant to, and is hereby made subject to, the terms and conditions of the Purchase Agreement. The Parties acknowledge and agree that the representations, warranties, covenants, agreements and indemnities contained in the Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein and in accordance with the terms thereof. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.
vi.Counterparts. This Assignment may be executed in separate counterparts with separate signature pages, all of which when taken together shall constitute one instrument. Delivery by facsimile or other electronic transmission of an executed original or the retransmission of any executed facsimile or other electronic transmission shall be deemed to be the same as delivery of an executed original.
vii.Further Assurances. The parties hereto agree to take all such further actions and execute, acknowledge and deliver all such further documents that are necessary or useful in carrying out the purposes of this Assignment. Without limiting the foregoing, (a) each Assignor agrees to execute, acknowledge and deliver to Assignee all such other additional instruments, notices, and other documents and to do all such other and further acts and things as may be reasonably necessary to more fully and effectively sell, assign, transfer and deliver to Assignee the Acquired Interests and (b) Assignee agrees to execute, acknowledge and deliver to the applicable Assignor all such other additional instruments, notices, and other documents and to do all such other and further acts and things as may be reasonably necessary to more fully and effectively accept and assume the Acquired Interests.
viii.Governing Law. This Assignment shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to any conflict or choice of law provision that would result in the application of another state’s Law.
ix.Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of Assignors and Assignee and their respective successors and permitted assigns.
[signature page follows]
2

3

IN WITNESS WHEREOF, each party has caused this Assignment to be executed on its behalf by its duly authorized officer, as of the day and year first above written.
ASSIGNORS:
NRG Energy, Inc.,
a Delaware corporation
By:
Name:
Title:
NRG Acquisition Holdings Inc.,
a Delaware corporation
By:
Name:
Title:
NRG West Coast LLC,
a Delaware limited liability company
By:
Name:
Title:
4

ASSIGNEE:
[●]
By:
Name:
Title:

5

A.
PURCHASER PARENT LIMITED GUARANTY
[To come]

1

A.-1
AGGREGATE NET WORKING CAPITAL CALCULATION

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1

EXHIBIT C-2
AGGREGATE TARGET NET WORKING CAPITAL AMOUNT

[Remainder of page intentionally left blank]
1

A.
FORM OF OFFICER’S CERTIFICATE OF SELLER
This certificate (this “Certificate”), dated as of [●], 2021, is furnished pursuant to Section 8.06 of the Purchase and Sale Agreement, dated as of [●], 2021 (the “PSA”), between [●], a [●], and NRG Energy, Inc., a Delaware corporation (“NRG”).
I, [●], hereby certify that I am the duly elected or appointed President of NRG, and hereby further certify, solely in my capacity as President of NRG, that:
(a)The Seller Fundamental Representations are true and correct in all respects as of the Closing Date as though such representations and warranties were made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except for de minimis inaccuracies in respect thereof;
(b)The representations made by NRG in Article 3 and Article 4 of the PSA (other than the Seller Fundamental Representations and the representations made by Seller in Section 4.12(d) of the PSA) are true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” or any similar limitation contained therein) as of the Closing Date as though such representations and warranties were made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date) except to the extent that the failure of such representations and warranties to be so true and correct, individually or in the aggregate, would result in a Material Adverse Effect;
(c)The representation made by Seller in Section 4.12(d) of the PSA shall be true and correct in all respects as of the Closing Date as though such representation and warranty was made on and as of the Closing Date; and
(d)NRG has duly performed, satisfied and complied with, in all material respects, all agreements, covenants and obligations of NRG set forth in the PSA and required to be so performed, satisfied or complied with by NRG at or prior to the Closing.
Capitalized terms used but not otherwise defined in this Certificate shall have the respective meanings given to them in the PSA.
[The Remainder of this Page Is Intentionally Left Blank.]

1

IN WITNESS WHEREOF, NRG has caused this Certificate to be executed on its behalf by the undersigned as of the day and year first above written.
NRG ENERGY, INC.,
A DELAWARE CORPORATION
By:
Name:
Title:

2

A.
FORM OF SECRETARY’S CERTIFICATE OF SELLER
This certificate (this “Certificate”), dated as of [●], 2021, is furnished pursuant to Section 8.06 of the Purchase and Sale Agreement, dated as of [●], 2021 (the “PSA”), between [_______________], a Delaware limited liability company, and NRG Energy, Inc., a Delaware corporation (“NRG”).
I, [●], hereby certify that I am the duly elected or appointed Secretary of NRG, and hereby further certify, solely in my capacity as Secretary of NRG, that:
(a)Attached hereto as Exhibit 1 are true, complete and correct copies of the certificates of formation (collectively the “Company Certificates”) of the entities listed on Schedule A hereto (each, an “Acquired Company”, and, collectively, the “Acquired Companies”). As of the date hereof, no amendment or other document relating to or affecting any of the Company Certificates has been filed in the office of the Secretary of State of the State of Delaware and no action has been taken by NRG, the Acquired Companies or its or their respective officers in contemplation of the filing of any amendment or other document in contemplation of the liquidation or dissolution of any Acquired Company;
(b)Attached hereto as Exhibit 2 is a true and correct excerpt of the resolutions duly and validly adopted by NRG with respect to the PSA and all transactions contemplated by the foregoing. All such resolutions are in full force and effect on the date hereof in the form adopted and no other resolutions have been adopted by NRG relating to the PSA;
(c)Attached hereto as Exhibit 3 is a true, complete and correct certificate of good standing for NRG and each Acquired Company, issued by the Secretary of State of the State of Delaware; and
(d)Each of the persons named below is a duly elected or appointed, qualified and acting officer of NRG who holds, immediately prior to consummation of the transactions contemplated by the PSA, the office set opposite such individual’s name, and the signature written opposite the name and title of such officer is such officer’s genuine signature:

Name	Title	Signature
[●]	CEO and President	________________________
[●]	Vice President	________________________
[●]	Secretary	________________________

Capitalized terms used but not otherwise defined in this Certificate shall have the respective meanings given to them in the PSA.
IN WITNESS WHEREOF, I have hereunto subscribed my name as of the day and year first above written.
1

Name:
Title:    Secretary

2

SCHEDULE A
TO SECRETARY CERTIFICATE OF SELLER

3

EXHIBIT 1
TO SECRETARY CERTIFICATE OF SELLER

4

EXHIBIT 2
TO SECRETARY CERTIFICATE OF SELLER

5

EXHIBIT 3
TO SECRETARY CERTIFICATE OF SELLER

6

A.
FORM OF CERTIFICATE OF NON-FOREIGN STATUS
[●], 2021
Section 1445 of the Internal Revenue Code (the “Code”) provides that a transferee (Purchaser) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person. For U.S. tax purposes (including section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform [●] that withholding of tax is not required upon the disposition of a U.S. real property interest by NRG Energy, Inc. (“NRG”), the undersigned hereby certifies:
1.NRG is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and Treasury Regulations promulgated thereunder);
2.NRG is not a disregarded entity as defined in Treasury Regulation § 1.1445-2(b)(2)(iii);
3.NRG’S U.S. employer identification number is 41-1724239; and
4.NRG office address is:
804 Carnegie Center
Princeton, NJ 08540
NRG understands that this certification may be disclosed to the Internal Revenue Service by [●] and that any false statement contained herein could be punished by fine, imprisonment, or both.
Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of NRG.
[The Remainder of this Page Is Intentionally Left Blank.]

1

IN WITNESS WHEREOF, as of the day and year first above written.
NRG ENERGY, INC.,
By:
Name:
Title:

2

A.
FORM OF OFFICER’S CERTIFICATE OF PURCHASER
This certificate (this “Certificate”), dated as of [●], 2021, is furnished pursuant to Section 9.05(a) of the Purchase and Sale Agreement, dated as of [●], 2021 (the “PSA”), between Generation Bridge Acquisition, LLC, a Delaware limited liability company (“Purchaser”), and NRG Energy, Inc., a Delaware corporation.
I, [●], hereby certify that I am the duly elected or appointed [President] of Purchaser, and hereby further certify, solely in my capacity as [President] of Purchaser, that:
(a)The Purchaser Fundamental Representations are true and correct in all respects as of the Closing Date as though such representations and warranties were made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except for de minimis inaccuracies in respect thereof.
(b)The representations and warranties made by Purchaser in Article 5 of the PSA (other than the Purchaser Fundamental Representations) are true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” or any similar limitation contained therein) as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except to the extent that the failure of such representations and warranties to be so true and correct, individually or in the aggregate, would be materially adverse to Purchaser’s ability to timely perform its obligations under the PSA or to timely consummate the transactions contemplated thereby.
(c)Purchaser has duly performed, satisfied and complied with, in all material respects, all agreements, covenants and obligations of Purchaser set forth in the PSA and required to be so performed, satisfied or complied with by Purchaser at or prior to the Closing.
Capitalized terms used but not otherwise defined in this Certificate shall have the respective meanings given to them in the PSA.
[The Remainder of this Page Is Intentionally Left Blank.]

1

IN WITNESS WHEREOF, [●] has caused this Certificate to be executed on its behalf by the undersigned as of the day and year first above written.
[___________________________]
By:
Name:
Title:

2

A.
SECRETARY’S CERTIFICATE OF PURCHASER
This certificate (this “Certificate”), dated [●], 2021, is furnished pursuant to Section 9.05(b) of the Purchase and Sale Agreement, dated as of [●], 2021 (the “PSA”), between Generation Bridge Acquisition, LLC, a Delaware limited liability company (“Purchaser”), and NRG Energy Inc., a Delaware corporation.
I, [●], hereby certify that I am the duly elected or appointed Secretary of Purchaser, and hereby further certify, solely in my capacity as Secretary of Purchaser, that:
(a)Attached hereto as Exhibit 1 is a true, complete and correct copy of the certificate of formation of Purchaser (the “Purchaser’s Certificate”). As of the date hereof, no amendment or other document relating to or affecting Purchaser’s Certificate has been filed in the office of the Secretary of State of the State of Delaware, and no action has been taken by Purchaser or its officers in contemplation of the filing of any amendment or other document in contemplation of the liquidation or dissolution of Purchaser;
(b)Attached hereto as Exhibit 2 is a true and correct excerpt of the resolutions duly and validly adopted by Purchaser with respect to the PSA and all transactions contemplated by the foregoing. All such resolutions are in full force and effect on the date hereof in the form in which adopted and no other resolutions have been adopted by Purchaser relating to the PSA;
(c)Attached hereto as Exhibit 3 is a true, complete and correct certificate of good standing for Purchaser, issued by the Secretary of the State of the State of Delaware; and
(d)Each of the persons named below is a duly elected or appointed, qualified and acting officer of Purchaser who holds, immediately prior to consummation of the transactions contemplated by the PSA, the office set opposite such individual’s name, and the signature written opposite the name and title of such officer is such officer’s genuine signature:

Name	Title	Signature
[●]	CEO and President	________________________
[●]	Vice President	________________________
[●]	Secretary	________________________

Capitalized terms used but not otherwise defined in this Certificate shall have the respective meanings given to them in the PSA.
IN WITNESS WHEREOF, I have hereunto subscribed my name as of the day and year first above written.

1

Name:
Title:    Secretary

2

EXHIBIT 1
TO SECRETARY CERTIFICATE OF PURCHASER

3

EXHIBIT 2
TO SECRETARY CERTIFICATE OF PURCHASER

4

EXHIBIT 3
TO SECRETARY CERTIFICATE OF PURCHASER

5

A.
FORM OF PURCHASER PARENT LIMITED GUARANTY
[To come]

1

A.
[FORM OF TOLLING AGREEMENT]

A.
[RESERVED]

A.
PURCHASER PENSION PLAN OFFSET CALCULATION PRINCIPLES
This Exhibit L provides an overview of how the pension plans between the Purchaser and Seller will coordinate in the future, including simple examples. Our understanding is that no past service pension liabilities are being transferred over to the Purchaser. Therefore, pension benefits accrued through the Closing Date will be the Seller’s responsibility and pension benefits earned after the Closing Date will be the Purchaser’s responsibility.

Accrued Benefit Payable at Normal Retirement Date
The Accrued Benefit from the Purchaser Pension Plans, payable at Normal Retirement Date will be determined by calculating an “All Service” benefit, and subtracting the Accrued Benefit earned under the Seller Pension Plan as of the Closing Date payable at Normal Retirement Date (including all prior plan offsets).
For purposes of the All Service benefit, service will include all service earned under the Seller Pension Plan as of the Closing Date, plus any service earned at the Purchaser post-Closing.
The benefit earned at the Seller will be frozen based on earnings and service at the Closing Date.

Benefit Payable at Commencement
Upon commencement of benefits, the amount payable from the Purchase Pension Plan will be determined as follows:
1. If the participant has met the Seller age/service requirement as of the Closing Date:
(All Service Accrued Benefit x Purchaser Reduction) – (Seller Accrued Benefit x Seller Reduction)
Both the Purchaser’s reduction factor and Seller’s reduction factor will be based on age/service as of termination from the Purchaser, but the Seller factors will be based on the age/service eligibility as of the Closing Date. This means a participant may have a vested termination reduction under the Seller portion, but a subsidized Early Retirement or unreduced factor under the All Service portion. Existing prior plan offsets under the Seller Plan will be adjusted for early commencement in the same way that the Seller Plan is currently adjusting them, meaning the Seller Reduction may be different for prior plan offsets.

In no event shall the benefit payable from the Purchaser plan be greater than the difference between (A) benefit that would have been payable from the Seller plan reduced for early commencement if employee continued employment and continued to accrue pension under the Seller plan until subsequent termination of employment, and (B) the benefit payable from the Seller plan as of the closing date reduced for early commencement.

2. If a participant has not met the age/service requirement as of the Closing Date that would allow any early commencement of the Seller benefit at the date the Purchaser benefit commences, the amount payable under the Purchaser’s plan will be determined as:
(All Service Accrued Benefit – Seller Accrued Benefit) x Purchaser Reduction

Examples

Basic Plan Examples
Example 1 – [**************************************************************]
[**********]                    [**]
[************]                [**]
[***********************]        [*****]
[*************************]        [**]
[***************************]        [**]
[********]                    [**]
[***********************]        [***]
[******************]            [****]

Purchaser Benefit at BCD:
[******************************]

Example 2 – [******************************************************************]
[**********]                    [**]
[************]                [**]
[***********************]        [****************************************]
[************************]        [**]
[*************************]        [**]
[********]                    [**]
[************************]        [**]
[*******************]            [**]
[******************]            [*****]

Purchaser Benefit at BCD:
(A)[********************************************************************************************************]
(B)[**********************************************************************]
(C)[*******************************************************]

Example 3 – [**************************************]
[**********]                    [**]
[*************]                [**]
[***********************]        [*****]
[***********************]        [**]
[*************************]        [**]
[************************]        [**]
[************************]        [**]
[**********************]            [****]

Purchaser Benefit at BCD:
[************************]

A.-1
OIL INVENTORY VALUE METHODOLOGY

Plant / Oil Type	Total Inventory (gals)	Closing Date Market Price ($/gal)	Market Inventory Value	Platts Index to be used for Market Price
CT Remote Jets Total
Branford CT - ULSK				AAVT100
Cos Cob CT's - ULSK				AAVT100
Franklin CT - ULSK				AAVT100
Torrington CT - ULSK				AAVT100
Devon Station Total - Kero
Devon Unit 10 CT - ULSK				AAVT100
Devon Unit 11-14 CT's - ULSK				AAVT100
Middletown
Middletown Unit 10 CT - ULSK				AAVT100
Middletown Aux Boilers - ULSK				AAVT100
Middletown Unit 2,3,4 - No.6 Resid, .3%				PUAAE00
Montville Station
Montville Unit 10,11 - ULSD				AATGX00
Montville Unit 5,6 - No.6 Resid, .3%				PUAAE00
Oswego Station
Oswego Unit 5,6 - Blend of No.6 Resid, .3% and No. 6 Resid, .7%				The average of PUAAE00 and PUAAH0
Total
Total Inventory (gals)*Market Price=Market Inventory Value
Note: Oil-in-transit volumes to be included in inventory to the extent such purchases have paid for Seller and the related payables are excluded from NWC.
M-1-1

EXHIBIT M-2
AGGREGATE OIL INVENTORY VALUE (REFERENCE DATE)

Plant / Oil Type	Total Inventory (gals)	12/31 Market Price ($/gal)	Market Inventory Value	Platts Index to be used for Market Price
CT Remote Jets Total
Branford CT - ULSK	[******]	[******]	[******]	AAVT100
Cos Cob CT's - ULSK	[******]	[******]	[******]	AAVT100
Franklin CT - ULSK	[******]	[******]	[******]	AAVT100
Torrington CT - ULSK	[******]	[******]	[******]	AAVT100
Devon Station Total - Kero
Devon Unit 10 CT - ULSK	[******]	[******]	[******]	AAVT100
Devon Unit 11-14 CT's - ULSK	[******]	[******]	[******]	AAVT100
Middletown
Middletown Unit 10 CT - ULSK	[******]	[******]	[******]	AAVT100
Middletown Aux Boilers - ULSK	[******]	[******]	[******]	AAVT100
Middletown Unit 2,3,4 - No.6 Resid, .3%	[******]	[******]	[******]	PUAAE00
Montville Station
Montville Unit 10,11 - ULSD	[******]	[******]	[******]	AATGX00
Montville Unit 5,6 - No.6 Resid, .3%	[******]	[******]	[******]	PUAAE00
Oswego Station
Oswego Unit 5,6 - Blend of No.6 Resid, .3% and No. 6 Resid, .7%	[******]	[******]	[******]	The average of PUAAE00 and PUAAH0
Total			[******]

Note: Oil-in-transit volumes to be included in inventory to the extent such purchases have paid for Seller and the related payables are excluded from NWC.
M-2-1